Exhibit 99.B(p)(13)

Rothschild & Co Asset Management US Inc. Compliance Manual and Code of Ethics November 2019 Strictly Private and Confidential

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Rothschild & Co Asset Management US Inc.
November 2019

Contents

1. Administration and Review of the Compliance Program 5
2. Code of Ethics and Insider Trading Policies 9
3. Policies and Procedures Regarding Outside Business Activities & Financial Interests 24
4. Gifts and Business Entertainment 26
5. Policies and Procedures against Pay-to-Play Practices 30
6. Conflicts of Interest Policies and Procedures 35
7. Portfolio Management Policies and Procedures 39
8. Best Execution Policies and Procedures 43
9. Policies and Procedures on Trade Order, Aggregation and Allocation 50
10. Soft Dollars Policies and Procedures 54
11. Trade Errors Policies and Procedures 58
12. Proxy Voting Policies and Procedures 61
13. Valuation Policies and Procedures 66
14. Policies and Procedures for the Safeguarding of Client Assets 69
15. Know Your Customer and Anti-Money Laundering Policies and Procedures 74
16. Marketing Materials and Advertising Policies and Procedures 79
17. Policies and Procedures Regarding Rule 506 of Regulation D of the Securities Act of 1933 87
18. Client Complaints 89
19. Policies and Procedures on Investment Advisory Agreements 90
20. Policies and Procedures on Investment Advisory Fees and Expenses 92
21. Investment Company Act Portfolio Limitations (U.S. Mutual Funds) 95
22. U.S. Mutual Fund Affiliated Transactions Procedures 98
23. U.S. Mutual Fund Liquidity Determination Procedures 103
24. Policy on Disclosure of U.S. Mutual Fund Portfolio Holdings 108
25. Policies and Procedures with respect to ERISA Accounts 110
26. Disclosure Documents and Filings 112
27. Information Barriers Policies and Procedures 118
28. Privacy and Information Security Policies and Procedures 120
29. Cybersecurity Policies and Procedures 128
30. Inquiries, Requests, Subpoenas and Service of Process 132

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Rothschild & Co Asset Management US Inc. November 2019 31. Policies and Procedures on Email, Instant Messaging and Social Media 32. Business Continuity Plan 33. Vendor Oversight Policies and Procedures 34. Books and Records Policies and Procedures 35. Whistleblower Policies and Procedures 134 136 141 143 150 4

Rothschild & Co Asset Management US Inc. November 2019 1. Administration and Review of the Compliance Program 1.1 Introduction and Administration of the Compliance Manual Rothschild & Co Asset Management US Inc. (the “Firm”) is an investment adviser with its principal offices at 1251 Avenue of the Americas, New York, New York 10020. The Firm is a corporation organized under the laws of the State of New York. The Firm is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Firm’s Chief Compliance Officer is identified in Annex A to this Compliance Manual and Code of Ethics (the “Manual”). The Manual is designed to assist the Firm and its employees (“Employees”) in preventing violations of the Advisers Act and the rules promulgated thereunder as well as other laws and regulations applicable to the Firm. The Manual sets forth policies and procedures relating to various aspects of the Firm’s business and is designed to meet the requirements of Rule 206(4)-7 under the Advisers Act. Although each section of the Manual addresses a different compliance issue, procedures relating to certain issues may be found in more than one section. Section 206 of the Advisers Act, otherwise known as the Anti-Fraud provision, makes it unlawful for any investment adviser, by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly, (i) to employ any device, scheme, or artifice to defraud any client or prospective client; (ii) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; (iii) acting as a principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction; or (iv) to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative. The SEC has adopted a number of rules that identify specific conduct and activities that would constitute a violation of Section 206. The Firm has an obligation to make full and adequate disclosure to clients regarding potential and actual conflicts of interest and to keep current all disclosure and marketing materials provided to the Firm’s clients or investors in private investment funds. In addition, Rule 206(4)-8 of the Advisers Act prohibits the Firm from making false or misleading statements or engaging any fraudulent, deceptive or manipulative conduct with respect to investors and prospective investors. The Firm is a fiduciary and therefore must serve the interests of its advisory clients. The Firm must adhere to the highest standard of care and diligence in conducting its business activities as is required by law, and must be particularly sensitive to situations in which the interests of its advisory clients may be directly or indirectly in conflict with those of the Firm. Compliance obligations are a priority of the Firm and its Employees. The failure of an Employee to comply with these procedures may expose the Firm and such individual to significant consequences, including disciplinary measures, termination of employment with the Firm, potential monetary sanctions and criminal and civil penalties. It is the responsibility of every Employee of the Firm to read, understand and fully comply with the Manual. Every Employee must acknowledge receipt of the Manual upon each revision. The Manual will be revised from time to time by the Chief Compliance Officer, with the approval of the Firm’s 5

Rothschild & Co Asset Management US Inc. November 2019 Business Management Committee. All Employees are encouraged to ask questions and provide comments on the Manual. 1.2 Risks In developing these policies and procedures, the Firm considered numerous risks associated with the maintenance and review of its compliance program. This analysis includes risks such as: The Advisers Act or the rules thereunder impose obligations on Firm that are not reflected in the Firm’s written policies and procedures; Firm’s policies and procedures are not tailored to reflect the Firm’s operations or compliance risks; Firm fails to conduct an annual review of its compliance program; Firm conducts an annual review of its written policies and procedures, but does not evaluate the implementation of those policies or procedures; and Firm’s CCO lacks the knowledge or authority to effectively administer the Firm’s compliance program. Firm has established policies and procedures to mitigate these risks. 1.3 The Code of Ethics and Compliance Manual The Firm has adopted this Manual, which includes the Code of Ethics, in order to reflect the Firm’s obligations under the Federal Securities Laws, including the Advisers Act and associated rules. The CCO is responsible for maintaining the Manual; Employees/Supervised Persons should notify the CCO immediately if the Manual does not address a material compliance risk or is inconsistent with the Firm’s practices. Employees are prohibited from modifying the Manual without the CCO’s written approval. 1.4 Review of Compliance Policies and Procedures The Firm will review this Manual and all related policies and procedures at least annually (the “Annual Review”) and upon the occurrence of: (i) any significant compliance event; (ii) any meaningful change in the Firm's business arrangements; or (iii) any applicable regulatory developments. The purpose of the annual review will be to evaluate the adequacy of these policies and procedures and the effectiveness of their implementation. The Compliance Department will distribute all the Firm’s policies to each employee at the commencement of his or her employment and annually thereafter, and require that all employees acknowledge that they have read and understand the Firm’s policies and procedures. 1.5 Electronic Reporting The Firm has implemented an electronic reporting system to centralize and automate many Employee reporting obligations. Employees are expected to use the system to: 6

Rothschild & Co Asset Management US Inc. November 2019 Acknowledge receipt, understanding, and compliance with compliance policies and procedures, including the Code of Ethics; Pre-clear personal trades; Periodically report personal trades and holdings; Pre-clear and report gifts and entertainment; Pre-clear and report political contributions; Pre-clear and report outside business activities. Any questions about how to use the system should be directed to the Compliance Department. 1.6 Annual Compliance Reviews The Firm performs a comprehensive annual review of its compliance program. This review incorporates any compliance matters that arose during the preceding year, any substantive changes in the Firm’s business activities, and any applicable regulatory developments. During each annual review, the CCO, with the assistance of an outside compliance consultant, evaluates, and tests the implementation of, the Firm’s written policies and procedures. Following each review, the outside compliance consultant prepares a written report that identifies any substantive findings. 1.7 Ongoing Monitoring and Forensic Testing The Firm’s CCO, with the assistance of other members of the Firm’s senior management, will monitor and periodically test Employees’ compliance with the Firm’s policies and procedures. In addition to monitoring of individual transactions and other activities, the Compliance Department and other managers periodically analyze the Firm’s books and records to detect patterns that may be indicative of compliance breaches. The Firm’s outside compliance consultant also conducts forensic testing during the annual compliance review. These forensic tests seek to identify patterns showing potentially abusive activity. Examples of forensic tests include: Reviewing trades in a client’s account over an extended period to determine whether that client’s account was being managed in accordance with its stated objectives and restrictions; Comparing an Employee’s personal securities transactions against clients’ trades during a period of time in order to detect potential front-running; and Using software to perform key-word searches of Employees / Supervised Persons’ emails or instant messages. This Manual does not describe all of the Firm’s forensic testing activities in order to preserve the effectiveness of such testing. Members of the Firm’s senior management must consult with the CCO prior to discussing the Firm’s forensic testing practices with other Employees. 7

Rothschild & Co Asset Management US Inc. November 2019 1.8 Training The Firm’s Compliance Department will review applicable compliance policies and procedures with all new Employees. The Compliance Department will also conduct compliance training with Employees, either individually or in groups, as necessary and at least annually. 1.9 The CCO The CCO reports directly to the Board of Directors of the Firm and to the General Counsel of Rothschild & Co North America Inc. (“R&CoNA”), and has full authority to implement the Firm’s compliance program. Employees should notify the CCO immediately if the Firm appears to have failed to identify or appropriately address any compliance issue. Identification of the Firm’s CCO: 8 NameStart Date Dina ClementsOctober 8, 2015

Rothschild & Co Asset Management US Inc. November 2019 2. Code of Ethics and Insider Trading Policies 2.1 Statement of the Firm’s Code of Conduct High ethical standards are essential for the success of the Firm and to maintain the confidence of the Firm’s clients. The Firm’s long-term business interests are best served by adherence to the principle that the interests of the Firm’s clients come first. The Firm has a fiduciary duty to its clients to act solely for their benefit. All employees (“Employees”), officers and directors of the Firm, must put the interests of the Firm’s clients before their own personal interests and must act honestly and fairly in all respects. All Employees must also comply with all federal securities laws. In recognition of the Firm’s fiduciary duty to its clients and the Firm’s desire to maintain the highest level of ethical standards, the Firm has adopted this Code of Ethics (the “Code”), in accordance with Rule 204A-1 of the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940 (the “Investment Company Act”). This Code is not intended to provide a complete description of the legal and ethical obligations of the Firm or its Employees and cannot be relied upon as such. In situations where the proper course of conduct is not clear, or whenever there is a question as to the propriety of a particular course of conduct or the interpretation of the Firm’s policies and procedures, the Compliance Department, along with members of the Firm’s senior management, as appropriate, should be consulted. The Firm has assigned primary responsibility for the administration, oversight and enforcement of this Code to the Chief Compliance Officer. The Business Management Committee will assist with the enforcement of the Code, as needed. The Firm uses Compliance Science, a third party web-based compliance platform to administer the forms, certifications and pre-clearance items under the Code. It is the responsibility of every Access Person (as defined below) to act in furtherance of this Code. Failure of an Access Person to comply with this Code may result in criminal and civil penalties as well as disciplinary action up to and including disgorgement of profits and termination of employment. 2.2 Risks In developing these policies and procedures, the Firm considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as: Employees do not understand the fiduciary duty that they, and the Firm, owe to clients; Employees and/or the Firm fail to identify and comply with all applicable Federal Securities Laws; Employees do not report personal securities transactions; Employees trade personal accounts ahead of client accounts; Violations of the Federal Securities Laws, the Code of Ethics, or the policies and procedures set forth in this Compliance Manual, are not reported to the CCO and/or appropriate supervisory personnel; The Firm does not provide its Code of Ethics and any amendments to all Employees; and The Firm does not retain Employees’ written acknowledgements that they received the Code of Ethics and any amendments. 9

Rothschild & Co Asset Management US Inc. November 2019 The Firm has established policies and procedures to mitigate these risks. 2.3 Definitions “Access Person” means all employees and officers of the Firm, and any directors of the Firm or employees of the Firm’s affiliates who are subject to the supervision and control of the Firm who either (a) have access to nonpublic information regarding any clients’ purchase or sale of securities, or portfolio holdings or (b) are involved in providing investment advisory services to clients, and any other person determined by the Firm’s Compliance Department to be an Access Person. “Beneficial Ownership” includes any ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee. “Covered Security” includes: any stock, bond, future, investment contract or any other instrument that is considered a “security” under the Advisers Act; and any derivative, commodities, options or forward contracts relating to a Covered Security. Virtual currency or cryptocurrency coins: Any Employee who purchases or sells virtual currency or cryptocurrency coins or tokens that are being offered, or previously were offered, as part of an initial coin offering (“ICO”), should consult with the CCO as to whether such coins or tokens would be considered Covered Securities for purposes of this policy. If the CCO determines, based on the structure of the ICO and relevant SEC guidance, that such coins or tokens should be considered securities, the coins or tokens will be considered Covered Securities for purposes of this policy. For the avoidance of doubt, virtual currency or cryptocurrency coins or tokens that were created outside the context of an ICO are not deemed Covered Securities under this policy. “Reportable Funds” means any open-end mutual funds and ETFs advised or sub-advised by the Firm or open-end mutual funds and ETFs whose adviser, sub-adviser or principal underwriter controls, is controlled by or is under common control with the Firm. Covered Security specifically does not include: shares of open-end mutual funds, other than Reportable Funds; shares of “exchange traded funds” (ETFs), whether organized as open-end mutual funds or unit investment trusts that are invested exclusively in one or more open-end funds; registered closed-end funds; direct obligations of the federal, state and local government of the United States; shares issued by money market funds (domiciled inside or outside the United States); 10

Rothschild & Co Asset Management US Inc. November 2019 bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements; shares of foreign unit trusts and foreign mutual funds; “Immediate Family Members” means any of the following family members who live in an Access Person’s household: adult children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, persons with whom the employee has an adoptive or “in-law” relationship. “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) or Section 4(5) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act. “Personal Account” means any account that may hold Covered Securities: in which an Access Person has any Beneficial Ownership; maintained by or for an Access Person’s spouse (other than a legally separated or divorced spouse) or minor children; maintained by or for any Immediate Family Members; maintained by or for any persons to whom the Access Person provides primary financial support, and either (a) whose financial affairs the Access Person controls, or (b) for whom the Access Person provides discretionary advisory services; maintained by or for any partnership, corporation, company or other entity in which an Access Person has a 25% or greater beneficial interest, or in which the Access Person exercises effective control; and 401(k) accounts, 529 college savings accounts and variable life insurance accounts. 2.4 Persons Subject to the Code All Access Persons are subject to the Code. At the current time, certain employees of affiliate Rothschild & Co’s Legal, Finance, and IT departments who have access to the Firm’s proprietary information are treated as Access Persons for purposes of the Code. The Compliance Department will periodically review the level of access to the Firm’s proprietary information by employees of Rothschild & Co and other affiliates of the Firm to determine whether any additional employees should be treated as Access Persons. 2.5 Regulatory Environment and Standards of Conduct In conducting the Firm’s business, the Firm and its Employees must comply at all times with the provisions of Rule 204A-1 under the Advisers Act, Rule 17j-1 under the Investment Company Act, as well as applicable provisions and rules under the laws of the various states and other jurisdictions where the Firm does business or has clients. In addition, when managing accounts of employee benefit plans subject to ERISA and individual retirement accounts, the Firm must comply with all applicable provisions of ERISA, the Internal Revenue Code of 1986, and applicable rules thereunder. In addition to the specific regulatory requirements that apply to the Firm’s business as an investment adviser, the Firm and its Access Persons are subject to the broad anti-fraud provisions of the federal securities laws. Under these provisions, the Firm and its Access Persons are prohibited from 11

Rothschild & Co Asset Management US Inc. November 2019 engaging in the following, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client or the Mutual Funds: employing any device, scheme or artifice to defraud a client or prospective client; making any untrue statement of a material fact to a client or omitting to state a material fact necessary to make the statement made to a client, in light of the circumstances under which they are made, not misleading; engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client or prospective client; or engaging in any practice or course of business which is fraudulent, deceptive or manipulative with respect to a client. To the extent applicable, the Firm has adopted and abides by the CFA Institute’s Code of Ethics & Standards of Professional Conduct (the “CFA Code of Ethics”). The CFA Code of Ethics is attached to this Compliance Manual as Appendix A. The Firm has adopted the following standards of conduct when dealing with clients and prospective clients: No client may be favored over another. All clients must be treated fairly and equitably. No Access Person may guarantee a client against losses with respect to any securities transactions or investment strategies. No guarantee may be made that a specific level of performance will be achieved or exceeded. Any mention of past performance must include a statement that it does not necessarily indicate future results. Client testimonials are not permitted. No Access Person may give or offer any legal or tax advice to any client regardless of whether the Access Person offering such advice is qualified to do so. All requests for such advice should be referred to the Chief Compliance Officer. No Access Person may borrow funds or securities from, or lend funds or securities to, any client of the Firm without the written approval of the Chief Compliance Officer. No Access Person may act as custodian of securities, money, or other funds or property of a client or act or serve as a trustee of a client. 2.6 Reporting Requirements for Access Persons Initial Holdings Report: Access Persons shall submit via Compliance Science a report of all personal security holdings, no later than 10 days after the person becomes an Access Person. The information in the report must be current as of a date no more than 45 days prior to the date the person became an Access Person. The report must contain the following information, subject to any exceptions of Rule 204A-1 under the Advisers Act (e.g., holdings in any accounts over which the Access Person has no direct or indirect influence of control): The title, number of shares and principal amount of each Covered Security, including shares of a Reportable Fund, in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and 12

Rothschild & Co Asset Management US Inc. November 2019 The date that the report is submitted by the Access Person. Quarterly Transaction Reports: Access Persons shall submit via Compliance Science a report, no later than 30 days after the end of a calendar quarter, which contains the following information, subject to any exceptions of Rule 204A-1 under the Advisers Act: Transactions: Access Persons shall report the following information concerning any transaction during the quarter in any Covered Security, including shares of a Reportable Fund, in which the Access Person had any direct or indirect beneficial ownership, subject to any exceptions of Rule 204A-1 under the Advisers Act: The date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved; The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); The price of the security at which the transaction was affected; The name of the broker, dealer or bank with or through which the transaction was affected; and The date the report is submitted by the Access Person. Pursuant to the Firm’s Personal Trading Policies and Procedures, Access Persons are generally prohibited from trading Covered Securities, other than Reportable Funds, in Personal Accounts. Accounts: Access Persons shall report the following information concerning any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person: The name of the broker, dealer or bank with whom the Access person established the account; The date the account was established; and The date that the report is submitted by the Access Person. Annual Holdings Reports: Access Persons shall submit via Compliance Science a report of all personal security holdings within 30 days after the end of each calendar year, subject to any exceptions of Rule 204A-1 under the Advisers Act. The information in the report must be current as of a date no more than 30 days prior to the date the report is submitted. The report must contain the following information: The title, number of shares and principal amount of each Covered Security, including shares of a Reportable Fund, in which the Access Person had any direct or indirect beneficial ownership; The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and The date that the report is submitted by the Access Person. Exceptions from Reporting Requirements: There are limited exceptions from certain reporting requirements. Specifically, an Access Person is not required to submit: Quarterly reports for any transactions effected pursuant to an Automatic Investment Plan; or Any reports with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control, such as an account managed by an investment adviser on a discretionary basis. 13

Rothschild & Co Asset Management US Inc. November 2019 Any investment plans or accounts that may be eligible for either of these exceptions should be brought to the attention of the CCO or a designee who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception. In making this determination, the CCO may ask for supporting documentation, such as a copy of the Automatic Investment Plan, a copy of the discretionary account management agreement and/or a written certification from an unaffiliated investment adviser. On a sample basis, the CCO may request reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to the Firm's Code, absent reliance on the reporting exception. 2.7 Written Reporting to the Board of Trustees The Firm will furnish the Board of Trustees (the “Board”) of each Reportable Fund with a written report, on an annual basis or more frequently if required by the Board, which: Describes any issues arising under this Code or its procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations. Certifies that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. 2.8 Personal Trading Policies and Procedures As part of its Code of Ethics, the Firm has adopted these Personal Trading policies and procedures to restrict the personal trading activities of its Access Persons. It is the responsibility of every Access Person to read, retain and act in furtherance of these policies and procedures. Access Persons should direct any questions regarding these policies and procedures to the Chief Compliance Officer. Any capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Code of Ethics. Any violation of these policies and procedures or the spirit of these policies and procedures may subject such Access Person to disciplinary action up to and including disgorgement of profits and termination of employment. Any Access Person who executes a transaction that is prohibited by these policies and procedures may be required to break the transaction regardless of whether such Access Person would suffer an economic loss as a consequence. The Firm may also impose a fine on the Access Person that is, at the Firm’s absolute discretion, commensurate with the severity of the offense. General Prohibition on Personal Trading of Covered Securities Except as otherwise provided herein, Access Persons are prohibited from buying, selling, selling short or otherwise trading in Covered Securities in their Personal Accounts. An exception to this prohibition may be made, on a case by case basis, by the Chief Compliance Officer with the approval of the Business Management Committee for a trade (including a buy trade) by an Access Person who does not have day-to-day access to nonpublic information regarding clients’ purchase or sale of securities or portfolio holdings and is not involved in providing investment advisory services (such as the General Counsel of R&CoNA). Such trade exception, if granted, shall be subject to pre-clearance requirement as described in the section below. 14

Rothschild & Co Asset Management US Inc. November 2019 The Compliance Department will review quarterly account statements to confirm that Access Persons have not traded any Covered Securities in Personal Accounts in violation of this policy. Access Persons are required to confirm that they have not traded in Covered Securities in their Quarterly Transactions Report. Pre-Clearance to Sell Covered Securities Notwithstanding the Firm’s general prohibition on personal trading of Covered Securities, any Access Person may sell Covered Securities by obtaining; (i) pre-clearance from the General Counsel of R&CoNA; (ii) pre-clearance by the Compliance Department; and (iii) pre-clearance by the Trading Desk. Generally, the pre-clearance request should apply to the Access Person’s entire position in the Covered Security. If the pre-clearance request is submitted by the Chief Compliance Officer or the General Counsel of R&CoNA, the Firm’s Chief Operating Officer will substitute as an approver on their behalf. Any such pre-clearance will be documented by the Compliance Department. Any requests to sell Covered Securities will be subject to pre-clearance by the Compliance Department and Trading Desk. In submitting a pre-clearance request, the Access Person must certify that he or she is not trading on the basis of material non-public information or information regarding client portfolios or trading (a practice commonly referred to as “front running”). Requests to sell Covered Securities must be made electronically via Compliance Science. The Trading Desk and the Compliance Department will pre-clear a request to sell a Covered Security if (i) the Firm has not made a decision trade in the security on the same day or within the past 10 trading days and the security is not being considered by the Firm for a future decision trade, and (ii) the security does not present a conflict with the Sensitive List. Any pre-clearance granted herein will remain in effect only through the end of the trading day in which pre-clearance is given. Trading in Reportable Funds is not subject to pre-clearance requirement, but is subject to reporting and review by the Compliance Department. Quarterly Overlap Report In order to detect personal trading activity that may be detrimental to client trading, the Compliance Department will generate and review a quarterly overlap report between client accounts trading and personal accounts trading. Additional Limitations on Personal Trading Access Persons may not trade on the basis of nonpublic information with respect to client portfolios and trading activities or engaged in trading practices referred to as “front running,” including the portfolios and trading activities of Reportable Funds; Consistent with the Firm’s Policies and Procedures against Insider Trading, Access Persons may not trade while in possession of or after exposure to material, nonpublic information relating to the subject of the trade; and Trading in Personal Accounts should not interfere with the fulfillment of the Access Person’s business responsibilities and duties to the Firm’s client. Pre-Approval of Privately-Placed Securities (Hedge Funds and other Private Funds) Since brokerage statements and confirmations generally do not include privately-placed securities, any privately-placed securities, including investments - whether initial or add-on investments - in 15

Rothschild & Co Asset Management US Inc. November 2019 hedge funds, private equity funds and other private funds, or derivatives purchased or sold by an Access Person, must be pre-cleared on Compliance Science by both the General Counsel of R&CoNA and the Chief Compliance Officer. Recordkeeping The Firm maintains records in the manner and to the extent detailed below at its principal place of business. These records are available to the Securities and Exchange Commission (the “Commission”) or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination: A copy of each Code of Ethics for the Firm that is in effect, or at any time within the past six years was in effect, will be maintained in an easily accessible place; A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, will be maintained in an easily accessible place for at least six years after the end of the fiscal year in which the violation occurred; A copy of each report made by an Access Person as required by this Code, including any information provided in lieu of the reports, must be maintained for at least six years after the end of the fiscal year in which the reports was made or the information was provided, the first two years in an easily accessible place; A record of all persons, currently or within the past six years, who are or were required to make reports under the Code of Ethics, or who are or were responsible for reviewing the reports, will be maintained in an easily accessible place; A copy of each annual written report to the Board of Trustees, as required by this Code, will be maintained for at least six years after the end of the fiscal year in which it was made, and the first two years in an easily accessible place; and A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of Initial Public Offerings (“IPOs”) and Limited Offerings. Oversight of the Code Acknowledgment: The Compliance Department will annually distribute a copy of the Code to all Access Persons. The Compliance Department will also distribute promptly all amendments to the Code. All Access Persons are required annually to sign and acknowledge their receipt of the Code. New Access Persons are required to sign and acknowledge their receipt of the Code upon their becoming an Access Person. Notifying Access Persons of Reporting Requirements: The Compliance Department will identify all Access Persons who are required to make reports under this Code and notify Access Persons of their reporting obligations. Reviewing Reports: The Compliance Department will review all reports submitted by Access Persons pursuant to this Code. Authority to Exempt Transactions: The Chief Compliance Officer has the authority to exempt an Access Person from the provisions of this Code if the Chief Compliance Officer independently, or in consultation with members of the Firm’s senior management, determines that such exemption would not be against any interests of any of the Firm’s clients and in accordance with applicable law. The 16

Rothschild & Co Asset Management US Inc. November 2019 Chief Compliance Officer will document any exemptions granted, describing the circumstances and reasons for the exemption. Reporting Breaches of the Code: Any Access Person who becomes aware of information relating to any violation of this Code, any illegal or unethical behavior by the Firm or its Access Persons or has any doubt as to the propriety of any activity, must immediately report the matter to the Chief Compliance Officer. Sanctions: Upon determining that a violation of this Code has occurred, members of the Firm’s senior management, in consultation with the Chief Compliance Officer, may impose such sanctions or remedial action as they deem appropriate or to the extent required by law. These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment, regulatory disciplinary actions, and criminal or civil penalties. ADV Disclosure: The Chief Compliance Officer will ensure that the Firm’s Form ADV describes the Code and its associated policies and procedures. 2.9 2.9.1 Insider Trading Policies and Procedures Risks In developing these policies and procedures, the Firm considered the material risks associated with insider trading. This analysis includes risks such as: Employees place trades in personal and/or client accounts based on Material Nonpublic Information (as defined below); Employees pass Material Nonpublic Information on to others; Employees are not aware of what constitutes Material Nonpublic Information; The Firm has established policies and procedures to mitigate these risks. 2.9.2 Insider Trading Generally 1. Statement of Policy The Firm and its Employees are prohibited from trading, either personally or on behalf of others, including in client accounts (“Client Accounts”) managed by the Firm, in any security or security-based derivative position on the basis of material, nonpublic information in violation of the law. In addition, Employees are prohibited from communicating material, nonpublic information to any person, including other Employees, in violation of the law. This prohibited conduct is frequently referred to as “insider trading.” The Firm has adopted these policies and procedures (this “Policy”) to prohibit the Firm and its Employees from any involvement in insider trading. It is the responsibility of every Employee to read, retain and act in furtherance of this Policy. This Policy extends to the activities of Employees within and outside their duties at the Firm. Employees should direct any questions regarding insider trading or this Policy to the Chief Compliance Officer. Failure to comply with this Policy may result in disciplinary action up to and including termination of employment, as well as possible fines and civil or criminal penalties. 17

Rothschild & Co Asset Management US Inc. November 2019 Access Persons are reminded that the misuse of material non-public information in connection with personal trading activity, or causing another individual to do the same, may constitute a criminal offense punishable by fines, imprisonment and the loss of the privilege of working in the securities industry. The Firm reserves the right to refer the misuse of material non-public information to law enforcement. Access Persons are required to cooperate in any investigation or inquiry by or involving any Rothschild & Co entity in relation to personal securities dealings. This may include a request by a Rothschild & Co entity, the SEC, FINRA, one of the securities exchanges, or other regulator to provide information concerning the dealings of an Access Person. 2. Definition of Insider Trading The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to (i) the use of material, nonpublic information to trade in securities (whether or not one is an “insider”) or (ii) communications of material, nonpublic information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits: trading by an insider, while in possession of material, nonpublic information; or trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and communicating material, nonpublic information to others. The elements of insider trading and the penalties for such unlawful conduct are discussed below. 3. Who is an Insider? The concept of “insider” is broad. It includes officers, directors and employees of a company (and any personnel of such company serving in similar functions). In addition, a person may be deemed an insider if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. Insiders may include, among others, a company’s attorneys, accountants, consultants, bank lending officers, members of a creditors committee, and the employees of such organizations. In addition, the Firm may become an insider of a company it advises or for which it performs other services. 4. What is Material Information? Trading on nonpublic information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to: earnings information; mergers, acquisitions, tender offers, joint ventures, or changes in assets; new products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract); changes in control or in the board of directors or executive management; 18

Rothschild & Co Asset Management US Inc. November 2019 change in auditors or auditor notification that the issuer may no longer rely on an auditor's audit report; events regarding the issuer's securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities); bankruptcies or receiverships; or information concerning a proposed private offering (private investment in public equity or “PIPE”). Material information does not have to relate directly to a company’s operations. For example, the Supreme Court considered as material, certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not. 5. What is Nonpublic Information? Information is nonpublic until it has been effectively disseminated to the marketplace. For example, information found in a report filed with the SEC, a court docket, or appearing in Bloomberg, Dow Jones, The Wall Street Journal, research report or other publications of general circulation would be considered public. 6. Establishing Insider Trading Liability There are two main theories with respect to establishing insider trading liability: Fiduciary Duty Theory Insider trading liability is established when trading while in possession of material, nonpublic information about a public issuer of securities that was obtained in breach of a fiduciary duty or other relationship of trust and confidence. There are alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company’s shareholders. Misappropriation Theory Insider trading liability is also established when trading occurs on material, nonpublic information that was stolen or misappropriated from any other person in breach of a duty owed to the source of the information. For example, the Supreme Court found that an attorney misappropriated information from his law firm and its client when he traded on knowledge of an imminent tender offer while representing the company planning to make the offer. Rather than premising liability on a direct fiduciary relationship between the company insider and the attorney, the Court based misappropriation liability on the attorney’s deception of those who entrusted him with access to confidential information. The misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory. 7. Tender Offers 19

Rothschild & Co Asset Management US Inc. November 2019 The SEC has adopted a rule which expressly forbids trading while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either until the information is publicly disclosed by press release or otherwise. There is no requirement to prove that there has been a breach of fiduciary duty when establishing insider trading liability in the context of tender offers. As a result, Employees should exercise particular caution any time they become aware of nonpublic information relating to a tender offer. 8. Circumstances in Which You May Obtain Material Nonpublic Information Material, nonpublic information may be obtained in a variety of situations. For example, a person might inadvertently obtain material, nonpublic information through: meetings with company representatives (such as “one-on-one” or other discussions with company executives or directors); serving as a director of a company; participation in industry meetings; discussions with industry experts, including expert networks, or insider employees; interaction with third-party service providers such as legal, banking, brokerage, administrative and printing firms; family or personal relationships with insiders or others in the financial services industry; participation on creditor committees; brokerage relationships providing invitations and access to “PIPE” transactions; the ownership of debt and equity securities of the same issuer; interactions with clients (including private fund investors) who are corporate insiders; or interaction with other persons in the financial services industry. U.S. public companies are subject to Regulation FD, which provides that when an issuer, or person acting on its behalf, discloses material, nonpublic information to certain persons (in general, securities market professionals and holders of the issuer's securities who may well trade on the basis of the information), it must make public disclosure of that information. Notwithstanding an issuer’s responsibilities pursuant to Regulation FD, the Firm and its personnel should make an independent evaluation of all information received from issuers and their insiders to determine whether the information is material and nonpublic. 9. Use of Expert Networks and Industry Consultants The Firm does not use expert networks and consultants. In the event the Firm engages expert networks, matching services or other industry consultants who are compensated by the Firm for providing research, analysis or other data, each consultant relationship will be discussed with the Chief Compliance Officer. After performing due diligence, the Chief Compliance Officer will determine the extent to which restrictions need to be placed on the Firm’s relationship with such consultants and certain representations and acknowledgements need to be provided by such consultants. 10. Penalties for Insider Trading 20

Rothschild & Co Asset Management US Inc. November 2019 Penalties for trading on or communicating, material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Civil penalties include: civil injunctions; treble damages; disgorgement of profits; fines for the person who committed the violation of up to three times the profit gain or loss avoided, whether or not the person actually benefited; fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained (or loss avoided), if the employer either fails to maintain compliance procedures or fails to take appropriate steps to prevent the likely commission of acts constituting a violation; and prohibition (which may be permanent) from any business or venture which relates directly or indirectly to securities, including investment management. Criminal penalties include: up to 20 years in prison and/or fines of up to $5 million for each violation for individuals; and fines of up to $25 million for corporate entities. Firm Procedures to Prevent Insider Trading Following an assessment by the Chief Compliance Officer and the Chief Investment Officer of the circumstances that may lead to potential insider trading liability for the Firm or its Employees, the Firm has implemented the following policies and procedures to prevent the Firm and its Employees from potential involvement in insider trading. Every Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Any questions on these procedures should be directed to the Chief Compliance Officer. Steps to Take if in Possession of Potential Material Nonpublic Information: If an Employee believes that information in his or her possession is material and nonpublic, or if an Employee has questions as to whether the information is material and nonpublic, the Employee should take the following steps. Report the matter immediately to the Chief Compliance Officer. Do not purchase or sell the security (including derivatives, swaps or other types of financial instruments relating to the security) on behalf of the Employee or others, including client accounts. Do not communicate the information inside or outside the Firm (including to existing or prospective clients), other than to the Chief Compliance Officer. After the Chief Compliance Officer has reviewed the issue and consulted with counsel (as appropriate), the Employee will be instructed to continue the prohibitions against trading and communication, or the Employee will be allowed to trade and communicate the information. 21

Rothschild & Co Asset Management US Inc. November 2019 Sensitive List Securities The Firm’s investment staff maintains a Sensitive List comprised of issuers discussed at meetings and conferences attended by the Firm’s investment professionals including internal investment team meetings, meetings with industry peers (e.g., one on one broker meetings) and meetings with management of public companies. Compliance Department may participate in the calls of investment professionals where such issuers are discussed and may also debrief the investment professionals after such meetings or conferences to ensure that they received no Material Nonpublic Information. In reviewing personal trading pre-approval requests, the Compliance Department will review the request against the Sensitive List to identify potential conflicts. The inclusion of a security on the Sensitive List may result in the denial of the pre-approval request. Value Added Investors The Firm’s individual advisory clients and commingled fund investors may be executive officers or board members of publicly-traded companies or financial services companies such as hedge funds or private equity firms (collectively, “Value Added Investors”). The Firm’s clients are required to disclose in its investment management agreement or commingled fund subscription document whether it is a Value Added Investor, and if so, the companies associated with the investor. The Compliance Department will maintain a list of any companies associated with Value Added Investors. In order to prevent potential trading conflicts or trading on material non-public information, a restriction is placed in the Firm’s order management system on trading in securities of such companies associated with Value Added Investors. As a result, the Firm’s investment team cannot trade client accounts in such securities without prior approval from the Compliance Department. In reviewing personal trading pre-approval requests, the Compliance Department will check the request against the Value Added Investor Companies list to identify potential conflicts. The inclusion of a security on the list may result in the denial of the pre-approval request. Restricting Access to Material, Nonpublic Information Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within or outside the Firm, except as other provided in sub-section 1 above. In addition, care should be taken so that such information is secure. The Firm should consider taking appropriate measures to prevent the flow of such material, nonpublic information from personnel of the Firm to others within the Firm’s organization to the extent possible. Such measures may include: Sealing files containing material, nonpublic information; Physically isolating from other personnel of the Firm the person or persons who have or who may be in receipt of material, nonpublic information; and Restricting access to computer files containing material, nonpublic information. For clarification, such steps may not be sufficient and trading in a particular company may need to be restricted. If a confidentiality agreement has been executed with respect to material, nonpublic information, then the Firm should ensure that the terms of such confidentiality agreement are followed. The Firm's fiduciary duty obligates it to seek investment opportunities that are consistent with its clients' investment objectives; however, the Firm is aware that the sharing of investment ideas with parties outside the Firm presents certain regulatory risks. Online investment communities, such as Value Investors Club and SumZero ("Idea-Sharing Websites"), allow members to share their investment ideas with other market participants. Members are generally required to submit 22

Rothschild & Co Asset Management US Inc. November 2019 a certain number of ideas in order to view investment ideas posted by others. Some Idea-Sharing Websites also provide a messaging feature that allows members to communicate with each other. Employees are strictly prohibited from sharing or seeking material non-public information through an Idea-Sharing Website or similar services. To prevent the dissemination of problematic content, Employees must receive consent from the Chief Compliance Officer or the Chief Investment Officer prior to submitting investment ideas to an Idea-Sharing Website. Such consent will only be granted following the Chief Compliance Officer’s or the Chief Investment Officer's determination that the investment idea (1) is not based on material nonpublic information, and (2) would not be appropriate for client accounts, or was offered to, and rejected by, the Firm's clients or their account portfolio managers. Furthermore, Employees who use investment ideas submitted by other Idea-Sharing Website members to offer investment advice to the Firm's clients must retain copies of such materials in their research files. Personal Securities Trading The Firm’s Code of Ethics generally prohibits the trading by Access Persons of Covered Securities (as defined in the Code of Ethics). A personal securities transaction that would be permissible under the Code of Ethics is nevertheless still subject to restrictions in the law and in this Policy with respect to insider trading. Training As part of the Firm’s compliance training program, employees will be required to attend training sessions on the Firm’s compliance program and relevant compliance topics, including insider trading. Record Keeping The Firm shall maintain records relating to this policy, including a written report detailing any matter reported to the Chief Compliance Officer in accordance with this policy, and the resolution thereof, attendance of and material related to any training sessions and amendments thereto. 23

Rothschild & Co Asset Management US Inc. November 2019 3. Policies and Procedures Regarding Outside Business Activities & Financial Interests 3.1 Statement of Policy The Firm has adopted these policies and procedures (this “Policy”) to ensure that the Outside Business Activities and Financial Interests (as defined below) of the Firm’s Access Persons do not conflict with the Firm’s duties to its clients. It is the responsibility of every Access Person to comply with this Policy. Failure of an Access Person to comply with this Policy may result in disciplinary action up to and including termination of employment. 3.2 Risks In developing these policies and procedures, the Firm considered the risks posed by service with outside organizations and investment clubs, including potential conflicts of interest and access to Material Nonpublic Information. The Firm also considered the risks posed by Employees’ past business relationships. The Firm has established policies and procedures to mitigate these risks. 3.3 Definitions “Outside Business Activities” include engaging in any other business, being employed by any other person, or serving as a director, officer, partner, trustee, or employee of, or consultant to, or receiving compensation from, any other business organization or enterprise, whether public or private, including a family-owned company or trust; provided that trusts and other similar entities established for estate planning purposes are excluded from this Policy. Outside Business Activities also include any fee received by an Access Person, including, for example, honorarium fees for a work product such as an article or speech and the like. In general, any activity outside of an Access Person’s employment with the Firm that entails some form of monetary or non-monetary remuneration or benefit should be evaluated to consider whether such activity may constitute an Outside Business Activity. When in doubt, Access Persons should seek guidance from the Legal and Compliance Department. “Financial Interests” include passive and non-passive investments that are not made or held through a securities or brokerage account that is reported to the Legal and Compliance Department pursuant to the Firm’s Personal Trading Policies and Procedures, which are included in the Firm’s Code of Ethics. Examples include, but are not limited to, acquiring an interest as a general or limited partner in a private partnership, hedge fund or private equity fund, or acquiring non-registered stock or any other equity or voting interest in any public or non-public company. This Policy applies to all Financial Interests, whether such interests are purchased, gifted or granted to the Access Person, or acquired by other means. 3.4 Pre-Approval Requirement Access Persons may not acquire, or derive personal gain or profit from, any business or investment opportunity that comes to their attention as a result or their association with the Firm, and in which they know the Firm or its clients might reasonably be expected to participate or have an interest, without first offering the opportunity to the Firm or its clients. All Outside Business Activities and Financial Interests (including both initial and add-on investments) of Access Persons must be pre-approved by (i) the General Counsel of R&CoNA and the Chief 24

Rothschild & Co Asset Management US Inc. November 2019 Compliance Officer (or the Chief Operating Officer in the case of an outside affiliation involving either the General Counsel or Chief Compliance Officer). Such approval must be sought by completing an Outside Affiliations Pre-Clearance Form on Compliance Science. Compliance Department receives notifications of any Outside Business Activities and Financial Interests pre-clearances. 3.5 Pre-Approval Standards Requests for approval to engage in an Outside Business Activity or acquire a Financial Interest will not be granted if the Firm, in its sole discretion, determines that the activity or interest may, or may appear to, (i) give rise to a conflict of interest on the part of the Access Person or the F irm, (ii) compromise the Access Person’s duties and loyalty to the Firm or one of its clients, (iii) create conflicting demands on an Access Person’s time or otherwise impact the Access Person’s ability to perform his or her responsibilities to the Firm and its clients, or (iv) have the effect of depriving the Firm or a client of the Firm of a business opportunity, or otherwise restrict the business of the Firm in any way. Generally, Access Persons may not engage in outside employment with any investment adviser, broker-dealer, bank, insurance or reinsurance company or other financial institution with which the Firm or its affiliates may compete or have or seek a business relationship. Access Persons are specifically prohibited from serving as an officer or member of the board of directors of a publicly-traded company, including any company that is a client portfolio holding or a Mutual Fund portfolio holding. Finally, an Access Person may not engage in an Outside Business Activity that involve the rendering of investment advice for which the Access Person will receive remuneration, or that may be attributed to the Firm. An Access Person must immediately notify the Chief Compliance Officer if the securities of a company, or an underlying holding of a company, with respect to which the Access Person is engaged in an Outside Business Activity or has an Outside Financial Interest becomes publicly-traded. In this event, an Access Person may be required by the Chief Compliance Officer to terminate the Outside Business Activity or divest the Outside Financial Interest. 25

Rothschild & Co Asset Management US Inc. November 2019 4. Gifts and Business Entertainment 4.1 Statement of Policy The Firm has adopted these policies and procedures (this “Policy”) to ensure that the gifts and business entertainment provided and received by the Firm and its Access Persons do not conflict with the Firm’s duties to its clients. It is the responsibility of every Access Person to comply with this Policy. Failure of an Access Person to comply with this Policy may result in disciplinary action up to and including termination of employment. 4.2 Risks In developing these policies and procedures, the Firm considered the risk that Employees would be improperly influenced by excessive gifts or entertainment. The Firm also considered the risk that Employees would try to use gifts or entertainment to exert improper influence on another individual or entity, or provide gifts or entertainment in excess of applicable regulatory limits. The Firm established these policies and procedures to mitigate these risks. 4.3 Providing and Accepting Gifts and Business Entertainment “Gifts” means any gift, accommodation, service or other item of value, including any Rothschild & Co promotional merchandise and wine, the receipt and consumption of which does not require the giver to be in attendance. “Business Entertainment” means any business entertainment, including meals, drinks, sporting events, theater, concerts, golf and family outings given or received by an Access Person with the giver in attendance. “Charitable Contribution” means any item of value given by the Firm or an Access Person to a charity or other not-for-profit organization as a direct or indirect result of a relationship with a person or entity that directly or indirectly conducts business or could potentially conduct business with the Firm. Generally, the Firm and its Access Persons may not provide or accept any Gift, Business Entertainment or Charitable Contribution that would have the effect of creating a conflict or apparent conflict with the Firm’s duties to its clients. Gifts and Business Entertainment are additionally subject to the following policies and procedures. Providing Gifts: The Firm and its Access Persons may provide Gifts subject to the following guidelines: 1. 2. 3. 4. Access Persons may not provide a Gift valued at more than $100 per recipient per year; The Gift must be reasonable and not excessive; The Gift may not knowingly violate a policy or law with respect to the recipient; and No cash or cash equivalent may be provided to any current or prospective client or other person that directly or indirectly conducts, or could potentially conduct, business with the Firm. Providing Business Entertainment: The Firm and its Access Persons may provide Business Entertainment subject to the following guidelines: 26

Rothschild & Co Asset Management US Inc. November 2019 1. An Access Person may provide customary and reasonable Business Entertainment to a person who conducts, or may potentially conduct, business with the Firm so long as: – – both the Access Person and the recipient are present at the event, and such activities are not so frequent or of such high value as to raise a question of impropriety. Accepting Gifts: The Firm and its Access Persons may accept Gifts subject to the following guidelines: 1. 2. Access Persons may not accept Gifts valued at more than $100 per provider per year The Firm and its Access Persons may not accept cash or a cash equivalent from a client or prospective client or other person that directly or indirectly conducts or could potentially conduct business with the Firm; and No Access Person may use his or her position with the Firm to obtain anything of value from a client, vendor, or any other person with whom the Firm conducts business. 3. Accepting Business Entertainment: Access Persons may accept Business Entertainment subject to the following guidelines: 1. An Access Person may receive customary and reasonable Business Entertainment from a person with whom the Firm conducts or could potentially conduct business if a. both the Access Person and the provider are present and b. such activities are not so frequent or of such high value as to raise a question of impropriety; and 2. Access Persons are permitted and encouraged to attend seminars, conferences and other events sponsored by brokerage firms or other vendors if the primary purpose of the event is to provide information relevant to the Access Person’s duties at the Firm. Any Access Person who is uncertain whether a Gift or Business Entertainment is permissible under this Policy should first contact the Chief Compliance Officer. Providing Charitable Contributions: The Firm and its Access Persons may make Charitable Contributions provided that the Charitable Contribution must be reasonable and not excessive or give the appearance of impropriety. Donations by the Firm or Access Persons to charities with the intention of influencing such charities to become clients or investors are strictly prohibited. Access Persons should notify the CCO about any actual or apparent conflict of interest in connection with any charitable contribution, or about any contribution that could give an appearance of impropriety. 4.4 Government Officials and Labor Organizations Gifts, Business Entertainment and political contributions to government officials are generally subject to the pre-approval requirement and other provisions of the Firm’s Policies and Procedures against Pay to Play Practices which are included as part of the Firm’s Code of Ethics. Any gift or entertainment provided by the Firm to a labor union or a union official in excess of $250 per fiscal year must be reported on Department Labor Form LM-10 within 90 days following the end of the Firm’s fiscal year. Gifts and Entertainment Given to ERISA Plan Fiduciaries: The Firm is prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. 27

Rothschild & Co Asset Management US Inc. November 2019 Gifts and Entertainment Given to State and Local Pension Officials: The Firm must be mindful that numerous state and municipal regulations exist around the exchange of gifts and entertainment with such officials. Accordingly, Access Persons must consult with the CCO regarding providing any gifts or entertainment in connection with the solicitation of state and municipal pension, and similar plans. Please also refer to the “Policies and Procedures Against Pay-to-Play Practices.” 4.5 Reporting and Recordkeeping Access Persons must immediately report the receipt of any inappropriate or excessive Gift or Business Entertainment to the Chief Compliance Officer. The Chief Compliance Officer may require the Access Person to return any Gift or Business Entertainment to the provider or the repayment by the Firm or the Access Person, as may be appropriate, of any expense already incurred by the provider. All Gifts, Business Entertainment and Charitable Contributions provided or received by an Access Person, regardless of value, must be reported quarterly to the Compliance Department via Compliance Science. The Compliance Department will maintain records of Gifts, Business Entertainment and Charitable Contributions provided and received by the Firm and its Access Persons. 4.6 The Foreign Corrupt Practices Act and UK Anti-Bribery Policy The Firm has established the following policies and procedures to ensure compliance with the Foreign Corrupt Practices Act (the “FCPA”) and the UK Bribery Act (the “Anti-Bribery Policy”). The Firm and its Access Persons may be subject to criminal, civil and regulatory penalties, including individual or corporate criminal prosecution, regulatory enforcement and civil litigation due to a violation of the FCPA or the Anti-Bribery Policy. Any Access Person who knows or suspects a breach of the FCPA or the Anti-Bribery Policy by the Firm or an Employee must immediately report the matter to the Chief Compliance Officer. Any such reports will be treated with the utmost care to ensure protection of the reporting person. The Foreign Corrupt Practices Act. The FCPA generally prohibits the Firm from directly or indirectly through intermediaries offering or paying anything of value to a foreign government official1 to assist in obtaining or retaining business. If the Firm provides investment advisory services to a foreign government, or any agency, department, or instrumentality thereof, such as a sovereign wealth fund, the Firm may be required to conduct additional due diligence in the context of the specific transaction and Access Persons may require further training on the FCPA. The Chief Compliance Officer must be consulted on the due diligence and training to be undertaken in such cases. It should be noted that host countries may also maintain their own anti-bribery laws. UK Anti-Bribery Policy. Under the Anti-Bribery Policy, a bribe is a thing of value, financial or otherwise, that is offered or accepted with the knowledge of or intention to induce someone to improperly perform a function or activity. Under no circumstances may an Access Person offer or 1 Foreign government officials may include employees of an enterprise, organization or firm owned or controlled by a non-U.S. governmental entity, e.g., a state owned bank, national oil company or sovereign wealth fund. The FCPA covers the bribery of foreign officials only, and applies to such officials regardless of their rank. 28

Rothschild & Co Asset Management US Inc. November 2019 pay a bribe to a person, whether or not the person is a client, with the intention of inducing that person to improperly perform an activity or function resulting in a benefit to the Firm. Further, an Access Person may not accept a bribe, whether or not the person making the bribe is a client, where the bribe is intended to induce such Access Person to perform improperly an activity or function which is not in good faith consistent with such Access Person’s role with the Firm. 4.7 Internal Controls Gifts and Entertainment Tracking. The Compliance Department will use Compliance Science to track and review Access Persons’ provision and receipt of gifts and entertainment. 29

Rothschild & Co Asset Management US Inc. November 2019 5. Policies and Procedures against Pay-to-Play Practices 5.1 Risks In developing these policies and procedures, the Firm considered the material risks associated with Employees’ political contributions. This analysis includes risks such as: Employees make political contributions that limit the Firm’s ability to attract or retain government-related clients or investors; The Firm hires or promotes an individual into a role that meets the definition of a “covered associate,” as defined below, without considering the individual’s past political contributions; The Firm inadvertently violates “pay-to-play” regulations, or other applicable laws, because it is unaware of Employees’ political contributions, or of any solicitation or coordination of political contributions by others; The Firm obtains referrals for government entity clients or investors from individuals or entities that are not eligible “regulated persons,” or that have made disqualifying contributions; Employees hold public offices that pose actual or apparent conflicts of interest; Past political contributions by new Employees limit the Firm’s ability to market in certain state or local jurisdictions. 5.2 Statement of Policy The Firm provides investment advisory services to Government Entities2. Accordingly, pursuant to Rule 206(4)-5 under the Advisers Act (the “Rule”), the Firm will take measures to ensure that (i) Contributions or Payments made, whether directly or indirectly, to an Official of a Government Entity are not made with the purpose of influencing the Government Entity’s decision to invest with the Firm and (ii) any third parties engaged by the Firm to solicit advisory business from Government Entities are Regulated Persons. All capitalized terms in these policies and procedures (this “Policy”) shall have the meanings given to them in the Definitions section at the end of this Policy. The Firm has adopted this Policy in order to facilitate the Firm’s compliance with the Rule. In summary, this Policy, with certain limited exceptions, provides the following: The Firm may not receive compensation for providing investment advisory services to a Government Entity for two years after the Firm or any of its Access Persons makes a Contribution to an Official of such Government Entity3. This provision is commonly referred to as the “two year time out period”. The Firm and its Access Persons are prohibited from coordinating or soliciting any person or political action committee (“PAC”) to make (i) Contributions to an Official of a Government Entity 2 Commingled funds managed by the Firm in which a Government Entity invests, or is solicited to invest, are treated as though the Firm is providing, or seeking to provide, investment advice directly to the Government Entity. Accordingly, the Firm has adopted procedures for the preapproval and disclosure of political contributions. 3 30

Rothschild & Co Asset Management US Inc. November 2019 to which the Firm is providing or seeking to provide advisory services or (ii) Payments to a political party of a state or locality where the Firm is providing or seeking to provide advisory services to a Government Entity. The Firm and its Access Persons are prohibited from making or agreeing to make, directly or indirectly, Payments to third parties to solicit advisory business from a Government Entity on behalf of the Firm unless such third parties are registered investment advisers or registered broker-dealers who are themselves subject to similar restrictions as those imposed on the Firm regarding Contributions to Officials of Government Entities4. It is the responsibility of every Access Person to act in furtherance of this Policy to prevent the Firm from violating any aspect of the Rule. The Firm and its Access Persons are prohibited from doing anything indirectly which, if done directly, would violate the Rule. Access Persons should direct any questions regarding political contributions, payments to third party solicitors, the Rule or this Policy to the Chief Compliance Officer. Failure to comply with this Policy may result in disciplinary action up to and including termination of employment, as well as possible fines and civil or criminal penalties. 5.3 Pre-approval for Political Contributions All Access Persons must obtain the preapproval of the Chief Compliance Officer prior to: Making a Contribution to a Candidate, PAC or state or local political party, or Coordinating or soliciting any person or PAC to make a (i) Contribution to a Candidate or (ii) Payment to a state or local political party. Pre-approval for Political Contributions can be obtained using Compliance Science. Approval Considerations. The Chief Compliance Officer will generally approve Contributions up to (i) $350 to a Candidate for whom the Access Person is entitled to vote and (ii) $150 to a Candidate for whom the Access Person is not entitled to vote. The foregoing $350 and $150 limits are measured per election. Primary and general elections are considered separate elections. The Chief Compliance Officer will make a case by case determination as to whether a Contribution to a PAC or state or local political party will influence the decision of an Official or Government Entity to invest with the Firm. Contributions will be approved for a period of 15 calendar days after the date of approval or such other period as the Chief Compliance Officer may determine. Notwithstanding the foregoing, the Chief Compliance Officer may prohibit any Contribution that may have the effect of influencing a Government Entity’s decision to invest in the Firm or may result in serious adverse consequences to the Firm. Immediate Family Members. While this Policy does not require preapproval of political contributions by immediate family members, the Rule specifically prohibits Access Persons from doing anything indirectly – such as directing or coordinating political contributions by immediate family members - which, if done directly, would violate the Rule. Access Persons are strongly encouraged to consult with the Chief Compliance Officer regarding political contributions by immediate family members. 4 This provision seeks to eliminate “bundling” practices, whereby a person acting on behalf of an advisory firm collects small contributions to create one large contribution. It also seeks to eliminate “gate-keeping” practices, whereby an intermediary, such as a pension consultant, collects and distributes political contributions in such a way that advisers not meeting a minimum aggregate contribution are eliminated from consideration for advisory contracts. 31

Rothschild & Co Asset Management US Inc. November 2019 Political Contributions by the Firm. It is the Firm’s general policy that the Firm will not make Contributions or Payments, whether directly or indirectly, to Candidates, PACs or political parties. Any such Contributions or Payments by the Firm must be preapproved by the Chief Compliance Officer. 5.4 Disclosure of Contributions and Payments Current Access Persons. All Access Persons are required to report to the Compliance Department all Contributions and Payments made in a quarter within 30 days after the end of the quarter. Prospective Access Persons. Prior to hiring, all prospective Access Persons will be required to disclose, as a condition of hiring, all Contributions and Payments made by such person to Candidates, PACs and state and local political parties within the preceding two years5. To the extent the Firm becomes aware that a prospective Access Person has made a Contribution or Payment in violation of the Rule or this Policy, the Firm will make a determination as to whether any exceptions apply and whether to hire such person. . 5.5 Return of Certain Contributions by Access Person In the event the Firm discovers that a Covered Associate has made a Contribution in violation of the Rule or this Policy, the Chief Compliance Officer may require the Covered Associate to seek to obtain a return of the Contribution in order to avoid the two year time out period6. If the Firm has discovered such a Contribution within 4 months of the date of the Contribution, then if the Chief Compliance Officer deems it appropriate, the Chief Compliance Officer will require the Covered Associate to take all available steps to obtain a return of such Contribution within 60 days after the date as of which the Firm learned of such Contribution. Thereafter, the Firm will take such other remedial or preventative measures as may be appropriate under the circumstances to prevent further violations of the Rule or this Policy. The Firm’s reliance on this exception for returned Contributions is limited to no more than two times per 12-month period and no more than once for each Covered Associate, regardless of the time period. 5.6 Payments to Third Parties to Solicit Government Entities Preapproval of all Solicitation Arrangements. In furtherance of this Policy, the Chief Compliance Officer must review and preapprove each third party solicitation agreement or arrangement prior to the Firm entering into such agreement or arrangement. The Chief Compliance Officer will require such written representations and other evidence as necessary to verify that a third party is a Regulated Person. Only upon the approval of the Chief Compliance Officer, the Firm may enter into a new third party solicitation agreement or arrangement. Third Party Solicitors must be Regulated Persons. Access Persons are prohibited from making or agreeing to make Payments, directly or indirectly, to third parties to solicit advisory business from a 5 While this Policy requires all prospective Employees to disclose Contributions and Payments for the preceding two years, it should be noted that, pursuant to the Rule, the two year time out period can only be triggered by Contributions within (i) six months of a person becoming a Covered Associate who does not solicit clients on behalf of the Firm or (ii) two years of a person becoming a Covered Associate who solicits clients on behalf of the Firm, in each case beginning March 14, 2011. This exception to the two year time out period only applies to returned Contributions by Access Person that in the aggregate do not exceed $350 to any one official per election. 6 32

Rothschild & Co Asset Management US Inc. November 2019 Government Entity on behalf of the Firm unless such third parties are Regulated Persons, which generally is defined as SEC registered investment advisers, broker-dealers or municipal advisors who themselves are subject to similar restrictions as the Firm regarding Contributions to Officials of Government Entities. See the definition of Regulated Person in the Definitions section below. 5.7 Recordkeeping Requirements In accordance with the Firm’s recordkeeping requirements, the Compliance Department will compile and maintain the following records: The names, titles, and business and residence addresses of all Access Person of the Firm. All Government Entities to which the Firm provides or has provided investment advisory services in the last five years, including by investment in the Firm’s commingled funds and CITs and UCITS sub-advised by the Firm. All direct and indirect Contributions7 made by the Firm or its Access Person to an Official of a Government Entity, or direct or indirect Payments made to a state or local political party or PAC. The name and business address of each Regulated Person to which the Firm agrees to provide direct or indirect payment to solicit a Government Entity. 5.8 Definitions “Candidate” means any person (including any election committee for the person) who is an incumbent, candidate or successful candidate for state or local office, including any such person who is running for federal office. “Contributions” means gifts, subscriptions, loans, advances, deposits of money, or anything of value made for: (i) the purpose of influencing any election for federal, state or local office; (ii) payments of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office. “Executive Officer” of the Firm means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer of the Firm who performs a policy-making function or any other person who performs similar policy-making functions for the Firm. “Government Entity” means any state or political subdivision of a state, including (i) any agency, authority or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code, or a state general fund; (iii) a plan or program of a Government Entity; and (iv) 7 The records described above will be listed in chronological order and will indicate (i) the name and title of each contributor, (ii) the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment, (iii) the amounts and date of each Contribution or Payment, and (iv) whether any such Contribution was the subject of the exception for certain returned Contributions. 33

Rothschild & Co Asset Management US Inc. November 2019 officers, agents or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity. “Official” means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a Government Entity if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of the Firm by the Government Entity or (ii) has the authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of the Firm by the Government Entity. “Payments” means gifts, subscriptions, loans, advances or deposits of money or anything of value. “Regulated Person” means 1. an investment adviser registered with the SEC that has not, and whose Covered Associates (as such term is defined in the Rule) have not, within two years of soliciting a Government Entity, (A) made a Contribution to an Official of that Government Entity other than as permitted by Rule 206(4)-5(b)(1), and (B) coordinated or solicited any person or PAC to make any Contribution to an Official of a Government Entity to which the Firm is providing or seeking to provide investment advisory services or Payment to a political party of a state or locality where the Firm is providing or seeking to provide investment advisory services, or 2. a “broker”, as defined in section 3(a)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or a “dealer”, as defined in section 3(a)(5) of that Act, that is registered with the SEC and is a member of a national securities association registered under section 15A of that Act (e.g., FINRA), provided that (A) the rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made and (B) the SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than the restrictions imposed by the Rule and that such rules are consistent with the objectives of the Rule; or a “municipal advisor” registered with the SEC under section 15B of the Exchange Act and subject to the rules of the Municipal Securities Rulemaking Board, provided that (A) such rules prohibit municipal advisors from engaging in distribution or solicitation activities if certain political contributions have been made and (B) the SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on municipal advisors than the restrictions imposed by Rule 206(4)-5 of the Advisers Act and that such rules are consistent with the objectives of such Rule. 3. “Solicit” means (i) with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, the Firm, and (ii) with respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment. 34

Rothschild & Co Asset Management US Inc. November 2019 6. Conflicts of Interest Policies and Procedures 6.1 Statement of Policy The Firm owes its clients honesty and full disclosure with respect to potential conflicts of interests. Accordingly, the Firm will conduct an ongoing review of its business practices to identify those that may present a conflict of interest between the Firm and its clients. The Firm has established a Conflicts Committee, which is a sub-committee of the Risk Management Committee and which consists of the Firm’s Chief Compliance Officer, Chief Operating Officer, Head of Operations, Chief Investment Officer and the General Counsel of R&CoNA. The Conflicts Committee is delegated with the responsibility to conduct an appropriate review of, and make recommendations to the management of the Firm on the course of action with respect to, any conflict or potential conflict of interest that may arise from time to time in the conduct of the Firm’s business and with respect to the accounts the Firm advises. The Conflicts Committee will review the conflicts identified and the existing policies and procedures designed to address such conflicts and will develop and recommend additional policies and procedures, as needed. The Chief Compliance Officer will assure that all relevant disclosure concerning potential conflicts of interest is included in the Firm’s Form ADV. Employees of the Firm must promptly report any situation or transaction involving an actual or potential conflict of interest to the Compliance Department and/or the Conflicts Committee. 6.2 Risks In developing these policies and procedures, the Firm considered numerous risks associated with the proxy voting process. This analysis includes risks such as: Conflicts of interest between the Firm or its affiliates or Employees on one side and a client or clients on the other side are not identified and resolved or mitigated appropriately; The Firm does not fully disclose all conflicts of interest to clients and regulators. The Firm has established these policies and procedures to mitigate these risks. 6.3 Potential Conflicts of Interest In addressing potential conflicts of interest, the Firm will consider, and will disclose to clients, the following issues, among others, and will also explain how it addresses each potential conflict of interest. This list provides examples of conflicts faced by the Firm and is not exhaustive. The Conflicts Committee shall create and maintain a comprehensive matrix of the conflicts identified and managed by the Firm. 6.3.1 Brokerage and Investment Discretion Soft Dollar Arrangements – A potential conflict of interest could arise when the Firm executes securities trades through brokerage firms that provide soft dollar services to the Firm. Soft dollar services may also benefit investor accounts other than the account that generated the soft dollars. Further, the 35

Rothschild & Co Asset Management US Inc. November 2019 broker may expect future commission business in return. Commission Sharing Arrangements also present similar potential conflicts. The Firm’s Soft Dollars Policies and Procedures, which are included in the Firm’s Compliance Manual (the “Compliance Manual”), require the Firm to ensure that soft dollar arrangements are clearly documented and disclosed to clients in the Firm’s Form ADV Part 2A. Equitable Treatment of Accounts – The Firm has a potential conflict of interest because it manages multiple client accounts in the same or similar investment strategies. In addition, the Firm may receive performance-based compensation or higher management fees from certain client accounts, or the Firm or its employees (“Employees”) may have made investments in a client account, such as the Firm’s commingled funds. Accordingly, the Firm may have an incentive to favor certain accounts over others. The Firm’s Trade Order, Aggregation and Allocation Policy is included in the Compliance Manual and is disclosed in its Form ADV Part 2A. 6.3.2 Personal Trading and Employee Activities Personal Trading – The Firm has a fiduciary obligation to ensure that the interests of the Firm’s clients are put before the Employees’ personal interests with respect to personal trading. Accordingly, the Firm has adopted a general ban on personal trading of Covered Securities, subject to limited exceptions requiring pre-clearance. The Firm’s Personal Trading Policies and Procedures are included in the Compliance Manual and disclosed in the Firm’s Form ADV Part 2A. Outside Business Activities – Since the Firm permits Employees to engage in outside business activities, there is the potential that such activities will conflict with the Employee’s duties to the Firm and its clients. Outside business activities may include circumstances where the Firm conducts or may conduct business with an entity in which an Employee has a personal interest. The Firm’s Policies and Procedures Regarding Outside Business Activities and Financial Interests are included in the Compliance Manual. Business Gifts and Entertainment – Employees of the Firm may periodically provide to or receive gifts and business entertainment from clients, vendors and other persons with whom the Firm conducts or may conduct business. Gifts and entertainment may also be considered efforts to gain unfair advantage or may impair the Firm’s ability to act in the best interests of its clients. The Firm has established a Gifts and Entertainment Policy, which is included in the Compliance Manual, to address these potential conflicts of interest. Political Contributions – The Firm and its Employees may make, subject to certain pre-approval requirements, political contributions to officials of government entities who are in a position to influence the award of advisory business or to candidates for such office. Such political contributions may improperly influence a government entity’s decision to invest its assets with the Firm. The Firm’s has established Policies and Procedures against Pay-to-Play Practices, which are included in the Compliance Manual, to address these potential conflicts of interest. 36

Rothschild & Co Asset Management US Inc. November 2019 Reporting Illegal or Unethical Behavior – Unethical or illegal conduct on the part of Employees can damage the Firm’s reputation and impair its ability to meet its fiduciary duties to clients. The Firm’s policies and procedures regarding the reporting of illegal or unethical behavior by its Employees are included in its Code of Ethics. 6.3.3 Insider Trading Portfolio managers and other Employees of the Firm may receive, whether intentionally or inadvertently, material nonpublic information. The Firm has established Policies and Procedures to Prevent Insider Trading, which are included in the Compliance Manual. 6.3.4 Value Added Investors The Firm’s individual advisory clients and commingled fund investors may be executive officers or board members of publicly-traded companies or financial services companies such as hedge funds or private equity firms (collectively, “Value Added Investors”). The Firm’s clients are required to disclose in its investment management agreement or commingled fund subscription document whether it is a Value Added Investor, and if so, the companies associated with the investor. The Compliance Department will maintain a list of any companies associated with Value Added Investors. In order to prevent potential trading conflicts or trading on material non-public information, a restriction is placed in the Firm’s order management system on trading in securities of such companies associated with Value Added Investors. As a result, the Firm’s investment team cannot trade client accounts in such securities without prior approval from the Compliance Department. In reviewing personal trading pre-approval requests, the Compliance Department will check the request against the Value Added Investor Companies list to identify potential conflicts. The inclusion of a security on the list may result in the denial of the pre-approval request. 6.3.5 Proxy Voting The Firm may be in a position where its interests conflict with the best interests of the client when determining how to vote client proxies. The Firm has established Proxy Voting Policies and Procedures, which are included in the Compliance Manual and disclosed in its Form ADV Part 2A, to address these potential conflicts of interest. 6.3.6 Pilot Accounts The Firm may face a potential conflict in allocation of investment opportunities to pilot (seeded) strategies where a substantially similar client-funded strategy is managed by the same portfolio management team. Pilot strategies are seeded by proprietary funds of the Firm and/or its affiliates and the Portfolio Managers seek to create an attractive track record in a pilot strategy, thus, there is a potential incentive for a Portfolio Manager to allocate the most attractive investment opportunities to pilot strategies potentially at a disadvantage to similar client-funded strategies. As of November 2019, there are no substantially similar pilot and client-funded strategies managed by the same Portfolio Managers. If such situation arises in the future, the Firm will address the potential conflict and create appropriate controls. 37

Rothschild & Co Asset Management US Inc. November 2019 6.4 Identification of Affiliated Persons/Entities In order to identify potential conflicts of interests, the Firm will identify persons and entities who are affiliated with the Firm, including accounts products in which the Firm may have a proprietary interest. This list shall include affiliates of Rothschild & Co and the affiliates of any Mutual Funds for which the Firm serves as sub-advisor. 6.5 Annual Compliance Questionnaire In order to identify potential conflicts of interest, the Firm requires all Employees to answer accurately via Compliance Science platform an annual compliance questionnaire containing questions about outside activities and conflicts of the Employees and their immediate family members. 38

Rothschild & Co Asset Management US Inc. November 2019 7. Portfolio Management Policies and Procedures 7.1 Risks In developing these policies and procedures, the Firm considered numerous risks associated with the management of client accounts. This analysis includes risks such as: The Firm does not adequately document clients’ initial investment objectives and restrictions; Changes in clients’ investment objectives or restrictions are not documented; Accounts are managed in ways that deviate from clients’ stated investment objectives; The Firm lacks sufficient systems to prevent accounts from violating investment restrictions; The Firm’s risk management tools are inadequate, relative to the types of investments held in client accounts; The Firm invests client assets in unsuitably risky positions in an attempt to make up for prior losses; Portfolio management staff do not maintain sufficient documentation to substantiate the suitability of their investment recommendations; Supervisory personnel, including the CCO, are not knowledgeable about the Firm’s investment processes or the types of assets held in client accounts; The Firm favors proprietary accounts, accounts in which Employees invest, or accounts that pay performance fees to the detriment of other clients’ accounts. The Firm has established policies and procedures to mitigate these risks. 7.2 Allocation of Investment Opportunities among Clients As a fiduciary, the Firm must allocate investment opportunities among its clients in a fair and equitable manner. The Firm will allocate all securities and other investment opportunities among clients, including the Mutual Funds, in accordance with the Firm’s Trade Order, Aggregation and Allocation Policy. 7.3 Consistency with Client Investment Objectives, Restrictions and Guidelines It is the responsibility of each Portfolio Manager to ensure that each client’s account is managed in accordance with (i) the client’s written investment objectives, guidelines or restrictions (e.g., single equity position limits and no “tobacco” stocks), if any, and (ii) the terms of the Firm’s investment management agreement with that client. Whenever possible, client account instructions will be coded into the Firm’s order management systems. Those client account instructions, such as the rate of investment of a new account or, for wrap accounts, requests to raise cash by a future date, that cannot be coded in the Firm’s order management systems will be separately tracked by the Portfolio Managers on a shared spreadsheet, which lists all account restrictions for all accounts in a particular strategy. Portfolio Managers are required to consult the spreadsheet of client instructions in the course of their trading activity. The Portfolio Managers confirm the Firm’s compliance with these client 39

Rothschild & Co Asset Management US Inc. November 2019 instructions in their quarterly report to the Investment Committee. Institutional client instructions to raise cash by a future date are maintained and monitored by the Operations Department. Each client account (including each private investment vehicle) will be reviewed by the Portfolio Managers on an ongoing basis for compliance with account restrictions. The Firm’s Investment Committee, with the assistance of Portfolio Managers, review client accounts quarterly to ensure that the account is being managed in a manner that is consistent with the client’s investment objectives, guidelines and/or restrictions. The Firm’s Investment Committee will review the commingled funds and Mutual Funds CITs and UCITS sub-advised by the Firm to ensure consistency and compliance with their offering documents and prospectus. 7.4 Investment Decision Process Only the Firm’s investment staff are authorized to determine the investment recommendations to be given to clients. Each investment strategy begins with a universe on investable stocks, which includes all stocks in the capitalization range of the relevant index and stocks already held in portfolios. The universe of investable stocks is screened by the Firm’s proprietary ranking tool. The securities highlighted by the ranking system are researched by the analyst(s) responsible for the sector to which the stock is assigned. Once this initial fundamental research is complete, the analyst presents the security to the full investment strategy team for a final review and will make a case for or against approval. Decisions to approve a stock for potential purchase (a “buy list” addition) are normally made by majority vote. Investment staff will maintain research files for all securities on the “buy list.” Investment staff will hold ad hoc meetings as necessary, generally daily, to discuss any applicable topics, such as investment ideas, economic developments, current events, investment strategies and client holdings. 7.5 Client Suitability The Firm generally does not recommend a particular investment strategy to its clients, but rather offers standard investment strategies and products that the client chooses based on the client’s own investment objectives. In order for the Firm to recommend a particular investment strategy to a client, it must have reasonable grounds to believe that the strategy is and continues to be suitable for the client based on the Firm’s knowledge of relevant information regarding the client, including without limitation, the client’s financial status, investment objectives, trading history, size of the portfolio, the percentage of cash in the portfolio, and the nature of the securities held. Employees who have frequent contact with individual clients should periodically inquire as to whether a client’s financial situation or investment objectives have changed. Any changes to a client’s investment objectives or financial situation that the Firm becomes aware of must be documented in the client files. In the case of wrap account clients, the Firm usually does not have access to the information that the Firm would need to determine the suitability of the client’s wrap fee arrangement or whether the investment strategy selected by the client is suitable based on the above factors. Accordingly, the Firm must generally rely on the wrap sponsor or designee initial and ongoing determination of the suitability of the investment strategy for the client. 40

Rothschild & Co Asset Management US Inc. November 2019 7.6 Socially Restricted Securities Client accounts may restrict investment in certain socially restricted securities (e.g., companies involved in the production of tobacco and firearms). If the client does not provide a list of socially restricted securities or specific criteria as to what constitutes socially restricted securities, the Firm will use lists of socially restricted securities produced by third-party vendor MSCI, based on the tolerances and thresholds supplied by the Firm or the particular client. 7.7 Violations of Account Restrictions When a client portfolio is out of compliance with an account restriction, the Portfolio Manager has the discretion to bring the account back within compliance with the restriction in a m anner that is consistent with the client’s best interest. The Compliance Department will check the client’s account documentation (e.g., investment management agreement and investment policy statement) to determine whether the client must be notified of the particular violation. When client account documentation does not specifically address breach notification, the client will generally be notified of the breach and steps taken to remediate it. Any expansion or amendment of an account restriction must be provided in writing by an authorized person of the client and agreed upon by the Firm. 7.8 Comparative Review of the Performance of Similarly Managed Accounts. On a monthly basis, the Firm’s performance analyst will compare the performance of the Firm’s client accounts with substantially similar investment objectives, guidelines and restrictions. The performance analyst will document the rationale for dispersion and will escalate significant discrepancies to the Portfolio Management as needed. The performance analyst will perform a quarterly review of gross performance of institutional and wrap-fee accounts’ composites using the same investment strategy, document the reasons for dispersion, and present the findings to the Firm’s Investment Committee. 7.9 Sub-Adviser Due Diligence The Firm retains a Fixed-Income Sub-Adviser for the Firm’s Fixed Income and the fixed income component of the Balanced strategies. The Firm follows a documented due diligence process in retaining any sub-adviser whereby the investment team evaluates both qualitative and quantitative criteria to assess the sub-adviser and the Firm conducts and overall initial and ongoing due diligence on the sub-adviser. The Firm will also perform ongoing due diligence of any sub-adviser with which the Firm’s clients’ assets are invested. The Investment Committee reviews the performance of the Fixed-Income Sub-Adviser quarterly. 41

Rothschild & Co Asset Management US Inc. November 2019 7.10 Policy Against Portfolio Pumping and Window Dressing “Portfolio pumping” (or “marking the close”) refers to the purchasing of stocks that a fund or account already owns to give a one-day performance boost at the end of a reporting period. Extraordinary volume, particularly in a small-cap or thinly traded stock, can drive up the price of the stock and, in turn, boost the performance of the fund or account holding it. “Window dressing” is another form of portfolio manipulation in which portfolio managers routinely buy and sell securities around disclosure dates to create a misleading impression of how the fund's or account’s assets were invested during the period. Portfolio pumping and window dressing are illegal. Trading will report any portfolio managers’ unusual trading activity to the CIO to monitor for any evidence of these practices. 7.11 Rumors No person associated with the Firm shall originate, or circulate in any manner outside the Firm, a rumor concerning any security that such person knows or has reasonable grounds for believing is false or misleading and is likely to influence the market price of such security. A statement will not be considered a “rumor” if it is an expression of an individual’s or firm’s opinion, such as an analyst’s view of the prospects of a company. 42

Rothschild & Co Asset Management US Inc. November 2019 8. Best Execution Policies and Procedures 8.1 Statement of Policy The Firm has a duty to obtain “best execution” of the securities transactions being effected for client accounts. To fulfill this obligation, the Firm generally must execute securities transactions in such a manner that the client's total cost or proceeds in each transaction is the most favorable under the circumstances. The Securities and Exchange Commission (the “SEC”) has stated that in deciding what constitutes best execution, the determinative factor is not the lowest possible commission cost, but whether the transaction represents the best qualitative execution. In seeking best execution, the Firm should consider the full range of the broker's services, including, among other things, execution capability, commission rate, financial responsibility, responsiveness to the Firm and the value of any research services provided. The SEC has, however, indicated that an adviser need not solicit competitive bids on each transaction. 8.2 Risks In developing trading policies and procedures, the Firm considered the material risks associated with its trading processes. This analysis includes risks such as: The Firm does not seek best execution for all transactions; The Firm does not periodically and systematically evaluate the quality and cost of services provided by broker-dealers; The Firm does not seek to negotiate favorable trading arrangements; Trades are improperly confirmed, reconciled, and/or settled; Clients participating in block trades do not receive the average price or bear their proportional share of the transaction costs; Cross trades are executed at a price other than the current market price, or otherwise favor one client over another; The Firm engages in principal or agency cross trades without written client consent; The Firm’s trading violates client-imposed restrictions; The Firm’s trading violates the Federal Securities Laws; Trade tickets lack required information; Clients who direct brokerage are not informed that such direction may result in higher commissions and spreads, less favorable prices, and exclusion from block trades; The Firm pays inflated commissions to broker-dealers that refer clients or refer investors to the Firm’s private funds; The Firm directs Mutual Funds to trade with broker-dealers as an incentive to sell the Mutual Funds’ shares; and The Firm does not fully disclose all conflicts of interest that stem from its trading activities, including arrangements or affiliations with a broker-dealer or securities lending agent. 43

Rothschild & Co Asset Management US Inc. November 2019 The Firm has established policies and procedures to mitigate these risks. 8.3 Trade Management Oversight Committee The Firm has adopted these policies and procedures in order to facilitate the exercise of the Firm’s duty to obtain best execution. The Firm has established a Trade Management Oversight Committee (“TMOC”) to oversee and administer these policies, which consists of the Chief Investment Officer, the Head Trader, the Head of Operations, the Chief Operating Officer and Head of Risk Management, the Broker Relationship Manager, the Head of Retail Operations, and the Chief Compliance Officer and Deputy Chief Compliance Officer. It is the responsibility of every Employee of the Firm to act in furtherance of these policies. Failure of an Employee to comply with these policies may result in disciplinary action up to and including termination of employment. 8.4 Use of Qualified Brokers The Firm has established general criteria to determine which brokers are qualified to provide brokerage services to its clients. Generally, the Firm places client orders by routing such orders to the institutional desks of selected brokers and alternative trading systems, including algorithmic trading systems and crossing networks. The Firm may elect to send client orders to market makers, on an agency or principal basis. On rare occasions, the Firm may choose to place orders with market makers that do not make markets in those particular securities. In such situations, the Firm may, subject to its duty to obtain best execution, execute such orders through the market maker’s agency desks. From time to time, the Head Trader may negotiate with brokers on individual trades where possible to reduce trading costs. The Firm does not and is strictly prohibited from executing any trades through its affiliated broker-dealer, Rothschild & Co US Inc., which is a limited purpose broker dealer. For wrap accounts, all trades are executed by the Wrap Implementation Agent, in compliance with this Best Execution Policy and subject to the Firm’s oversight. See the section under the heading “Trades for Wrap Accounts” below. In selecting brokers to execute client orders, the Firm’s traders and investment staff consider a number of factors, including without limitation, the following: ability to find liquidity in the market while also minimizing market impact; ability to accurately communicate the nature of the market in a particular security; ability to obtain timely execution and deliver timely execution reports; the size, type and direction of the transaction; the size and volume of the broker’s order flow; the historical actual executed price of the security; the commission rate, mark-downs and mark-ups and other costs; credit worthiness and financial condition, including net capital requirements; ability to handle difficult trades, including block trades, odd-lot trades and other than typical settlement periods; responsiveness to the Firm’s orders; 44

Rothschild & Co Asset Management US Inc. November 2019 recognition of the importance in retaining anonymity of the Firm in making trades; efficiency and accuracy of clearance and settlement; a history of low trade errors, and the willingness to correct mistakes; accommodation of special needs, including the willingness to step-out transactions; reliability, reputation and integrity; research and brokerage services provided to the Firm that are expected to enhance the Firm’s general portfolio management capabilities; the frequency and amount of price improvement; execution policies and commitment to providing best execution; where appropriate, since generally the Firm does not request limit orders be displayed, compliance with the requirement to display limit orders priced better than its quotation; the willingness and ability to access better-priced orders in alternative trading systems on behalf of the routed orders; familiarity and relationship with market makers in the particular security; ability to determine in a timely manner the appropriate market maker with which to execute the order; and ability to obtain a favorable execution from market makers in the subject security. The Trading Department maintains a master list of approved brokers. The master list of approved brokers is reviewed annually by the TMOC, taking into account the above mentioned considerations. Under certain circumstances, with the approval of or in consultation with the Chief Investment Officer, a trade may be executed through a broker not on the Firm’s approved broker list if the Firm believes that doing so is in the client’s best interest and is consistent with this Policy. 8.5 Directed Brokerage The Firm ordinarily exercises discretionary authority over a client’s account, including the selection of brokers used to execute transactions. In certain circumstances, the Firm will accept written instructions from a client to execute a percentage of the client’s trades through specific brokers. When the Firm places trades with a directed broker, the Firm may not be able to freely negotiate commissions. In such cases, the commission rate charged by the directed broker may be higher than what the Firm could receive from another broker. In addition, the Firm may not be able to aggregate the trades from a directed brokerage account with other client trades and therefore may not be able to obtain as favorable a price. The Firm generally does not execute directed brokerage securities transactions until non-directed brokerage orders are completed, which may result in a less favorable price for directed brokerage trades. Accordingly, clients who direct brokerages to specified brokers may not generate returns equal to clients who do not. The Firm will seek to honor directed brokerage arrangements requested by clients subject to the Firm’s obligation to obtain best execution for all clients. Certain directed brokerage arrangements can be fulfilled through “step-outs”. The Firm may use step-out trades when it has determined that it may facilitate better execution for certain client trades. Stepped-out trades are aggregated or batched with non-directed orders for other institutional separate 45

Rothschild & Co Asset Management US Inc. November 2019 accounts, commingled funds managed by the Firm and CITs, Mutual Funds and UCITS sub-advised by the Firm. The broker executing the trade agrees to clear and settle the orders for clients with such directed brokerage arrangements through the directed broker. The trades for this type of directed brokerage arrangement are sent for execution first, along with trades for accounts that are not directed. Step-out trades may benefit the client by finding a natural buyer or seller of a particular security so that the Firm can trade a larger block of shares more efficiently. Unless directed otherwise by the client, the Firm may use step-out trades for any client account. There can be no assurance, however, that the Firm will be able to step-out a trade or that it will be able to obtain more favorable execution by stepping-out the trade. Certain directed brokerage arrangements involve separate accounts that direct their brokerage to a broker who uses the same order entry technology as do the “step-out” brokers. These orders are sent for execution next or simultaneously if the Trading Department determines that the order would not be impactful to the market. 8.6 Use of Affiliated Broker-Dealers for Mutual Fund Transactions The Firm does not conduct any Mutual Fund transactions through a broker-dealer that is affiliated with the Firm or the Mutual Funds. To the extent that the Firm engages in such a transaction, it must comply with the Mutual Fund’s policies and procedures with respect to Rule 17e-1 of the Investment Company Act. 8.7 Equity Trades for Wrap Accounts The Firm’s Wrap Implementation Agent will typically place equity orders for wrap fee program accounts for execution with the broker-dealer affiliated with, or designated by, the sponsor of the wrap fee program. Placing orders for execution with brokers other than a sponsor-affiliated broker will cause wrap fee clients to incur additional transaction fees (i.e., commissions, commission equivalents or fees) above the wrap fee. In practical effect, the Firm would have to conclude that incurring the additional transaction cost is worth the price improvement and execution services by the executing broker. Accordingly, most if not all transactions placed for wrap fee clients are executed through the sponsoring broker-dealer or the broker-dealer designated by the wrap program sponsor. If the Firm encounters execution problems with the relevant broker affiliated with or the sponsor, it will determine the appropriate course to follow, including contacting the wrap fee sponsor for corrective action. Trades for wrap account clients are generally executed after trades for institutional accounts are executed. The Firm uses a Wrap Implementation Agent for trading wrap equity accounts, and the order management technology for entering wrap account orders is different from that used for other directed brokerage arrangements. The above describes trading for the SMA Wrap Accounts. Trades for the model delivery Wrap Accounts are executed by the relevant program sponsor. 8.8 Fixed Income In the fixed income portion of the Firm’s Balanced strategies, the Fixed Income Sub-Adviser retained by the Firm selects brokers for the fixed income trades execution pursuant to such Sub-Adviser’s best execution policies, subject to the oversight by the Firm. 46

Rothschild & Co Asset Management US Inc. November 2019 8.9 Ongoing Best Execution Review With respect to trades for institutional client accounts, third party service provider Virtu prepares a Daily Summary Report of each day’s high cost orders, high profit orders and high volume orders. The Daily Summary Report compares the Firm’s execution price to the arrival price and the volume weighted average price of the security. The Daily Summary Report is reviewed daily by the Head Trader and periodically by the Chief Investment Officer. An explanation is noted to any material unfavorable impact. The review of these reports is documented. Issues raised by such reviews will be addressed by the trading desk with respect to institutional accounts. Remedial action may include, among other actions: Communication with the broker or market maker to discuss the handling of particular orders or order handling procedures in general; or The reduction or elimination of order flow to brokers or market makers that have a record of inferior quality of execution. In addition, as part of their review of the Firm’s ongoing efforts to obtain best execution, the Head Trader also: Meets from time to time with brokers and technology vendors to consider new trading technologies; and Participates from time to time in a third party survey which results in reports on industry trading and research practices and provides information on industry-average explicit commission rates. 8.10 Quarterly Best Execution Review The TMOC meets on a quarterly basis to review the Firm’s trade execution and ensure that the Firm is obtaining best execution. At such quarterly review, the Head Trader reports on the Firm’s execution results for the quarter, noting any issues or trends, technology improvements and new or terminated broker relationships. Broker Relationship Manager reports on significant variances between targeted and actual trading activity and commissions with a particular broker. In this quarterly meeting, the committee reviews an analysis of the Firm’s trading by a third-party vendor. TMOC also reviews the trade execution in wrap accounts by the Wrap Implementation Agent and Fixed Income Sub-Adviser. 8.11 Broker Review At least annually, the Firm’s TMOC will review the selection of brokers and market makers and the quality of the execution received and the Firm’s list of approved brokers. The review of brokers will consist of various factors, including without limitation, the factors set forth below: average commission rate charged by the broker; the services provided by the broker other than execution (i.e., research or brokerage services and products used in the management of client accounts); the value of research provided by each broker; whether the execution and other services provided by the broker were satisfactory (taking into account such factors as the speed of execution, the certainty of execution, and the ability to handle large orders or orders requiring special handling); reason for using that broker (i.e., research, execution only, etc.); 47

Rothschild & Co Asset Management US Inc. November 2019 unusual trends (such as higher than usual commission rates or a large volume of business directed to an unknown broker); potential conflicts of interest (such as directing brokerage to a broker who makes client referrals to the Firm); the broker’s financial condition, including when the broker is a publicly-traded company, the broker’s equity price; results of FINRA Broker Check conducted by the Compliance Department. 8.12 Quarterly Broker Vote All investment professional staff members participate in a quarterly broker vote by which the Firm’s clients’ commissions are allocated among the list of approved brokers. In placing broker votes, investment professionals are instructed to consider factors such as the broker’s breadth, uniqueness and overlap of research coverage, analyst accessibility, the broker’s responsiveness and frequency of usage; conferences and management meetings and the quality and utility of research. The cumulative results of the investment professionals’ broker votes determine, on a lagged basis, the Firm’s targeted commission allocations for the quarter. A portion of the Firm’s annual commissions are excluded from the broker vote in order to provide the Firm’s traders with the flexibility needed to achieve best execution. The TMOC will review the quarterly broker vote and note instances of significant quarter over quarter changes in broker targets. 8.13 Principal and Cross Transactions The Firm does not engage in any principal or cross transactions. As a matter of policy, the Firm or its affiliates may not, directly or indirectly, (i) while acting as principal for its own account, knowingly sell any security to, or purchase any security from, an advisory client or (ii) while acting as broker for a person other than such client, knowingly effect any sale or purchase of any security for the account of an advisory client without, in each case, disclosing to such client in writing, prior to the completion of such transaction, the capacity in which the Firm is acting, and obtaining the consent of the advisory client to the transaction. Blanket consents (prior consent obtained to cover a category of transactions) are not sufficient for this purpose. The SEC does not consider an adviser to be acting as a broker for an account when the Firm does not receive additional transaction based compensation. Accounts of the Firm and its affiliates or other accounts controlled by the Firm or its affiliates (within the meaning of the Advisers Act) may be treated as accounts of the Firm for purposes of determining whether a transaction is a principal transaction or cross transaction. Transactions between a client account and (1) an account of the Firm and/or its affiliates or (2) an account at least 25% of which is comprised of interests held by the Firm and/or its affiliates will be deemed a principal transaction. 8.14 Agency Cross Transactions The Firm does not execute any of its client account transactions through Rothschild & Co US Inc. and therefore does not anticipate that it will engage in any agency cross transactions. An “agency cross transaction” is a transaction in which an investment adviser (or an affiliate) acts as the broker for both the seller and purchaser of the security. The adviser or its affiliates may engage in agency cross transactions only after obtaining the consent of its clients as required by Rule 206(3)-2 under the Advisers Act. No agency cross transactions may be effected when the adviser, or any person controlling, controlled by or under common control with the adviser, recommended the transaction to 48

Rothschild & Co Asset Management US Inc. November 2019 both the seller and the purchaser. The Firm’s affiliated broker-dealer, Rothschild & Co US Inc., does not trade or hold customer or proprietary accounts. 49

Rothschild & Co Asset Management US Inc. November 2019 9. Policies and Procedures on Trade Order, Aggregation and Allocation The Firm manages multiple client accounts, including without limitation Mutual Funds, institutional separately managed accounts, commingled funds and wrap accounts. In addition, the Firm may receive performance-based compensation or higher management fees from certain client accounts, or the Firm or its Employees may have made proprietary or personal investments in a client account, such as the Firm’s commingled funds or Mutual Funds sub-advised by the Firm. Accordingly, the Firm has a conflict of interest and may be inclined to favor certain accounts over others. Accordingly, the Firm has adopted these policies and procedures (the “Policy”) regarding trade order, trade aggregation and trade allocation in order to ensure that one client is not favored over another. The TMOC is responsible for administering this Policy. The Chief Compliance Officer will review this Policy at least annually to ensure that the procedures set forth in this Policy are adequate. It is the responsibility of every Employee of the Firm to act in furtherance of this Policy. Failure of an Employee to comply with this Policy may result in disciplinary action up to and including termination of employment. 9.1 Risks In developing trading policies and procedures, the Firm considered the material risks associated with its trade allocation processes. This analysis includes risks such as: The allocation of trades to broker-dealers is not subject to sufficient oversight; Trades are allocated in a manner that is unfair to certain clients; The Firm favors proprietary accounts, affiliated clients, and/or clients who pay performance fees; Trades are improperly allocated after execution; Clients participating in block trades do not receive the average price or bear their proportional share of the transaction costs; IPOs are allocated in a manner that is unfair to certain clients. The Firm has established policies and procedures to mitigate these risks. 9.2 Statement of Policy It is the Firm’s policy that all clients should be treated fairly and to not advantage one client over another in (i) determining the order in which client trades are placed, (ii) aggregating client orders for the purchase and sale of securities and (iii) allocating purchases and sales of securities among client accounts. 9.3 Order of Trading and Trade Rotation In order to ensure that the Firm’s clients are treated fairly over time, the Firm has adopted the following order in which trades are placed in the Firm’s U.S. Equity strategies: 50

Rothschild & Co Asset Management US Inc. November 2019 First, program trades (i.e., trades related to client cash contributions and withdrawals), and trades to “square up” certain client accounts with the desired model portfolio weightings are placed. Next, orders related to changes in the model portfolio are placed. Such trades are placed in the following order: – First, trades for non-client directed brokerage institutional separate accounts, the commingled funds and Mutual Funds managed or sub-advised by the Firm, the CITs and UCITS sub-advised by the Firm and institutional separate accounts with directed brokerage arrangements that may be “stepped-out”. Such trades may be aggregated (see “Trade Aggregation” below). Second, trades for accounts with client directed brokerage arrangements that may not be “stepped-out” and accounts where brokerage is 100% client directed. Such trades will generally be entered simultaneously, unless the trading desk determines that multiple trades cannot be placed simultaneously without an adverse price effect. Third, trades for wrap program accounts. Trades for wrap program accounts will be rotated by wrap program sponsor such that a sponsor that was first for an order will be last for the next order. Trades for wrap program accounts are placed with the third party implementation agent (“Wrap Implementation Agent”) and are implemented by the Wrap Implementation Agent, subject to the Firm’s oversight. – – The Firm generally does not place two simultaneous competing client orders to avoid any negative price effect, except that the Firm may place a simultaneous competing order with a client-directed broker if the trade is small enough not to have an adverse effect on a prior competing order. In addition, the Firm may undertake simultaneous transactions for accounts due to program trades attributable to client cash contributions and withdrawals. Wrap program accounts that have special requirements such as tax considerations, purchase and sale restrictions or other considerations may require an additional review of the account prior to entering an order. 9.4 Comparison of Institutional and Wrap Execution Prices In order to ensure that the Firm’s investment recommendations are being allocated fairly to all clients and that best execution is achieved for all clients, the Operations Department produces for TMOC’s review a quarterly comparison of the execution prices for decision trades for both institutional and wrap-fee accounts to determine whether all accounts are being treated fairly over time and not systematically disadvantaged. The TMOC will review and document the results of the analysis. 9.5 Trade Aggregation The Firm may aggregate or batch client orders for the purchase or sale of securities when consistent with the best interests of its clients, including its commingled funds and the CITs and Mutual Funds and UCITS sub-advised by the Firm. The following policies and procedures apply to the aggregation of client orders: The portfolio manager must determine that the purchase or sale of the particular security involved is appropriate for the client and consistent with the client’s investment objectives and with any investment guidelines or restrictions applicable to the client’s account. The trader must reasonably believe that the order aggregation will benefit each client participating in the aggregated order, and will enable the Firm to seek best execution for the accounts. 51

Rothschild & Co Asset Management US Inc. November 2019 Prior to entry of an aggregated order for institutional separate accounts, an electronic, or in rare cases a written, order ticket is completed which identifies each client account participating in the order and the proposed allocation of the order upon completion. Each client that participates in an aggregated order will participate at the average share price for all of the Firm’s transactions in the security for that order. Transaction costs associated with an aggregated order will also be shared pro rata based on each client's participation in the transaction. The Firm may add a new client order to an existing client order if doing so will not have material adverse effect on the existing order and when doing so is in the best interest of the clients. 9.6 Trade Allocation It is the responsibility of the portfolio managers to pre-allocate trades before execution (i.e., set targeted position size and trade size). Trades and allocations of purchases and sales are discussed at the Investment team meetings. Trade allocation should be made prior to execution. From time to time, there may be differences in invested positions and securities held among clients within the same investment strategy due to client specific investment restrictions, tax considerations and other criteria. Accordingly, portfolio managers may take some or all of the following factors into account in allocating securities among its clients: Any restrictions placed on a client's portfolio by the client; Any restrictions placed on a client’s portfolio by virtue of federal or state law (e.g., the Employee Retirement Income Security Act of 1974, as amended); Size of client account; Size of available position; Total portfolio invested position; Custodial ticket charges; Whether the allocation is necessary to meet a client cash flow; Timing of cash flows and account liquidity; Client's tax status; Nature of the security to be allocated; Supply or demand for a security at a given price level; Current market conditions; Any other information determined to be relevant to the fair allocation of securities. The following are procedures for how the Firm allocates aggregated orders to client accounts after the trade: If an aggregated order is filled in its entirety in one day, the trade will be allocated among clients pro-rata. 52

Rothschild & Co Asset Management US Inc. November 2019 If an aggregated order is not filled in its entirety in one day, it will be allocated among clients pro rata, with any odd lots allocated to one of the largest accounts participating in the order to avoid disproportionately high ticket charges to smaller accounts. The Compliance Department reviews a daily report flagging any non-pro-rata allocations of trades. The Firm may allocate an aggregated order on a different basis than the procedures set forth above with the approval of the TMOC, provided that such allocation is in the best interests of the Firm’s clients. 53

Rothschild & Co Asset Management US Inc. November 2019 10. Soft Dollars Policies and Procedures 10.1 Statement of Policy The Firm may use “soft dollars” for research and brokerage services that provide lawful and appropriate assistance to the Firm in carrying out its investment decision-making responsibilities, as permitted under the safe harbor of Section 28(e) of the Securities and Exchange Act of 1934, as amended. Soft dollars refers to the practice of using commission dollars, including by way of commission sharing arrangements (“CSA”), to recognize broker-dealers for investment research and brokerage execution services provided by the broker to an investment adviser. Research refers to advice provided either directly, electronically, or in hard copy as to the value of securities, the advisability of investing in, purchasing or selling securities and the availability of securities or purchasers or sellers of securities. Research also includes third-party and proprietary research reports (including market research); certain financial newsletters and trade journals; software providing analysis of securities portfolios; corporate governance research and rating services; attendance at certain seminars and conferences; discussions with research analysts; meetings with corporate executives; consultants’ advice on portfolio strategy; data services (including services providing market data, company financial data and economic data); advice from brokers on order execution; and certain proxy services and other information that assists a portfolio manager in making investment decisions or evaluating the performance of accounts. Brokerage refers to services related to the execution, clearing and settlement of securities transactions and functions incidental thereto (i.e., connectivity services between an investment manager and a broker-dealer and other relevant parties such as custodians); trading software operated by a broker-dealer to route orders; software that provides trade analytics and trading strategies; software used to transmit orders; clearance and settlement in connection with a trade; electronic communication of allocation instructions; routing settlement instructions; post trade matching of trade information; and services required by the SEC or a self-regulatory organization such as comparison services, electronic confirms or trade affirmations. The Firm’s use of client commissions to obtain research and brokerage services may create an incentive and conflict of interest for the Firm to select a broker to effect client securities transactions based on the Firm’s interests in obtaining the research or brokerage services, rather than on the client’s interest in paying the lowest available commission rate on the transaction. The Firm has adopted these policies and procedures (this “Soft Dollar Polic y”) to govern the Firm’s use of soft dollars and manage associated conflicts of interests. The Firm’s TMOC, which consists of the Chief Investment Officer, the Head Trader, the Broker Relationship Manager, the Head of Operations, the Head of Retail Operations, the Chief Operating Officer and Head of Risk Management, and the Chief Compliance Officer and Deputy Chief Compliance Officer to oversee and administer this Policy. It is the responsibility of every Employee of the Firm to act in furtherance of this Policy. Failure of an Employee to comply with this Policy may result in disciplinary action up to and including termination of employment. 10.2 Risks In developing these policies and procedures, the Firm considered numerous risks associated with the use of soft dollars. This analysis includes risks such as: 54

Rothschild & Co Asset Management US Inc. November 2019 The Firm lacks written policies and procedures governing the use of soft dollars; The Firm uses soft dollars in a manner that is inconsistent with disclosures to clients or investors; Employees are unfamiliar with the types of products and services that fall within the Section 28(e) safe harbor; The Firm uses soft dollars outside of the Section 28(e) safe harbor without providing particularly robust disclosures to clients or Investors; The Firm uses soft dollars outside of the Section 28(e) safe harbor in managing accounts that are subject to ERISA; The Firm lacks a system for tracking soft dollar credits; The Firm develops large soft dollar credit balances, which may indicate that clients are paying unnecessarily high commissions; The Firm develops large soft dollar deficits, which may cause the Firm to trade with certain broker-dealers even if those broker-dealers cannot achieve best execution; and The Firm cannot document a good faith allocation in connection with products or services that are partially paid for using soft dollars. The Firm has established policies and procedures to mitigate these risks. 10.3Soft Dollar Procedures 10.3.1 Approval Process All requests for payment with soft dollars must be approved by the TMOC, whether for third party research arrangements or services or for proprietary research arrangements or services. A Soft Dollar Review Form must be completed for all CSA arrangements, which should include a brief description of the purpose of the payment. Any contracts or other written agreements related to such requests should be attached to the Soft Dollar Review Form. The TMOC will be responsible for ensuring that appropriate documentation is obtained and attached to the contract, as needed. The TMOC will determine whether the research arrangement or service may be paid via CSA. 10.3.2 Criteria for Approval A number of criteria are to be considered in approving soft dollar allocations, including the broker-dealer's business reputation and financial position and its ability to consistently execute orders professionally and on a cost effective basis, provide prompt and accurate execution reports, prepare timely and accurate confirms, deliver securities or cash proceeds promptly and provide meaningful research services that directly assist the Firm in its investment decision-making process and not in the management of the Firm or other desired and appropriate services. In addition, a client may limit, by way of directed brokerage or specific restriction, the Firm’s use of soft dollars generated by the client’s account to obtain third party research or services. As a fiduciary, the Firm has an obligation to obtain "best execution" of client transactions under the circumstances of the particular transaction. Consequently, notwithstanding the safe harbor provided 55

Rothschild & Co Asset Management US Inc. November 2019 under Section 28(e), no allocation for soft dollar payments shall be made unless best execution of the transaction is reasonably expected to be obtained. The TMOC will review the Firm's use of soft dollars quarterly and will annually review and update the Soft Dollar Review Form for each service and make a determination whether the research and brokerage services obtained with client commissions and the amount of commissions paid for each service was reasonable in relation to the value of that service. 10.4 Allocations for Mixed-Use Services The Firm’s use of a product may involve a “mixed-use,” meaning that a portion of the product is used to provide bona fide research as part of the investment decision-making process and part of it may be used for a non-research purpose. In these situations, the Firm must make an allocation of the cost of such service based on its evaluation of the research and non-research uses of the product. The cost of the product must be paid using both hard and soft dollars, the hard dollars being paid by the Firm for the non-research portion and soft dollars for the research portion. An initial determination shall be made on the Soft Dollar Review Form as to whether the product is likely to have a mixed use and will be reevaluated by the TMOC on at least an annual basis and whenever there is a substantial change in use. For services that have a mixed use, the Firm will make an ongoing good faith determination as to how much of the cost may be paid with soft dollars and such determination will be reevaluated by TMOC on at least an annual basis and whenever there is a substantial change in use. The basis for such determination shall be documented and will include an explanation as to the basis for determining that such allocation was fair and reasonable. 10.5 Duplicative Services From time to time, the same service may be provided by more than one vendor. As part of its review of the Soft Dollar Review Form, the TMOC will consider whether the same services are being provided by two or more service providers. If more than one vendor is providing the same service, the Firm will use soft dollars to pay for the duplicative services provided by one of the vendors, but use hard dollars to pay for the same service provided by any other vendors. The minutes of the committee will document this review 10.6 Monitoring Soft Dollar Credit and Debit Balances Soft dollar credits are assets of clients that must be treated with appropriate care. The Operations Department will produce CSA credits accrual and expenditure reports provided by the Firm’s third party commission management service provider for TMOC’s review. The TMOC will periodically review the Firm’s soft dollar credit and debit balances. If the Firm develops large credit balances, the TMOC will consider whether clients are paying unnecessarily high commissions. Conversely, if the Firm develops large deficits, the TMOC will evaluate whether the Firm should curtail its soft dollar spending or take other actions in order to avoid the appearance that the Firm must trade accounts excessively in order to reduce its soft dollar deficits. Such actions may include using certain brokers exclusively as research providers paid with CSA credits and not for trade execution. 56

Rothschild & Co Asset Management US Inc. November 2019 10.7 Special Considerations for ERISA Clients A retirement or ERISA plan client may direct all or part of portfolio transactions for its account through a specific broker or dealer in order to obtain goods or services on behalf of the plan. Such direction is permitted, provided that the goods and services provided are reasonable expenses of the plan incurred in the ordinary course of its business for which it otherwise would be obligated and empowered to pay, and provided that the allocation is consistent with the Firm being able to obtain best execution. ERISA, however, prohibits directed brokerage arrangements when the goods or services purchased are not for the exclusive benefit of the plan. 10.8Books and Records 10.8.1 Master List of Soft Dollar Arrangements TMOC maintains a master list of all soft dollar arrangements, which will include: the name and a brief description of the purpose of the payment; the user(s); the identity of the third party provider; the amount of the soft dollar commitment; the soft dollar/hard dollar ratio; and Information regarding the terms of the contract, if any. 10.8.2 Quarterly Reports / Broker Statements As further discussed in the Firm’s Best Execution Policies and Procedures, the TMOC will review quarterly reports of commission use. For each broker that has received commissions on advisory client trades, the report will show the total amount of commissions year-to-date (including soft dollar commissions), and, as applicable, the annual commission goal and percentage of the goal currently achieved. 10.9 Annual Review Each year, the TMOC will establish an estimated soft dollar budget and will review the list of brokers with whom the Firm is transacting business. The TMOC will review the summary annually to ensure that all products that are paid in soft dollars are included on the list. The TMOC will review the commission totals directed to each broker for the previous year and determine whether adjustments to such direction are needed based on additional soft dollar arrangements. Alternate arrangements for payment of services to the broker may be made if necessary. The summary will be revised as needed and distributed to the Head Trader and Chief Investment Officer. The Chief Compliance Officer will review the soft dollar disclosure set forth in Form ADV Part 2A, investment advisory agreements and offering materials for clients that are private investment funds and update such disclosure as necessary, making sure that all use of soft dollars is disclosed with specificity. 57

Rothschild & Co Asset Management US Inc. November 2019 11. Trade Errors Policies and Procedures 11.1 Statement of Policy Consistent with its fiduciary duties, the Firm must take the utmost care in making and implementing investment decisions for its client accounts. Accordingly, the Firm will seek to minimize the occurrence of trade errors and to ensure that trade orders are entered correctly. The Firm has established these policies and procedures (this “Trade Error Policy”) to ensure that any trade error attributable to the Firm that occurs in a client account is resolved in a manner that avoids harm to the client. Trade errors can occur in multiple forms, including without limitation (i) when a wrong order is executed or a correct order is not executed due to a mistake of fact, inaccurate portfolio manager instruction, trading, clerical or processing error or other similar reason, or (ii) when an order is not suitable or appropriate for the client because of investment restrictions or regulatory limitations, changed circumstances, inadvertent duplication or other similar reason. In general, a trade error has occurred if the trade that was placed or executed was not the trade directed by the Portfolio Manager, or if a trade directed by a Portfolio Manager fails to be placed or executed. The Firm has established a Trade Errors Committee to determine the appropriate corrective action for an error. The Trade Errors Committee consists of the Head of Operations, Chief Operating Officer, and a Compliance officer. After a complete investigation and evaluation of the circumstances surrounding a potential trade error, the Trade Errors Committee has the discretion to determine whether a error has occurred and to resolve a particular error in a manner other than as specified in these procedures. Any errors resulting from unique circumstances shall be resolved on a case-by-case basis. In each case, the error must be resolved in a manner consistent with the Firm’s fiduciary duties to the client. Failure of an Employee to promptly and fully report and document a trade error may result in disciplinary action up to and including termination of employment. 11.2 Risks In developing these policies and procedures, the Firm considered numerous risks associated with committing trade errors in client accounts. This analysis includes risks such as: Trade errors are not identified and corrected in a timely manner; Trade errors are not reported to management, including the CCO; Management does not carefully review each error to determine if new procedures may be necessary to prevent future errors; Clients bear losses associated with trade errors; The number of trade errors is excessive; and The Firm does not maintain adequate documentation of all trade errors and their respective resolutions. The Firm has established these policies and procedures in order to mitigate these risks. 58

Rothschild & Co Asset Management US Inc. November 2019 11.3 Error Correction Procedures Trade errors that are caused by the Firm8 shall be generally addressed in accordance with the following policies and procedures: As soon as possible after a trade error or a suspected trade error is discovered: – The error must be reported by email to the “NYC AMUS Trade Errors” email group (see also “Error Documentation” below). This email group includes the entire Operations Department, the entire Compliance team, the Trading Desk, the Chief Investment Officer, the Head of Operations and the Chief Operating Officer and Head of Risk Management. The investment team whose portfolio is affected by the error will be copied on the notification. Such broad notification ensures a prompt corrective action for any error. The Trade Error Committee will coordinate the initial response. The Committee, in its absolute discretion, will bring into the response process all individuals judged by the Committee to be necessary to be involved in the response or otherwise to have the relevant expertise. It is expected that the Trading Desk and the Lead Portfolio Manager for the affected portfolio will all be involved. The initial response and the appropriate initial corrective action for the error is the collective decision of this larger group designated by the Trade Error Committee members, and this larger response group is collectively responsible for such initial response and corrective action. If the response group determines that it is the appropriate corrective action, the Firm will reverse (i.e., “break” or “bust”) the erroneous trade. For errors in which a trade is allocated to the wrong account, the trade will be reallocated to the originally intended account at the price of the original trade. – – Following the initial response, the Trade Error Committee will meet to determine the root causes of the error, the impact on the affected accounts, any required notifications and reimbursements, and any necessary changes to the procedures designed to avoid similar errors in the future. The Chief Operating Officer and Head of Risk Management will report and make recommendations to the Firm Business Management Committee and the Board quarterly or as appropriate. When an error results in a loss, the Firm will reimburse the affected client account for the loss associated with the error. When an error results in a gain, the affected client will retain the gain, even though this may put the client in a better position than would have been the case had the error not occurred. Notwithstanding the foregoing, with respect to wrap program accounts, the Firm will follow the policies of the wrap program sponsor on gains and losses resulting from trade errors, which may be less favorable to the clients. 8 The Firm generally does not bear losses due to errors caused by third parties, including without limitation, brokers and custodians. However, the Firm will use its best efforts to ensure that trade errors caused by third parties are resolved in a manner that avoids harm to the client. 59

Rothschild & Co Asset Management US Inc. November 2019 Client generated commissions and soft dollars are client assets and may not be used to pay for a trade error. Similarly, the Firm may not establish reciprocal arrangements to encourage brokers to assume responsibility for trade error losses in exchange for future commissions. 11.4 Error Documentation Following resolution of the error, the Trade Error Committee will complete a Trade Error Report to document the error and the corrective action. The Firm maintains a log of all trade errors. errors are also reported to the Firm’s parent company Rothschild & Co. All trade 60

Rothschild & Co Asset Management US Inc. November 2019 12. Proxy Voting Policies and Procedures 12.1 Statement of Policy Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised. The Firm generally retains proxy-voting authority with respect to securities purchased for its clients. Under such circumstances, the Firm has a fiduciary duty to votes proxies in the best interest of its clients and in accordance with these policies and procedures (this “Proxy Voting Policy”). In order to administer this Proxy Voting Policy the Firm has created a Corporate Governance Committee comprised of senior personnel of the Firm, including portfolio management and Compliance departments. 12.2 Risks In developing these policies and procedures, The Firm considered numerous risks associated with the proxy voting process. This analysis includes risks such as: The Firm’s proxy voting policies and procedures are not reasonably designed to ensure that proxies are voted in the best interests of the Firm’s clients; Proxies are not identified and processed in a timely manner; Proxies are not voted in clients’ best interests; Conflicts of interest between the Firm and a client are not identified or resolved appropriately; The Firm does not conduct an investigation reasonably designed to ensure that its voting determinations are not based on materially inaccurate or incomplete information; Third-party proxy voting services retained by the Firm do not vote proxies according to the Firm’s instructions and in clients’ best interests; The Firm does not conduct appropriate evaluation and oversight of the third-party proxy voting services retained by the Firm; Proxy voting records, client requests for proxy voting information, and the Firm’s responses to such requests, are not properly maintained; The Firm lacks policies and procedures regarding clients’ participation in class actions; and The Firm fails to maintain documentation associated with clients’ participation in class actions. The Firm has established policies and procedures to mitigate these risks. 61

Rothschild & Co Asset Management US Inc. November 2019 12.3 Use of Third-Party Proxy Voting Service While the voting of proxies remains a fiduciary duty of the Firm, the Firm may contract with service providers to perform certain functions with respect to proxy voting, subject to the oversight by the Firm, as described in these procedures. The Firm has entered into an agreement with Institutional Shareholder Services, Inc. (“ISS”) to provide the Firm with its analysis on proxies and to facilitate the electronic voting of proxies. The Firm has instructed ISS to execute all proxies in accordance with the applicable ISS guidelines, except with respect to Special Voting Issues (as defined below) or unless otherwise instructed by the Firm with respect to a particular vote. The Compliance Department manages the Firm’s relationship with ISS. Proxies relating to securities held in client accounts will be sent directly to ISS. If a proxy is received by the Firm and not sent directly to ISS, the Firm will promptly forward the proxy to ISS. Having ISS complete the actual voting of all proxies provides a central source for the Firm’s proxy voting records. 12.4 Proxy Voting Guidelines ISS’ Standard Guidelines and U.S. Taft-Hartley Guidelines. Except as described below, the Firm will vote proxies for its clients, including the commingled funds managed by the Firm, through the use of ISS’ services in accordance with applicable ISS guidelines. When voting in accordance with ISS guidelines, the Firm will generally apply the ISS’ Standard Guidelines. Certain of the Firm’s Taft-Hartley clients, however, instruct the Firm to vote such clients’ proxies in accordance with U.S. Taft-Hartley Guidelines, and the Firm will vote these clients’ proxies in accordance with ISS’ U.S. Taft-Hartley Guidelines. Special Voting Issues. ISS will notify the Firm of certain votes involving, without limitation, mergers and acquisition transactions, dissolutions, conversions or consolidations, dissident shareholders and AFL-CIO key votes (“Special Voting Issues”). With respect to all proxies involving Special Voting Issues, a member of the Corporate Governance Committee and the applicable portfolio manager will conduct a more detailed analysis of the issuer or the specific matter to be voted on and will determine whether the Firm will follow ISS recommendations or whether the Firm will make an independent determination on how to vote the proxy in accordance with the best interests of the clients. The Operations Department will send the Firm’s decision on how to vote the proxy to ISS, which will vote the proxy. Client-Directed Proxies. In the event that a client-directed proxy is in conflict with ISS Guidelines, the Firm will vote in accordance with the client’s proxy guideline. ISS will execute the vote as directed by the Firm. ISS’ Conflicts and Other Instances of Deviation from ISS Guidelines. In the event that (i) the Firm becomes aware of a conflict of interest between the Firm and ISS, (ii) ISS is unable to complete or provide its research and analysis regarding a security on a timely basis or (iii) the Firm determines that voting in accordance with ISS guidelines is not in the best interest of the client, the Firm will not vote in accordance with ISS guidelines. In such cases, the Firm will make an independent decision on how to vote, which may or may not be consistent with ISS guidelines. ISS will execute the vote as directed by the Firm. 62

Rothschild & Co Asset Management US Inc. November 2019 Conflicts of the Firm. In seeking to avoid conflicts, the Firm will vote in accordance with applicable ISS guidelines (i) if an employee of the Firm or one of its affiliates is on the board of directors of a company held in client accounts or (ii) if a conflict of interest exists between the Firm and a client with respect to the issuer. In the event of a conflict of interest between the Firm and a client, the Firm’s voting in accordance with ISS guidelines does not relieve the Firm of its fiduciary obligation to either vote in the client’s best interest or to provide to the client a full and fair disclosure of the conflict and obtain the client’s informed consent. In the case of ERISA clients, if the investment management agreement reserves to the ERISA client the authority to vote proxies when the Firm determines it has a material conflict that affects its best judgment as an ERISA fiduciary, the Firm will give the ERISA client the opportunity to vote the proxies themselves. Absent the client reserving voting rights, the Firm will vote the proxies in accordance with this Proxy Voting Policy. When the Firm votes proxies on behalf of the account of a corporation, or a pension plan sponsored by a corporation, in which the Firm’s other clients also own stock, the Firm will vote the proxy for its other clients in accordance with applicable ISS guidelines and the proxy for the corporation or its pension plan’s account as directed by the corporation. 12.5 Abstentions; Determination Not to Vote The Firm may abstain from voting if the Firm determines that abstention is in the best interests of the client. In making this determination, the Firm will consider various factors, including but not limited to (i) the costs (e.g., translation or travel costs) associated with exercising the proxy and (ii) any legal restrictions on trading resulting from the exercise of the proxy. Some clients of the Firm participate in securities lending. The Firm will not vote securities that are out on loan within a securities lending program. 12.6 Securities No Longer Owned The Firm will not review and will not vote the proxy votes for securities that are no longer owned by a client account at the time of the proxy meeting. 12.7 Proxy Voting Audit Procedures and Oversight of Third-Party Proxy Voting Service When the Firm is voting in accordance with ISS guidelines, the Operations Department reviews the “pre-populated” votes on the ISS’ electronic voting platform before ISS executes the vote. When voting on Special Voting Issues or in other instances of voting not in accordance with ISS guidelines, the Firm’s Operations Department itself “pre-populates” votes on the ISS’ electronic voting platform before ISS executes the vote. Periodically, a random sample of the proxies voted by ISS will be audited to ensure ISS is voting in accordance with applicable ISS guidelines or consistent with the Firm’s direction, as applicable. Starting in the Fall of 2019, a sample of votes on Special Voting Issues will also be reviewed to 63

Rothschild & Co Asset Management US Inc. November 2019 evaluate whether the Firm’s voting determinations were consistent with this Proxy Voting Policy and in its clients’ best interest. Annually, the Corporate Governance Committee will review ISS and its policies and methodologies. Starting in the Fall of 2019, this review will include, among others, the following topics and determinations: that ISS has the capacity and competence to adequately analyze proxy issues, including the adequacy and quality of its staffing, personnel and /or technology and any material changes in the ISS staffing and technology since the last review; whether ISS has an effective process for seeking timely input from issuers and its clients with respect to its proxy voting policies, methodologies and peer group constructions; whether ISS engages with issuers, including its process for ensuring that it has complete and accurate information about the issuer and each particular matter, and ISS’ process, if any, for investment advisers to access the issuers’ views about ISS’ voting recommendations; whether the Firm has sufficient information on and understanding of ISS’ methodologies and the factors underlying ISS’ voting recommendations, including an understanding of how ISS obtains information relevant to its voting recommendations and how it engages with issuers and third parties; whether ISS is independent and can make recommendations in an impartial manner in the best interests of the Firm's clients. This analysis will include a review of (i) any ISS actual or potential conflicts known to the Firm, (ii) ISS’ policies and procedures on identifying, disclosing and addressing conflicts of interest, and (iii) whether ISS is disclosing its actual or potential conflicts to the Firm in a timely, transparent and accessible manner; ISS’ internal controls, including but not limited to a review of ISS’ business continuity plan, methodologies with respect to implementing the Firm’s voting instructions, proxy record keeping and internal and independent third-party audit certifications; Any factual errors, potential incompleteness, or potential methodological weaknesses in the ISS’ analysis known to the Firm and whether such errors, incompleteness or weaknesses materially affected ISS’ recommendations. The Firm will also access ISS’ process for disclosure to the Firm and efforts to correct any such identified errors, incompleteness or weaknesses. Based on the Firm’s assessment of ISS and its service levels, the Firm can make a determination to obtain information about and consider alternative service providers to ISS. 12.8 Disclosure The Firm will disclose in its Form ADV Part 2A that clients may contact the Firm in order to obtain information on how the Firm voted such client’s proxies, and to request a copy of this Proxy Voting Policy. If a client requests this information, the Client Servicing and Operations Departments will prepare a written response to the client that lists, with respect to each voted proxy that the client has inquired: (i) the name of the issuer, (ii) the proposal voted upon and (iii) how the Firm voted the client’s proxy. A summary of this Proxy Voting Policy will be included in the Firm’s Form ADV Part 2, which is delivered to all clients. The summary will be updated whenever this Proxy Voting Policy is updated. 64

Rothschild & Co Asset Management US Inc. November 2019 As a matter of policy, the Firm does not disclose how it expects to vote on upcoming proxies. Additionally, the Firm does not disclose the way it voted proxies to unaffiliated third parties without a legitimate need to know such information. 12.9 Proxy Voting Record Keeping The Firm will maintain a record of items 1-3 below in its files. In accordance with its services contract with the Firm, ISS will maintain a record of items 4 and 5 below in its files. 1. 2. Copies of this Proxy Voting Policy, and any amendments thereto; A copy of any document the Firm created that was material to making a decision on how to vote proxies, or that memorializes that decision. For votes that are inconsistent with ISS’ guidelines, the Firm must document the rationale for its vote; A copy of each written client request for information on how the Firm voted such client’s proxies, and a copy of any written response to such request; A copy of each proxy statement that the Firm or ISS receives regarding client securities; and A record of each vote that the Firm casts. 3. 4. 5. 12.10 Class Actions The Firm does not direct clients’ participation in class actions, as disclosed in Part 2 of Form ADV. The Compliance Department will determine whether to return any documentation inadvertently received by the Firm regarding clients’ participation in class actions to the sender, or to forward such information to the appropriate clients. 12.11 Annual Policy Review The Corporate Governance Committee will review, no less frequently than annually, the adequacy of this Proxy Voting Policy and the effectiveness of its implementation and determine whether the Policy is reasonably designed to ensure that the Firm casts proxy votes on behalf of its clients in the best interests of such clients. 65

Rothschild & Co Asset Management US Inc. November 2019 13. Valuation Policies and Procedures 13.1 Statement of Policy It is important that the Firm accurately values client securities. The Firm’s fees are based on a percentage of the client’s account value and inaccurate security valuations could cause the Firm to overcharge or undercharge the client. In addition, inaccurate security valuations could cause the Firm’s performance or holdings reports and other materials to be inaccurate or misleading. The Firm has established a Valuation Committee which consists of the Chief Investment Officer, other senior investment professionals, the Head of Operations, the Head Trader and a Compliance Officer to administer the Firm’s valuation policies and procedures. A rotating member (usually the analyst on call covering the stock in question) will be called as an invitee to a Valuation Committee meeting. If an Employee believes that the existing valuation procedures do not provide for an accurate valuation of a particular asset or class of assets in a client’s account, he or she must report this matter immediately to the Chief Compliance Officer. Periodically, the Firm’s Valuation Committee will review the valuation policies and procedures to determine whether any revisions are necessary. Except for purposes of billing and performance calculations (discussed below), valuation of the securities in the client’s account is primarily the responsibility of the client’s custodian or other independently third party contracted by the client. The one exception is commingled funds where the Firm has contracted a third party to serve as custodian and value the securities in the portfolio. In all cases, clients receive independent reports from the custodian or third party pricing agent that include, among other things, valuations of the securities in their account. 13.2 Risks In developing these policies and procedures, the Firm considered numerous risks associated with the valuation of investments. This analysis includes risks such as: The Firm lacks written policies and procedures regarding pricing; Disclosures to clients or investors are inconsistent with the Firm’s pricing policies and procedures; The Firm assigns prices to assets that do not reflect current market conditions; The Firm does not apply its pricing policies and procedures consistently; Third parties assign inaccurate values to assets held in client accounts; The Firm does not periodically test the accuracy of prices supplied by third parties; Account performance, management fees, and incentive allocations are calculated erroneously due to inaccurate pricing; Employees can override prices without sufficient oversight; Appropriate supervisory personnel are not notified of pricing overrides; and Pricing errors are not corrected promptly or reviewed for materiality. The Firm has established policies and procedures to mitigate these risks. 66

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13.3 Use of Agreed Upon or Disclosed Methodologies and Pricing Sources

The Firm, when stipulated by client contract, values the securities in client accounts for the purposes of client billing and performance calculations. Normally, all of the securities in the Firm's client accounts are actively traded in a liquid public market, and as such, market quotations for these securities are readily available. The Firm uses the following independent pricing sources to value these securities:

Security Type	Account Type	Third Party Pricing Source
Equity	Institutional Accounts	Direct Market Access (Bloomberg as secondary pricing source)
Equity	Wrap Program Accounts	IDC

The Firm's client account information is reconciled with the custodian's account information daily as data becomes available. The reconciliation process includes a validation of the valuation of the securities held in the institutional accounts.

The fixed income portfolios in the Firm's Fixed Income and Balanced strategies are valued by the Fixed Income Sub-Adviser retained by the Firm, in accordance with the Sub-Adviser's valuations policies, subject to the Firm's oversight.

13.4 Valuation of Mutual Fund Securities and Assets

The Board (the "Fund Board") of each Mutual Fund sub-advised by the Firm has adopted policies and procedures for valuing portfolio securities and assets (the "Fund Valuation Policies") to be used to value portfolio securities and other assets held in the Mutual Funds. The Fund Board is responsible for the valuation of the Mutual Fund's holdings consistent with the Investment Company Act, the policies described in the Mutual Fund's registration statement and the Fund Valuation Policies.

With respect to the valuation of portfolio securities and assets of a Mutual Fund, if there are any differences between the Firm's Valuation Policies and Procedures of the Firm and the Fund Valuation Policies, the valuation policies and procedures of the Fund Valuation Policies and the methods authorized thereby shall supersede the Firm's valuation policies and procedures. The Firm's Valuation Committee will provide such assistance to the Mutual Fund's valuation committee as may be necessary from time to time to value the Mutual Fund's securities and assets.

13.5 Special Valuations

In certain rare instances, questions may arise between the valuation of a security by the Firm and the client's custodian, or the lack of liquidity or market valuation of a security may cause the Firm to consider an alternate method for valuing a particular security.

When determining security valuations for an account, the Firm must follow any valuation methodologies that may have been agreed to with the client. Any proposed special methodologies shall be reviewed for reasonableness by the Valuation Committee. Valuation methodologies for private funds should be set forth in the offering memorandum for the fund or its organizational documents.

In the event of an emergency situation, where the valuation of a security must be made on a time-sensitive basis, the Chief Investment Officer, or designated alternate, and a senior investment

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Rothschild & Co Asset Management US Inc. November 2019 professional may determine the fair value of the security, to be ratified thereafter by the Valuation Committee. In any case where a portfolio manager believes that (i) the agreed upon valuation methodology is not appropriate or (ii) market quotations for a security are unavailable, unreliable, or not reflective of the security’s market value, the Valuation Committee shall determine the fair value of the security by taking into account such factors as deemed to be relevant, including all readily available information concerning such security. Such factors may include: The cost of the security Analytical data regarding the security The value of derivative securities or related securities Values of baskets of securities traded on other markets Interest rates Observations from financial institutions Government actions or pronouncements News events Information with respect to any transactions or offers with respect to the security Price and extent of trading in similar securities or comparable companies Pricing history of the security Relative size of the position in the portfolio Other relevant information The Compliance Department shall document the circumstances requiring a special valuation and the reasoning supporting the valuation assigned by the Firm. 68

Rothschild & Co Asset Management US Inc. November 2019 14. Policies and Procedures for the Safeguarding of Client Assets 14.1 Statement of Policy To the extent the Firm has or is deemed to have custody of client funds or securities (“client assets”), the Firm is committed to maintaining controls that are reasonably designed to protect assets from being lost, misused or misappropriated and complying with the requirements of Rule 206(4)-2 (the “Custody Rule”) of the Advisers Act, as amended. The Firm has adopted these policies and procedures (this “Policy”) to ensure the Firm’s compliance with the Custody Rule. It is the responsibility of every Employee to act in furtherance of this Policy. Failure of an Employee to comply with this Policy may result in disciplinary action up to and including termination of employment. 14.2 Risks In developing these policies and procedures, the Firm considered numerous risks associated with the Custody Rule and the protection of client funds and securities. This analysis includes risks such as: Client assets are lost or misappropriated; The Firm is deemed to have custody of client assets, but the Firm and/or its Employees are unaware of the associated compliance obligations imposed by the Custody Rule; and The Firm lacks internal controls that are reasonably designed to prevent and detect any loss or misappropriation of client assets. The Firm has established policies and procedures to mitigate these risks. 14.3 Determination of Custody The Firm may have, or be deemed to have, custody of client assets under the Custody Rule by virtue of the following circumstances. The Chief Compliance Officer has determined whether the Firm has custody of client assets in each circumstance. The Firm has custody of client assets if: 1. The Firm or any related person acts in any legal capacity, such as managing member of a limited liability company, general partner of a limited partnership, or a comparable position for another type of pooled investment vehicle, that gives it legal ownership of or access to client assets. a. The Chief Compliance Officer has determined that the Firm has custody of the client assets in the commingled funds managed by the Firm by virtue of it serving as the managing member or investment manager, as the case may be, of such funds. 2. The Firm calculates its advisory fee, bills the custodian and the custodian automatically deducts fees from client accounts (through arrangements with clients and the qualified custodian). 69

Rothschild & Co Asset Management US Inc. November 2019 a. The Chief Compliance Officer has determined that the Firm currently does not have custody of client assets in any separately managed accounts by virtue of this circumstance. 3. The Firm (or a related person of the Firm in connection with advisory services the Firm provides to clients) holds, directly or indirectly client assets or has authority to obtain possession of them. a.The Chief Compliance Officer has determined that the Firm does not have custody of client assets due to this circumstance. 4. The Firm or any related person is a trustee of a trust for the benefit of a client. a. The Chief Compliance Officer has determined that the Firm does not have custody of client assets due to this circumstance. 5. The Firm or any related person is permitted or authorized (including by general power of attorney) to withdraw client assets maintained with a custodian upon instruction to the custodian other than for authorized trading (e.g., authority to write checks, pay bills, pay taxes, etc.). a.The Chief Compliance Officer has determined that the Firm does not have custody of client assets due to this circumstance. The Firm will continue to monitor client arrangements to determine whether the Firm has custody of client assets. 14.4 Procedures to Comply with the Custody Rule With respect to client assets over which the Firm has, or is deemed to have, custody under the Custody Rule, the Firm will comply with the following procedures in accordance with the requirements of the Custody Rule (unless an exception to such requirement is available): 1. The Firm will provide information in Part 1A of Form ADV about its custodial arrangements. 2. The Firm will confirm periodically that client assets of which the Firm has custody are maintained with a qualified custodian. 3. If in the future opening or changing an account on behalf of a client (the Firm currently does not open or change accounts on behalf of any clients), the Firm will notify the client in writing of the account’s custodian, the custodian’s address, and the manner in which the client’s assets are maintained. An adviser that is required to provide written notices about account openings or changes made on behalf of clients, and that separately sends its own account statements to the affected clients, must include language in the adviser’s written notice and subsequent account statements urging the affected clients to compare the adviser’s statements to those issued by the custodian. 4. The Firm must have a reasonable basis, after due inquiry, to believe that the qualified custodian sends at least quarterly account statements to clients. a. In order to form a reasonable belief, after due inquiry, that the qualified custodian has sent quarterly statements identifying the amount of funds and each security and reflecting all 70

Rothschild & Co Asset Management US Inc. November 2019 transactions in the relevant client account during the quarter, including the deduction of fees, the Firm will either (i) obtain a certification from the qualified custodian that quarterly statements will be delivered by the qualified custodian to the clients identified in the certification or (ii) obtain a copy of the quarterly statements delivered by the qualified custodian to the client. b. the Firm elects to send quarterly statements directly to clients in addition to those sent by the qualified custodian, the Firm will include a legend or other disclosure when notifying clients upon opening a custodial account, following any changes to the information required in that notification and in any subsequent quarterly account statements delivered to clients. The legend must urge clients to compare quarterly statements they receive from the custodian with those received from the Firm. 5. If at any time in the future, Firm has custody of client assets in clients’ separately managed accounts for reasons other than solely its ability to deduct advisory fees, the Firm will arrange for an independent public accountant to conduct a surprise verification of assets at least annually, unless an exception is available. 6. Commingled Fund Clients: a. The Compliance Department will ensure annually that each commingled fund provides audited annual financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to all limited partners, members and other beneficial owners of the fund within 120 days after the end of the fund’s fiscal year end. b. The Firm will ensure that the independent public accountant retained to perform the annual audit is registered with, and subject to regular inspection by, the Public Company Accounting Oversight Board (“PCAOB”) as of the commencement of the professional engagement period, and as of each calendar year-end, in accordance with the PCAOB’s rules; and c. If a commingled fund liquidates at a time other than the end of its fiscal year, the Operations Department will ensure that the commingled fund obtains a final audit and distributes audited financial statements prepared in accordance with GAAP to its investors promptly after completion of such audit. 7. In circumstances other than those where the Firm has custody of client assets because the client is a pooled investment vehicle that is in compliance with the annual audit provision or solely as a consequence of the Firm’s ability to deduct advisory fees from the client’s account, the Firm must undergo an annual surprise examination or audit to verify securities over which the Firm has custody. 14.5 Additional Procedures for the Safeguarding of Client Assets With respect to client assets over which the Firm has custody under the Custody Rule, the Firm should take appropriate steps to prevent misappropriation or misuse of client assets, develop systems or procedures to assure the prompt detection of any misuse, and take appropriate action if misuse does occur. In furtherance of these goals, the Firm has implemented the following procedures: 71

Rothschild & Co Asset Management US Inc. November 2019 Internal Controls 1. Currently, none of the Firm’s Employees have access to client assets. To the extent Employees have access (or can acquire access) to client assets, the Firm will conduct background checks on these Employees; 2. The Firm limits the number of employees who are permitted to interact with custodians with respect to client assets to members of the Operations Department and Client Servicing Department; 3. The Firm precludes individual employees from obtaining custody of client assets (i.e., serving as trustee or obtaining a power of attorney for a client); 4. The Firm has retained a third party provider to perform certain back-office functions, including reconciliations and client reporting. Such third party provider reconciles account statements of the Firm with account statements as reported by the qualified custodian. The Firm’s Operations Department reviews the break report from the third party provider and follows up with the custodians as necessary. 5. With respect to its commingled funds: a. Only the funds’ third party Administrator may authorize distributions from a commingled fund. The Administrator will only approve distributions that are permitted by the commingled funds' governing documents; b. The funds’ Administrator will maintain documentation of any capital flow: c. The Firm periodically reconciles commingled fund account information from the qualified custodian with the information in the Firm’s records; d. Annually, the auditor of the commingled funds review all commingled fund client accounts against the records of the funds’ custodian; and e. Redemption requests payable to any account that is not identical to the subscribing account must be reviewed and approved by the fund Administrator. Any such requests will be subject to particularly careful scrutiny, including contacting the Firm or the redeeming Investor to confirm the validity of the request, before the Administrator will authorize any such redemption payment Procedures with respect to the Firm’s Authority to Deduct Fees Preparation of client billing is done by the third party provider and reviewed by both Finance and Operations Departments for any material discrepancies. 14.6 Inadvertent Receipt of Client Assets If the Firm inadvertently receives securities or funds from a client, the Firm will arrange for the return of the securities or funds to the client promptly, which in any event must be within three (3) business days of the Firm’s receipt of such securities or funds. 72

Rothschild & Co Asset Management US Inc. November 2019 Additionally, the Operations and Compliance Department must be immediately notified if the Firm inadvertently receives client funds or securities from non-clients, such as (i) from the Internal Revenue Service, state or other governmental taxing authorities in the form of client tax refunds, (ii) from administrators of funds established to distribute settlement proceeds of class action lawsuits or other legal actions, or (iii) from an issuer in the form of stock certificates or dividend checks as a result of a class action lawsuit involving bankruptcy where shares are issued in a newly organized entity, or as a result of a business reorganization of the issuer (such non-clients are collectively referred to as “Third Parties”). In such event, the Firm will (a) promptly identify whether the funds or securities are attributable to a client or former client, (b) promptly forward such client funds or securities to its client or former client, or a qualified custodian, which in any event must be within five (5) business days of the Firm’s receipt of such assets, (c) promptly return to the appropriate Third Party any inadvertently received client funds or securities that the Firm does not forward to its client (or former client) or a qualified custodian, which in any event must be within five (5) business days of the Firm’s receipt of such assets, and (d) maintain and preserve appropriate records of all client assets inadvertently received by it, including a written explanation of whether (and if so, when) the client funds or securities were forwarded to its client (or former client) or a qualified custodian, or returned to Third Parties. 73

Rothschild & Co Asset Management US Inc. November 2019 15. Know Your Customer and Anti-Money Laundering Policies and Procedures 15.1 Statement of Policy The Firm is committed to preventing the use of its operations for money laundering or any activity which facilitates money laundering or the funding of terrorist or criminal activities. The Firm will comply with certain applicable laws and regulations designed to combat money laundering activity and terrorist financing, including certain provisions of the USA Patriot Act, as described in these policies and procedures (this “Policy”), and will cooperate with the appropriate authorities in efforts to prevent any such misuse of the Firm's services. This Policy is reasonably designed to prevent the Firm’s Employees from any involvement in money laundering and to monitor for suspicious activity when detected. It is the responsibility of every Employee to act in furtherance of this Policy. Failure to comply with this Policy will subject the Employee involved to disciplinary action, including fines or termination of employment, as well as possible civil or criminal penalties. 15.2 Risks In developing these policies and procedures, the Firm considered numerous risks associated with money laundering. This analysis includes risks such as: Law enforcement officers suspect that a client or investor is engaged in illegal money laundering activities, resulting in significant disruptions to the Firm’s operations and/or reputational damage; Clients or investors maintain accounts with shell banks or foreign financial institutions that lack strong AML policies and procedures; The Firm accepts clients or investors that are identified by the Treasury Department’s OFAC list as being involved in terrorism or other illegal activities; and The Firm lacks AML policies and procedures. The Firm has established policies and procedures to mitigate these risks. 15.3 Anti-Money Laundering Compliance Officer The Chief Compliance Officer has been designated as the Firm's anti-money laundering compliance officer (“AML Compliance Officer”). The AML Compliance Officer is responsible for, among other things: (i) coordinating the Firm's day to day compliance with applicable anti-money laundering laws and regulations and this Policy; (ii) reviewing and updating this Policy as and when necessary; (iii) providing or for arranging for Employee training so that Employees have the knowledge necessary to comply with applicable anti-money laundering laws and regulations and this Policy; (iv) reviewing any reports of suspicious activity and taking suitable action with respect to such reports; (v) acting as the Firm's liaison to law enforcement officials, government regulators, self-regulatory organizations, internal or external auditors, service providers, or any other persons regarding the Firm's anti-money 74

Rothschild & Co Asset Management US Inc. November 2019 laundering programs; and (vi) responding to any questions regarding this Policy and the Firm's anti-money laundering program. Any suspicious activity by prospective or existing clients or investors in the commingled funds or questions regarding this Policy should be brought promptly to the attention of the AML Compliance Officer. 15.4 Know Your Customer Procedures The Firm has adopted the following “know your customer” (“KYC”) procedures to allow the Firm to gather information needed to determine if its clients are involved in money laundering activities. There are three components to the Firm's KYC procedures: (i) use of reasonable efforts to ascertain the identity of each client and their bona fides; (ii) to the extent practicable, monitoring of business activity for unusual transactions; and (iii) the documentation of KYC due diligence and monitoring efforts. The Firm's separately managed account clients consist of public pension funds, union pension plans, and corporate pension funds that are regulated by the Employee Retirement Income Security Act (“ERISA”) and the Labor-Management Relations Act (the “Taft Hartley Act”), foundations and other institutions, such as universities, and less commonly, high net worth individuals. Many of the Firm's institutional clients are widely known American institutions or publicly held entities. While the Firm believes that institutional clients generally pose less risk of money laundering than individual clients, the Firm still subjects such clients to this Policy. In addition to undergoing anti-money laundering screens conducted by a third party service provider (see below), the Firm will seek to obtain representations from its separately managed account and commingled fund clients that (i) the client's investment is not directly or indirectly derived from illegal activities including money laundering, (ii) the client does not appear on an Office of Foreign Asset Control (“OFAC”) list, (iii) the client is not located in a Financial Action Task Force on Money Laundering (“FATF”) “non-cooperative jurisdiction,” (iv) the client is not, and its investment is not held in, a “foreign shell bank” (as defined below) and (v) the client is not located in a jurisdiction warranting special money laundering concerns under the USA Patriot Act. The Relationship Manager or designee will complete a “New Client KYC and AML Checklist” for new separately managed account and commingled fund clients. With respect to the wrap program accounts to which the Firm serves as investment manager, the client's primary, and in certain cases sole, contact is the wrap program sponsor rather than the Firm. Accordingly, wrap program sponsors are required to represent to the Firm that it has adequate know-your-customer and anti-money laundering processes and procedures in place to comply with all applicable know-your-customer anti-money laundering laws and regulations. The Firm (or the Firm’s Wrap Implementation Agent) also screens all wrap clients against OFAC lists. 15.5 Third Party AML Service Provider In order to facilitate timely and thorough compliance with anti-money laundering regulations, the Firm has engaged a third party AML service provider to conduct anti-money laundering screens of the Firm's prospective clients for all products. Once a prospective client is screened, the third party AML service provider maintains the client in its database for ongoing daily monitoring and escalates any exceptions to the Firm’s Compliance Department. The third party AML service provider's anti-money laundering screening process monitors the following lists and databases: 1. OFAC list and all other U.S. Treasury sanction lists; 75

Rothschild & Co Asset Management US Inc. November 2019 2. Office of the Superintendent of Financial Institutions (“OSFI”) list - OSFI is an agency that supervises Canadian financial institutions and foreign branches operating in Canada. The OSFI list includes names of persons or organizations covered by the regulations under Canadian Criminal Code and the United Nations Suppression of Terrorism Regulations; 3. List of Politically Exposed Persons (“PEPs”) and their relatives and close associates published by Dow Jones; and 4. A database maintained by the third party AML service provider of persons or entities who have failed to meet financial obligations, including, but not limited to, insufficient fund transactions and reneges on trades. The data also includes potentially fraudulent activity including stolen or forged certificates, counterfeited or altered checks, Automated Clearing House (“ACH”) fraud and Electronic Funds Transfer (“EFT”) fraud. The Firm’s Compliance Department is considered the “Vendor Owner” with respect to the third party AML service provider and is responsible for the oversight of the third party AML service provider in accordance with the Firm’s Vendor Oversight Policies and Procedures, including the initial and periodic in-depth written assessment of the vendor and ongoing reputation monitoring. 15.6 KYC Information With respect to the Firm's institutional, CIT and commingled fund clients, the Firm will use reasonable efforts to obtain the following “know your customer” information (“KYC Information”) in order to document a prospective client's identity: 1. The prospective client's name, address and telephone number; 2. The prospective client's social security number or tax identification number; 3. A copy of the prospective client's identification documents, such as driver's license and passport; 4. If an entity, a copy of the prospective client's organizational documents; 5. If appropriate, the list of the prospective client's beneficial owners; 6. If an entity, the persons authorized to act on the prospective client's behalf (e.g., list of control persons or directors). As noted in the last paragraph of “Know Your Customer Procedures” above, with respect to the wrap account clients, the wrap sponsor is contractually responsible for conducting know your customer client due diligence. To the extent that the Firm receives the KYC Information listed above for wrap account clients, the Firm (or the Firm’s Wrap Implementation Agent) will conduct a KYC screen against OFAC lists. 15.7 KYC and AML Review To the extent practicable, in reviewing a prospective client's KYC Information, the Firm will consider a number of factors, including: 1. Whether the prospective client's signature matches with a government-issued photo identification; 76

Rothschild & Co Asset Management US Inc. November 2019 2. Whether the prospective client's account is for the benefit of a senior political figure, their immediate family members or close associates (i.e., Politically Exposed Person or PEP); 3. Whether the prospective client has any affiliation or account with recognized financial institutions, brokers or publicly-traded companies; 4. Whether the prospective client is regulated under federal or state law, such as ERISA or the Taft-Hartley Act; 5. Whether the prospective client is a registered financial institution based in a major regulated financial center or is a registered financial institution located in a FATF “non-cooperative jurisdiction;” 6. Whether the prospective client is from a jurisdiction characterized as an offshore banking or secrecy haven or is designated as a non-cooperative country by credible international organizations or multilateral expert groups; 7. Whether the prospective client's account is held at a “foreign shell bank,” which is defined as a non-U.S. bank that does not have a physical presence in any country, a bank with a post office box address, or a bank located in a country without anti-money laundering laws; 8. Whether the prospective client is reluctant to provide additional information, including information regarding the identity of its beneficial owners, or to answer questions when requested; 9. Whether the Firm or its affiliates has historical experience with the prospective client or its representatives; 10. If an individual, the prospective client's place of employment; 11. Whether the prospective client has a reputable history in the investment business; 12. Whether the prospective client's account is being funded by a third party; and 13. Whether the prospective client has established anti-money laundering policies and procedures, including policies or procedures for establishing the bona fides of its clients and for screening transactions for possible money laundering activity. 15.8 Monitoring of Account Activity for Unusual Transactions To the extent practicable, the Firm will monitor the activity of its existing clients to detect information which may indicate suspicious financial activities, such as when a commingled fund client requests distributions to an account other than the original wiring account for such client. With respect to the Firm's institutional separately managed account clients, the client chooses the account custodian and the Firm does not have access to the account information need to effectively monitor for suspicious activity. The AML Compliance Officer will, to the extent practicable, confirm that the client's accounts custodians are not “foreign shell banks”. Similarly, the Firm's wrap program clients' custodial accounts are opened at their respective wrap program sponsor and the Firm does not have access to the account information needed to effectively monitor for suspicious activity. 77

Rothschild & Co Asset Management US Inc. November 2019 In all cases, the AML Compliance Officer will be notified if a client exhibits an unusual concern regarding the Firm's compliance with anti-money laundering requirements, particularly with respect to identity, type of business and assets, or is reluctant or a refusal to reveal any information concerning business activities or furnishing unusual or suspect identification or business documents. 15.9 No Cash Policy Firm policy prohibits the acceptance of cash or monetary instruments, including money orders, traveler's checks and cashier's checks, by any Employee. The AML Compliance Officer must be immediately notified of any receipt of cash or monetary instruments. 15.10 KYC and AML Documentation To document the Firm's compliance with this Policy, the Firm will ensure that all appropriate documentation and ongoing records are maintained in the client's files. All relevant KYC and AML records and documentation must be retained for a period of at least six years. The following are types of documentation that may be included in the client files: 1. Documentation regarding the client's KYC Information; 2. The results of the third party AML service provider's anti-money laundering screening and any exceptions raised in the course of ongoing screening; and 3. Any correspondence, notes and memoranda related to anti-money laundering or KYC concerns. 15.11 AML Training All Employees will be required to acknowledge receipt of this Policy, attesting to their review, understanding and agreement to comply with the Firm's know your customer and anti-money laundering policies and procedures. The AML Compliance Officer will provide or arrange for the provision of training as necessary to ensure compliance with this Policy. Additional AML, Financial Crime and Sanctions trainings are administered by the Firm’s parent company Rothschild & Co through an online portal. 78

Rothschild & Co Asset Management US Inc. November 2019 16. Marketing Materials and Advertising Policies and Procedures 16.1 Statement of Policy Rule 206(4)-1 (the “Advertising Rule”) under the Advisers Act, prohibits investment advisers such as the Firm from, directly or indirectly, publishing, circulating or distributing any advertisement or marketing material that contains any untrue statement of material fact or that is otherwise false or misleading. In addition, marketing material and performance information provided to current or prospective investors in private investment funds, such as the Firm's commingled funds, any Mutual Funds, CITs and UCITS sub-advised by the Firm, are subject to the anti-fraud provisions of the Advisers Act. The Firm has adopted these policies and procedures (this “Policy”) to set forth guidelines for the preparation of marketing material and to ensure that the Firm complies with relevant provisions of the Advisers Act, such as the Advertising Rule and anti-fraud provisions. This Policy applies to marketing material with respect to all clients, including any Mutual Funds advised by the Firm. It is the responsibility of every Employee of the Firm to act in furtherance of this Policy. Any questions related to this Policy, the Advertising Rule or any other regulations regarding marketing material should be directed to the Chief Compliance Officer. Failure to comply with this Policy may result in disciplinary action up to and including termination of employment, as well as possible fines and civil or criminal penalties. 16.2 Risks In developing these policies and procedures, the Firm considered the material risks associated with the marketing of its advisory products / services / commingled funds. This analysis includes risks such as: Advertisements include content specifically prohibited by Rule 206(4)-1; Advertisements include content that is false or misleading; Advertisements lack adequate disclosure; Employees are unaware of what constitutes an “advertisement;” Advertisements that contain performance figures do not comply with relevant SEC staff letters; The Firm lacks supporting documentation required to substantiate advertised performance figures; Misleading performance figures are derived from inappropriate calculation or composite construction methodologies; Advertisements include a false claim of compliance with GIPS; Hypothetical and/or back-tested performance figures lack adequate disclosures; Marketing materials include client names without the clients’ prior written consent; Marketing materials contain superlative statements that may be misleading; 79

Rothschild & Co Asset Management US Inc. November 2019 The use of marketing materials, including press releases and article reprints, is not subject to sufficient oversight or review; Copies of marketing materials are not retained after distribution; Employees market private fund assets in ways that would require association with a broker/dealer; The Firm markets in foreign jurisdictions but fails to comply with regulations applicable to those jurisdictions; The Firm engages in a general solicitation or advertising of a private fund; The Firm pays a solicitor with which it does not have a written agreement containing all required components; The Firm does not make a bona-fide effort to determine whether a solicitor is complying with the terms of the solicitation agreement; The Firm obtains referrals from individuals who are statutorily prohibited from acting as solicitors; The Firm seeks to evade the Cash Solicitation Rule’s requirements by compensating solicitors indirectly; A solicitor fails to provide solicited clients with Part 2 of the Firm’s Form ADV filing, or the solicitor’s separate disclosure document; and The Firm does not retain solicited clients’ signed acknowledgements of receipt of Part 2 of the Firm’s Form ADV or the solicitor’s separate disclosure document. The Firm has established policies and procedures to mitigate these risks. 16.3 Definition of Marketing Material An advertisement or marketing material (together, “Marketing Material”) is defined to include any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers (i) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, (ii) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (iii) any other investment advisory service with regard to securities. For the purposes of this Policy, Marketing Material is also defined to include any book, request for proposal, due diligence questionnaire, presentation, commentary, factsheet, website content, press release, form letter, email campaign, seminar and telephone scripts and associated presentations, and other similar documents regarding any of the Firm's products or investment advisory services. An email campaign is defined as a form email sent to more than one person, whether sent in multiple emails or sent as one email to multiple recipients. By way of clarification, Marketing Material does not include communications to a client, or a client's consultant, regarding the client's account with the Firm, such as client account reporting or responses to client inquiries. Marketing Material includes communications to existing clients or prospective clients, or existing or prospective investors in a commingled fund managed by the Firm, or CIT or UCITS sub-advised by 80

Rothschild & Co Asset Management US Inc. November 2019 the Firm, regardless of the medium used (e.g., electronic and broadcast advertisements). While oral communications and customized responses sent to one person are generally not considered Marketing Material, Employees should nevertheless always seek to provide information that is accurate and not misleading. 16.4 Review, Log and Record of Marketing Material All new or materially amended Marketing Material must be reviewed by the Compliance Department to ensure compliance with the rules and guidelines set forth in this Policy and applicable regulations, including the Advertising Rule and the anti-fraud provisions of the Advisers Act. The Firm's Sales and Marketing Department will maintain a Compliance approval log and keep records of the Firm's Marketing Material. 16.5 Rules Regarding the Content of Marketing Material The Advertising Rule prohibits the Firm from directly or indirectly publishing, circulating, or distributing any Marketing Material that (i) contains any untrue statement of a material fact or is otherwise false or misleading, (ii) refers, directly or indirectly, to any testimonial of any kind concerning the Firm or concerning any advice, analysis, report, or other service rendered by the Firm; (iii) contains selective disclosure of recommendations or portfolio holdings, including past specific recommendations; (iv) represents that any graph, chart, formula or other device being offered can in and of itself be used to make investment decisions without prominently disclosing in the Marketing Material the limitations and difficulties in its use; or (v) offers a free service, report or analysis unless it will in fact be furnished entirely free. Marketing Material is misleading if it contains an untrue statement of a material fact or omits to state a material fact necessary in order to make a statement made, in the light of the circumstances of its use, not misleading. A statement could be misleading if it is contrary to other statements being made or lacks explanations, qualifications, limitations or other statements necessary or appropriate to make such statement not misleading. Other misleading statements include (i) representations or promises as to security of capital, level of volatility or downside capture, (ii) promises of future gains or income, (iii) representations that future performance may be inferred from past results, (iv) exaggerated or unsubstantiated claims about management skill or techniques, including puffery and (v) unwarranted or incompletely explained comparisons to other investment vehicles or to indexes. The appropriateness of any specific Marketing Material will depend on all the facts relating to the piece and the statements contained therein, including the form as well as the content of the material, the implications or inferences arising out of the communication in its total context and the sophistication of the recipient. 16.6 Use of Performance Information Performance information should reference whether the information is presented net or gross of fees and expenses. Performance information should be presented net of all fees and expenses where applicable. All presentations of performance information must be consistent with the guidance below. Performance information is prohibited if it: a. fails to disclose the effect of material market or economic conditions on the results portrayed (e.g., an advertisement stating that the accounts of the adviser's clients appreciated 25% in 81

Rothschild & Co Asset Management US Inc. November 2019 value without disclosing that the relevant benchmark appreciated 40% during the same period); b. includes model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid, subject to limited exceptions allowing gross returns presentations; c. fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings; d. suggests or makes claims about the potential for profit without disclosing the possibility of loss; e. compares model or actual results to an index without disclosing all material facts relevant to the comparison; f. fails to disclose any material conditions, objectives or investment strategies used to obtain the results portrayed (e.g., the model portfolio contains equity stocks that are managed with a view towards capital appreciation); g. fails to disclose, if applicable, that the conditions, objectives or methodology of the investment strategy changed materially during the time period portrayed in the advertisement and, if so, the effect of any such change on the results portrayed; h. fails to disclose, if applicable, that any of the securities contained in, or the investment methodology followed with respect to, the investment strategy do not relate, or only partially relate, to the type of advisory services currently offered by the adviser (e.g., the model includes some types of securities that the adviser no longer recommends for its clients); i. fails to disclose prominently, where model results are used, the limitations inherent in model results, particularly the fact that such results do not represent actual trading and that they may not reflect the impact that material economic and market factors might have had on the adviser's decision-making if the adviser were actually managing clients' money; j. fails to disclose, if applicable, that the adviser's clients had investment results materially different from the results portrayed in the investment strategy; or k. fails to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser's clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material. The Firm claims compliance with Global Investment Performance Standards (“GIPS”) and abides by all applicable GIPS requirements, including: The manner in which GIPS compliance is claimed; The definition of the firm; The creation and maintenance of composites; Performance calculation methodologies; 82

Rothschild & Co Asset Management US Inc. November 2019 Required disclosures; The maintenance of supporting documentation; and The form and content of performance presentations. In order to ensure compliance with GIPS, the Firm obtains an annual verification from an independent third party. Additionally, all marketing materials are reviewed by the Compliance Department for GIPS compliance. 16.7 Past Specific Recommendations The Firm will only reference to past specific recommendations consistent with SEC staff letters issued to Franklin Management, Inc. on December 10, 1998 (“Franklin Letter”) and to The TCW Group, Inc. on November 7, 2008 (“TCW Letter”); and other relevant regulatory guidance. The Franklin Letter permits investment advisers to include a partial list of securities recommendations in advertisements if the list is selected based on objective, consistently applied, non-performance-based criteria (such as a list of the adviser’s 10 largest holdings as of the end of the prior quarter). Any such list presented in reliance on the Franklin Letter must not reference, directly or indirectly, the amount of realized or unrealized profits or losses for any of the listed securities. If an adviser advertises a partial list of past specific recommendations, the adviser must also maintain records regarding its securities recommendations and its objective selection criteria. Additionally, the TCW Letter permits investment advisers to advertise at least 10 holdings that contributed most positively and most negatively to an investment strategy over a designated period. Advisers relying on the TCW Letter must show an equal number of holdings that contributed to, and detracted from, the strategy’s performance, and must show all such holdings with equal prominence. Advisers must also show the average weight and performance contribution of each holding during the period, which must be consistently calculated in a mechanical, objective manner. Any advertisement showing the best and worst performing securities must disclose how the recipient of the advertisement can obtain (i) the calculation methodology and (ii) a list showing every holding’s contribution to the strategy’s performance during the period in question. Advisers relying on the TCW Letter must also maintain, and make available to the staff of the SEC upon request, records that evidence: The criteria used to select the specific securities shown in each advertisement; A list showing the contribution of every holding to the strategy’s performance during each period advertised; and All supporting data necessary to demonstrate that the contribution analysis and security selection was conducted appropriately. 83

Rothschild & Co Asset Management US Inc. November 2019 16.8 Use of Third-Party Solicitors and Marketers The Firm may use third-party solicitors. In addition, Firm’s strategic partners and affiliates may, from time to time, refer potential clients and prospects to the Firm without receiving a success-based solicitation compensation. When the firm approves the use of a third party solicitor, the following policy must be followed. Neither the Firm nor any employee may pay, or agree to pay, any cash fee to any third-person in exchange for such person's soliciting clients for, or referring clients to, the Firm, except in accordance with the requirements of Rule 206(4)-3 under the Advisers Act and with the prior approval of the Chief Compliance Officer. Rule 206(4)-3 requires the following conditions must be met before referral or solicitation fees can be paid: i. The Firm has a written agreement with the solicitor that (i) describes the solicitation activities to be performed by, and the compensation to be paid to, the solicitor; (ii) includes a covenant by the solicitor to comply with the Firm's instructions and applicable law; and (iii) requires the solicitor, at the time of the solicitation, to deliver to each prospective client current copies of the Firm's Form ADV Part 2, as well as a separate written disclosure statement that sets forth the names of the solicitor and the Firm, describes the Firm's arrangements with the solicitor, discloses that the solicitor will be paid for solicitation activities and describes the specific terms of compensation (including whether all or part of the cost of the solicitation fees will be passed on to clients by the Firm); ii. A copy of the written agreement must be kept by the Firm as part of its books and records; iii. The Firm must obtain from each client so solicited, prior to or at the time of entering into an investment management agreement with the client, a signed and dated acknowledgement of the client's receipt of the Firm's Form ADV Part 2A and the solicitor's written disclosure statement; iv. No solicitation fee may be paid to any person who is subject to a statutory disqualification (as set forth in Sections 203(e) and (f) of the Advisers Act); and v. The Firm must make a good faith effort to ascertain on an ongoing basis whether the solicitor is acting in compliance with the terms of the agreement, and have a reasonable basis for believing that the solicitor is in fact in compliance. 16.9 Procedures for Commingled Funds’ Offering, General Solicitation and Bad Actors For offerings of the commingled funds, which do not involve any general solicitation, the Firm will have a substantive, pre-existing relationship with each prospective Investor. The Firm markets commingled funds to institutional investors only. Investor Qualifications The Firm will only market the commingled funds to prospective Investors that the Company reasonably believes to be qualified to invest based on substantive pre-existing relationships. Moreover, determining whether a specific individual or entity is an Accredited Investor, Qualified Purchaser, or otherwise eligible to invest can be difficult depending on the relevant facts and 84

Rothschild & Co Asset Management US Inc. November 2019 circumstances. Employees should consult with the CCO regarding any uncertainty as to whether an individual or entity meets the following criteria. Accredited Investor Rule 501 of Regulation D defines an “accredited investor” to be any of the following: Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1 million, excluding the value of the individual’s primary residence, at the time of the purchase; Any natural person who had an individual net income in excess of $200,000 (or $300,000 with that person’s spouse) for each of the two most recent years, and who has a reasonable expectation of reaching that income level in the current year; A bank or savings and loan association, as defined by the Securities Act, acting in an individual or a fiduciary capacity; A broker or dealer registered pursuant to Section 15 of the Exchange Act; An insurance company, as defined by the Securities Act; A RIC; A business development company, as defined by the IC Act; A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; A plan with total assets exceeding $5 million that was established and is maintained by a state, its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees; An employee benefit plan, subject to ERISA, where the investment decisions are made by an ERISA plan fiduciary that is a bank, savings and loan association, insurance company, or registered investment adviser; An employee benefit plan, subject to ERISA, with total assets exceeding $5 million; A self-directed employee benefit plan, subject to ERISA, where the investment decisions are made solely by other accredited investors; A private business development company, as defined by the Advisers Act; An entity with total assets exceeding $5 million that was not formed for the specific purpose of acquiring the securities offered and that has one of the following structures: – – – A 501(c)(3) organization; A corporation; A Massachusetts or similar business trust; or – A partnership. A director, executive officer, or general partner of the issuer, or of a general partner of the issuer; A trust with total assets exceeding $5 million, which was not formed for the specific purpose of acquiring the securities offered, and whose purchase is being directed by an individual who is 85

Rothschild & Co Asset Management US Inc. November 2019 reasonably believed to have such knowledge and experience in financial and business matters to be able to evaluate the merits and risks of the prospective investment; or An entity in which all of the equity owners are accredited investors. Qualified Purchaser Section 2 of the IC Act defines a “qualified purchaser” to be any of the following: A natural person with at least $5 million in investments; A company with at least $5 million in investments that is owned, directly or indirectly, by siblings, spouses, parents and their children, or foundations, charitable organizations, or trusts established by or for the benefit of such persons; A person, acting for his or her own account, or for the accounts of other qualified purchasers, who has discretionary authority over at least $25 million in investments; and A trust that was not formed for the purpose of acquiring the securities offered, where the trustee and each settlor or other person who contributed assets to the trust meets the criteria of at least one of the three preceding bullets. Rules 2a51-1, 2a51-2, and 2a51-3 under the IC Act include additional guidance about, respectively, determining the aggregate value of “investments,” establishing “beneficial ownership,” and determining the eligibility of certain companies to be considered “qualified purchasers.” General Solicitation and Bad Actors Under amendments to Rule 506 of Regulation D of the Securities Act (“Rule 506”), issuers in certain private offerings are permitted to engage in general solicitation or general advertising, provided certain criteria are met. The Firm does not currently plan to engage in general solicitation or general advertising with respect to private offerings. In a companion release, the SEC adopted amendments to disqualify securities offerings involving certain “bad actors” from relying on Rule 506, and the Firm’s policies and procedures addressing this topic are covered under “Policies and Procedures Regarding Rule 506 of Regulation D of the Securities Act of 1933.” 16.10 Marketing to Cities, Municipalities, and States A number of cities, municipalities, and states have adopted regulations governing marketing activities associated with public pools of money. For example, the California Political Reform Act requires individuals and entities soliciting that state’s pension plans to register as lobbyists. Similarly, New York City’s Administrative Code regarding the Regulation of Lobbying requires registration for individuals and entities soliciting investments from the city’s pension plans. Registration requirements vary by locality, but may include limitations on gifts and entertainment, periodic reporting, and ethics training, among other things. The Compliance Department coordinates with the Distribution team in order to determine in what jurisdictions lobbyist registrations might be required and maintains the required registrations in such jurisdictions. 86

Rothschild & Co Asset Management US Inc. November 2019 17. Policies and Procedures Regarding Rule 506 of Regulation D of the Securities Act of 1933 17.1 Background The Firm serves as investment manager or sub-adviser to one or more private funds that have notified the Firm that they offer and sell, or intend in the future to offer and sell, their respective securities to United States investors in transactions exempt from the registration requirements of the Securities Act. In connection with such offers and sales, one or more of the private funds has further indicated that they intend to rely on the exemption from registration provided under Rule 506 of Regulation D under the Securities Act (“Rule 506”) (each of these private funds, a “Covered Fund”, and collectively, the “Covered Funds”). Under the applicable regulations, if a Rule 506 Covered Fund or certain other “Rule 506 Covered Persons” involved with the offering has had a “Disqualifying Event”, the Covered Fund may either (i) not be able to rely on the Rule 506 offering exemption or (ii) be required to provide disclosure to purchasers regarding Disqualifying Events. Rule 506 Covered Persons include, among other persons related to a Covered Fund: 1. any investment manager (including sub-advisers) to a Covered Fund; and 2. any director, executive officer, other officer participating in the offering, general partner or managing member of any such investment manager (including sub-advisers). In connection with its respective reliance on the Rule 506 offering exemption, each Covered Fund generally follows the steps outlined in the Rule 506(d) Checklist attached as Exhibit A to these Rule 506(d) Procedures. Each Covered Fund's Rule 506(d) Checklist requires it to obtain certain representations from its Rule 506 Covered Persons, including the Firm and its applicable related persons identified in Item 2 above. In connection with the investment management services provided by the Firm to the Covered Funds, the Firm will, at the reasonable request of a Covered Fund, take the steps described in these Rule 506(d) Procedures to (i) seek to determine whether any Rule 506 Covered Person of the Firm has had a Disqualifying Event and (ii) provide written disclosure to each Covered Fund regarding any identified Disqualifying Events, as applicable. 17.2 Risks In developing these policies and procedures, the Firm considered the material risks associated with the marketing of its private funds. This analysis includes risks such as: Employees market private fund assets in ways that would require association with a broker/dealer; The Firm makes a public offering of a private fund and fails to reasonably determine that all investors are accredited; The Firm is unable to rely on the Rule 506 offering exemption due to a Disqualifying Event involving a Covered Person (as defined above). The Firm has established policies and procedures to mitigate these risks. 87

Rothschild & Co Asset Management US Inc. November 2019 17.3 Scope of Rule 506(d) and Rule 506(e) Under Rule 506(d), a Covered Fund may not rely on the Rule 506 offering exemption if it or any of its Rule 506 Covered Persons has a Disqualifying Event that occurred on or after September 23, 2013 (the “Effective Date”), unless the disqualification is waived or otherwise remedied. Under Rule 506(e), events occurring prior to the Effective Date that would be Disqualifying Events had they occurred after the Effective Date will not disqualify a Covered Fund from relying on Rule 506, but must be disclosed in writing to purchasers a reasonable time prior to sale. 17.4 Procedures Upon the reasonable request of a Covered Fund, or as otherwise agreed upon, the Firm will take the following steps, as necessary, with respect to each Rule 506 Covered Person of the Firm. For the avoidance of doubt, the Firm will only take these steps with respect to those private funds sponsored by the Firm that are currently offering their securities under Regulation D. 1. Determine Whether Any Rule 506 Covered Person of the Firm Has Had a Disqualifying Event. Upon the reasonable request of a Covered Fund, or as otherwise agreed upon, the Firm will seek to determine whether any Rule 506 Covered Person of the Firm has had a Disqualifying Event (such as by distributing and obtaining questionnaires and/or certifications, as applicable, from each Rule 506 Covered Person of the Firm, or by any other reasonable means determined by the Firm). 2. Provide Written Disclosure to Each Covered Fund Regarding Identified Disqualifying Events. In the event a Rule 506 Covered Person of the Firm has had a Disqualifying Event, the Firm will provide written disclosure to each Covered Fund regarding the Disqualifying Event. The Firm will keep and maintain records relating to any representations made to any Covered Funds with respect to these Rule 506(d) Procedures. 88

Rothschild & Co Asset Management US Inc. November 2019 18. Client Complaints 18.1 Risks In developing these policies and procedures, the Firm considered the material risks associated with its response to client and investor complaints. This analysis includes risks such as: Complaints are not reported to supervisory personnel; Oral complaints are not addressed with the same level of diligence as written complaints; Complaints are not addressed appropriately or in a timely manner; and The Firm does not document client or investor complaints, or its response to such complaints. The Firm has established policies and procedures to mitigate these risks 18.2 Client Complaints The Employees must forward all oral and written complaints from clients or investors to the Chief Compliance Officer, who will keep a record of such complaints. The Chief Compliance Officer will confirm with appropriate personnel how such complaints should be resolved and will keep a record of such resolution or other disposition. The Chief Compliance Officer will promptly forward any complaints related to a shareholder account of a Mutual Fund to the transfer agent and chief compliance officer of the Mutual Fund. 89

Rothschild & Co Asset Management US Inc. November 2019 19. Policies and Procedures on Investment Advisory Agreements 19.1 Risks In developing these policies and procedures, the Firm considered the material risks associated with its account opening processes. This analysis includes risks such as: Clients’ investment objectives and restrictions are not adequately documented; Specific Employees’ account opening responsibilities are poorly defined; Specific client investment or trading instructions may not be followed or documented; New clients’ advisory contracts do not comply with the regulatory requirements. The Firm has established policies and procedures to mitigate these risks. 19.2 Procedures The Chief Compliance Officer, among others, must review and approve each investment advisory contract entered into with clients (“Advisory Contract”). All Advisory Contracts must be reflected in a written agreement signed by duly authorized representatives of both the client and the Firm. Advisory Contracts will generally be prepared either on the Firm or the client's form of investment advisory agreement. Any deviations from or changes to the Firm's standard terms, including changes in fee rates or account minimums, as well as any “most favored nation clauses” must be approved by the Firm’s Business Management Committee. All Employees must follow the Firm's “New Account Opening Procedures” with respect to new accounts. The Relationship Manager for a new account must ensure that all items of information called for by the Advisory Contract are completed, including the following: (1) the fee schedule must be attached; (2) the client's investment policies, guidelines or restrictions, if any, must be attached; (3) a list of the client's authorized signatories should be added to the client file and (4) if applicable, a list of the cash or other assets initially being contributed to the account. Before an Advisory Contract is executed on behalf of the Firm, the Compliance Department will confirm that the contract includes an “assignment clause” which provides that the Firm may not “assign” the agreement without the client's consent. Among other things, the Advisory Contract should: set forth the Firm's authority (discretionary or non-discretionary) over the client's account; describe the duties to be performed by the Firm; identify the client's investment objective, guidelines and any account restrictions; specify the Firm's compensation and the manner of payment; 90

Rothschild & Co Asset Management US Inc. November 2019 include provisions for terminating the contract; to the extent the Firm derives any benefits, including the receipt of compensation of any kind or any form of reimbursement arrangement, such benefits, services or arrangements should be fully described and disclosed in the Advisory Contract; a representation as to whether the investor is an executive officer or board member of a publicly-traded company or financial services company, such as a hedge fund or private equity firm (defined herein as a “Value Added Investor”); and contain the client's acknowledgement of receipt of Form ADV Part 2A unless another written acknowledgement of receipt previously has been signed by the client. Whenever the client's investment objectives, guidelines or restrictions or any other term of an Advisory Contract has changed, the Advisory Contract should be amended to reflect the changes. An Advisory Contract may not contain any of the following terms: Limitation of Liability (“Hedge Clauses”) - An Advisory Contract may not require that the client waive any rights against the Firm that the client has under the federal securities laws. However, the Advisory Contract may limit the liability of the Firm (e.g., to cases in which the Firm acted with gross negligence, recklessness, or in a willfully improper or in an illegal manner), provided that it is clear that no waiver of rights under federal securities laws is intended. Clients that are subject to ERISA may impose further restrictions on Hedge Clauses in an Advisory Contract. Termination Penalties - An Advisory Contract may not impose a penalty on the client for terminating the contract or the services of the Firm. 91

Rothschild & Co Asset Management US Inc. November 2019 20. Policies and Procedures on Investment Advisory Fees and Expenses 20.1 Risks In developing these policies and procedures, the Firm considered numerous risks associated with the calculation and collection of fees. This analysis includes risks such as: Fee or expense disclosures are incorrect; Fees or expenses are miscalculated because of human errors; Fee or expense calculation formulas or spreadsheets are incorrect; The fees or expense that are charged are inconsistent with the fees that are calculated; Investments are mispriced, resulting in incorrect fee calculations or expense allocations; The Firm does not allocate expenses to clients in a fair and equitable manner; The Firm collects a fee on high cash balances that are not actively managed; and The Firm charges performance fees to clients who are ineligible to pay such fees. The Firm has established policies and procedures to mitigate these risks. 20.2 Advisory Fees Investment advisory fees and account expenses should be accurately described in the Firm’s Form ADV Part 2A and documented in each client’s written investment advisory agreement. Each client’s fee schedule (other than wrap account, commingled fund, CIT and UCITS investors) must be attached to each the client’s investment advisory agreement with the Firm. A copy of the applicable fee schedule, together with the investment advisory agreement, must be provided to the client and placed in the client’s hard copy and/or electronic file. From time to time, the fee arrangement with a client may be changed. Any fee changes must be agreed to by the client in writing and a copy placed in the client’s master file. Fees are generally billed to the client who may instruct the custodian to pay the fees. Where a client has authorized the Firm to bill the Firm’s investment management fees to the account’s custodian and has authorized the custodian to pay the Firm’s fees upon receipt of the Firm’s invoice, in each instance a duplicate bill shall be sent directly to the client at the same time as the bill is sent to the custodian. The bill shall set forth the amount of the fees, the value of the account assets on which the fees are based and how the fees were calculated. Fees will be calculated based on assets in the Firm’s books and records, which are priced by an independent service, unless the agreement states that fees will be calculated based on a custodian’s asset valuation. The bills and invoices of the Firm to clients should be reviewed to ensure that all advisory fees are properly calculated. Any differences between the custodian’s and the Firm’s valuation will be reconciled with the custodian by the Operations department. 92

Rothschild & Co Asset Management US Inc. November 2019 For separately managed accounts, the timing of the fee payment and basis for such fee depends on the Firm’s agreement with the client. Typically, the Firm bills fees on a quarterly basis, although clients may also elect to be billed monthly. Management fees are normally prorated for capital contributions and withdrawals during the applicable billing period. Accounts initiated or terminated during a billing period are charged a prorated fee. In that case, the Firm will deduct one day from the prorating calculation for account contributions or withdrawals during the billing period to ensure that less than full days count to the benefit of the client. Generally, the Firm’s client accounts are fully invested. From time to time, however, client accounts may contain high cash balances over an extended period of time. As a general matter, the Firm will view such cash balances as being actively managed unless advised to the contrary by the client or, if the client account is part of a wrap fee program, by the sponsor of the wrap fee program. For example, if a client specifically instructs the Firm to maintain a high cash balance in anticipation of the cash being withdrawn from the account or to cease from making further purchases for the account for an extended period of time, the cash balance will not be viewed as actively managed. Generally, a client’s account will be deemed to contain a high cash balance if, for a period of 90 consecutive days, more than 20% of the client’s account consists of cash. However, if the Firm retains high cash balances due to temporary market conditions, as a result of a client’s instruction to wait for an opportune time to invest the cash, or because of the nature of the investment strategy (particularly if the strategy involves investments in less liquid securities such as municipal bonds), a high cash balance would be considered actively managed. The Firm will not collect a fee on high cash balances that are not actively managed. When such high cash balances are held in a wrap-fee client account, the Firm will seek confirmation from the wrap fee sponsor concerning the client’s or wrap fee sponsor’s intentions with respect to the high cash balance and determine whether the Firm should charge management fees on those assets. In order to make this determination, the relevant portfolio managers will be required to provide an explanation of accounts with high cash balances at the quarterly meeting of the Investment Committee. Performance-based compensation is only permitted in accordance with the Advisers Act and the applicable rules (Section 205; Rule 205-3). All such arrangements must be reviewed by the Chief Compliance Officer. Special requirements may apply to prepaid advisory fees and such arrangements must be reviewed by the Chief Compliance Officer. 20.3 Expenses With regards to client expenses, the Firm must also ensure that each commingled fund only bears expenses that are permissible under the relevant fund’s offering documents and that shared expenses are allocated in a manner that is fair to all funds. The Firm has implemented the following procedures to ensure that expenses are calculated, allocated and debited correctly: Each new type of expense, and any changes to the way in which these expenses are allocated between the funds, must be preapproved by the Chief Compliance Officer, who: – is responsible for ensuring that expenses have been disclosed to Investors and that any expense allocation methodology can be retroactively shown to be fair; and – will consider whether some or all of each expense category should be borne by the Firm. To the extent there are any shared expenses, the expense allocation calculations are reviewed to ensure that the expenses have been allocated as intended. 93

Rothschild & Co Asset Management US Inc. November 2019 Any expenses shared by more than one fund will be allocated pro-rata based on each fund’s capital unless unusual circumstances apply that would call for a different result; Expenses that are attributable to both funds and separately managed accounts will be allocated pro-rata to the relevant funds (based on each fund’s capital) and to the Frim (based on the separately managed account’s combined net assets); and Expenses that are attributable to the Firm and one or more clients will be allocated in a manner that is demonstrably fair and that is consistent with disclosures to all affected clients. Any such allocation methodologies must be approved by the Chief Compliance Officer. 94

Rothschild & Co Asset Management US Inc. November 2019 21. Investment Company Act Portfolio Limitations (U.S. Mutual Funds) 21.1 Statement of Policy In acting as sub-adviser to U.S. Mutual Funds, the Firm is responsible for managing each Mutual Fund’s portfolio in compliance with, among other things, certain restrictions imposed by the Investment Company Act, the Internal Revenue Code of 1986 (“IRC”) and each Mutual Fund’s governing and offering documents. These restrictions include, among other things, the Investment Company Act diversification requirements, the fundamental and non-fundamental investment restrictions set forth in the Mutual Fund’s registration statement, the portfolio requirements of Subchapter M of the IRC, the restrictions on investments in other investment companies and the restrictions on investments in securities of broker-dealers, underwriters and investments advisers, and limitations on leverage and investments in illiquid securities. Whenever possible, the Mutual Fund’s investment restrictions will be coded into and automatically monitored via the Firm’s order management system. Any violations of these restrictions must be immediately communicated to the Firm’s Trade Error Committee and the Compliance Department, who will report the violation to the relevant Mutual Fund’s adviser and determine the necessary measures in response to the violation. The Firm will work with the Mutual Fund’s Adviser and Chief Compliance Officer (or their designee) to comply with the applicable regulatory portfolio limitations and any policies and procedures implemented by the Mutual Fund Board in this regard. 21.2 Risks In developing these policies and procedures, the Firm considered the material risks associated with the sub-advised U.S. Mutual Funds’ portfolios failing to comply with the applicable regulatory and other investment restrictions. 21.3 Investments by Mutual Funds in Other Investment Companies Section 12(d)(1) of the Investment Company Act (“Section 12(d)(1)”) significantly restricts the ability of a Mutual Fund to invest in securities of other investment companies, including ETFs, a practice referred to as “pyramiding.” Section 12(d)(1) limits both the amount a Mutual Fund can invest in other investment companies and the amount of its shares that it can knowingly sell to other investment companies. Section 12(d)(1) is designed to prevent the concentration of control of funds, which could lead to duplication of advisory, administrative, and sales expenses without a corresponding benefit to shareholders. The Firm, in consultation with the Mutual Fund’s administrator, will monitor the investments of the Mutual Fund to ensure compliance with the following restrictions of Section 12(d)(1): The Mutual Fund will own no more than 3% of an investment company’s total outstanding voting stock; No more than 5% of the value of the Mutual Fund’s total assets will be invested in any one investment company; and 95

Rothschild & Co Asset Management US Inc. November 2019 No more than 10% of the value of the Mutual Fund’s total assets will be invested in investment companies. 21.4 Restrictions on Investments in Securities of Broker-Dealers, Underwriters and Investment Advisers Under Section 12(d)(3) of the Investment Company Act, Mutual Funds are prohibited from acquiring, directly or indirectly, securities or any other interest in the business of: a broker a dealer an underwriter, an investment adviser to an investment company, or an investment adviser registered under the Advisers Act. Rule 12d3-1 under the Investment Company Act provides an exemption from Section 12(d)(3), by specifying the conditions under which investment companies may purchase or otherwise acquire any security (voting or non-voting) issued by, or any other interest in the business of, a person who is a broker, dealer, underwriter, registered investment adviser or an investment adviser to an investment company (“securities related businesses”). “Securities related activities” are a person’s activities as a broker, a dealer, an underwriter, a registered investment adviser, or an investment adviser to an investment company. A Mutual Fund (or portion thereof) may purchase securities of a person engaged in a securities related business, or an affiliate of such person, only under the following conditions: 1. Acquisitions of securities or any other interest in an entity which, in its most recent fiscal year, derived 15% or less of its gross revenues from securities-related activities, unless the Mutual Fund would control the entity after the acquisition. This exemption generally does not apply to securities of or any other interest in the Mutual Fund’s adviser, promoter or principal underwriter or their respective affiliates. 2. Acquisition of securities or any other interest in an entity which, in its most recent fiscal year, derived more than 15% or less of its gross revenues from securities-related activities, if, immediately after the acquisition: a. The Mutual Fund will own no more than 5% of any class of the entity’s entity securities; b. The Mutual Fund will own no more than 10% of the outstanding principal amount of the entity’s debt securities; and c. No more than 5% of the value of the Mutual Fund’s total assets will be invested in the entity’s securities. This exemption generally does not apply to securities of or any other interest in the Mutual Fund’s adviser, promoter or principal underwriter or their respective affiliates. 96

Rothschild & Co Asset Management US Inc. November 2019 The Mutual Fund’s adviser is responsible for notifying the Firm of securities issued by the adviser, principal underwriter or affiliates thereof. 97

Rothschild & Co Asset Management US Inc. November 2019 22. U.S. Mutual Fund Affiliated Transactions Procedures 22.1 Affiliated Transaction Procedures Section 17(a) of the Investment Company Act makes it unlawful for any affiliated person or promoter of or principal underwriter for a registered investment company or any affiliated person of such a person, promoter, or principal underwriter, acting as principal to: (i) knowingly sell securities or other property to the fund (or any company controlled by the fund); (ii) knowingly buy from the fund (or any company controlled by the fund) any securities or other property; or (iii) borrow money or other property from the fund or any company controlled by the fund. Principal transactions consisting of purchases and redemptions of fund shares are generally not subject to this prohibition (see Section 17(b)). Mutual Funds that are under control of or sub-advised by the Firm, certain other entities that provide services to the Mutual Funds (including the Mutual Fund’s Adviser), and the distributor and its affiliates are considered affiliated persons and may not effect prohibited principal transactions with any fund, except as provided pursuant to exemptive rules and SEC staff guidance, and in accordance with the Mutual Fund’s policies. The Firm does not engage in the purchase and sale of securities between any Mutual Fund and any account which the Firm or any affiliate of the Firm also advises or manages, including another Mutual Fund (“Affiliated Transaction”). If in the future the Firm engages in an Affiliated Transaction, the transaction must be made pursuant to the following procedures, as well as policies and procedures adopted by the Board of the relevant Mutual Fund. 22.2 Risks In developing these policies and procedures, the Firm considered the material risks associated with the sub-advised U.S. Mutual Funds’ entering into prohibited Affiliated Transactions. 22.3 Rule 17a-7 Procedures Rule 17a-7 under the Investment Company Act provides an exception from the prohibition of Section 17(a) for transactions between affiliated funds as well as between a fund and other accounts (including funds) that may be considered affiliated persons of the fund solely because the Firm, the Mutual Fund’s Adviser or an affiliate of the Firm or the Mutual Fund’s Adviser is an investment adviser to those other accounts, or because such other accounts share officers or directors with the Mutual Fund, provided that certain procedures are followed. These transactions are commonly referred to as cross trades. Rule 17a-7 generally applies only to purchases or sales of securities for which market quotations are readily available where settlement takes place against delivery of the security. 22.4 Purchase and Sale Transactions 1. The transaction shall be a purchase or sale, for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available; 2. The transaction shall be effected at the “current market price” (as defined below) of the securities in question; 98

Rothschild & Co Asset Management US Inc. November 2019 3. The transaction shall be consistent with this policy and, if the affiliate account in question is also a registered investment company, its policy, in each case as recited in the Mutual Fund’s or such other registered investment company’s registration statement and reports filed under the Investment Company Act; 4. No brokerage commission, fee (except for customary transfer fees), or other remuneration shall be paid in connection with the transaction; and 5. Each transaction, along with the following information listed below, will be reviewed and approved on a quarterly basis by the Chief Compliance Officer: a. a description of the securities purchased or sold; b. the identity of the person on the other side of the transaction; c. the terms and date of the purchase or sale transaction; d. a statement as to why the transaction was consistent with this policy; and e. a description of the method used by the Firm to determine the “current market price” for the securities in question. 22.5 Current Market Price For the purpose of these procedures, the “current market price” shall be: 1. If the security is an “NMS Stock” as that term is defined in rule 600 of the Regulation NMS, the last sale price with respect to such security reported in the consolidated transaction reporting system “consolidated system”) or the average of the highest current independent bid and lowest independent offer for such security (reported pursuant to rule 602 of Regulation NMS) if there are no reported transactions in the consolidated system that day; or 2. If the security is not a reported security, and the principal market for such security is an exchange, then the last sale price on such exchange or the average of the highest current independent bid and lowest current independent offer on such exchange if there are no reported transactions on that day; or 3. If the security is not a reported security and is quoted in the NASDAQ System, then the average of the highest current independent bid and lowest current independent offer reported on Level 1 of NASDAQ; or For all other securities, the average of the highest current independent bid and lowest current independent offer determined on the basis of reasonable inquiry. 22.6 Rule 17a-10 Procedures Rule 17a-10 under the Investment Company Act provides an exemption from the prohibitions of Section 17(a) that otherwise may prevent a person from entering into a transaction with a fund solely because such person is, or is an affiliated person of, a sub-adviser of the fund, or a sub-adviser of a fund that is under common control with the fund. Such provisions are intended to allow the Mutual Fund and sub-advisers to rely on the exemption provided in Rule 17a-10 for transactions with certain 99

Rothschild & Co Asset Management US Inc. November 2019 “subadvisory affiliates,” as defined in Rule 17a-10. To the extent required under its sub-advisory agreement with the Mutual Fund’s Adviser or to comply with Rule 17a-10, the Firm will refrain from consulting with other Mutual Fund sub-advisers concerning transactions for the Mutual Fund in securities or other assets. 22.7 Section 17(d) Compliance Section 17(d) of the Investment Company Act, and rule 17d-1 thereunder, prohibit affiliated persons and affiliated persons of affiliated persons of a registered investment company from participation in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement or profit-sharing plan in which any such registered company, or a company controlled by such registered company, is a participant. Section 17(d) covers a potentially very broad set of transactions and circumstances, involving many nuances and is not subject to easy generalization. The Firm and the Mutual Fund’s Adviser will work with the Mutual Fund’s Chief Compliance Officer (or their designee) to comply with the Mutual Fund’s policies on joint arrangements. 22.8 Policy Against Affiliated Brokerage Transactions The Firm would not ordinarily execute trades for a Mutual Fund with a broker that is an affiliated person of that Mutual Fund or an affiliated person of such person (“Affiliated Broker”). The Firm requests from the advisor of each Mutual Fund that the Firm sub-advises a list of all affiliates associated with the Mutual Fund. The Firm also maintains a list of its own affiliates. If in the future the Firm executes a trade for any Mutual Fund with such Mutual Fund’s Affiliated Broker, such affiliated transactions would be executed in compliance with the Rule 17e-1 policy and procedures approved by the Mutual Fund’s Board. 22.9 Rule 10f-3 Procedures The Firm ordinarily would not knowingly purchase securities for any Mutual Funds from an underwriting or selling syndicate in which any affiliated person of that Mutual Fund or any affiliated person of such person is an underwriter (an “Affiliated Underwriter”). Should the Firm purchase securities for any Mutual Fund in an underwriting involving an Affiliated Underwriter, the Firm must comply with these procedures, as well as the Rule 10f-3 policy and procedures adopted by the Board of the relevant Mutual Fund. The Firm requests from the advisor of each Mutual Fund that the Firm sub-advises a list of all affiliates associated with the Mutual Fund. The Firm also maintains a list of its own affiliates. All purchases of securities subject to these procedures shall satisfy the following conditions: 1. The securities to be purchased must be: (i) part of an issue offered to the public and registered under the Securities Act; (ii) “municipal securities” as such term is defined in Section 3(a)(29) of the Exchange Act; (iii) securities sold in an “Eligible Foreign Offering” as such term is defined in Rule 10f-3(a)(2) of the 1940 Act; and (iv) securities sold in an “Eligible Rule 144A Offering” as such term is defined under Rule 144A of the Securities Act and as further defined under Rule 10f-3(a)(4) of the 1940 Act. 2. The securities must be purchased at not more than the public offering price and prior to the end of the first full business day after the issue is first offered to the public, except if the securities are being offered for subscription upon the exercise of rights, the day of purchase must be on or before the fourth day preceding the day on which the rights offered terminates. 100

Rothschild & Co Asset Management US Inc. November 2019 3. The securities must be part of an issue offered in a firm commitment underwriting (except as to securities purchased pursuant to a rights offering). 4. The underwriting spread must be reasonable and fair compared to underwriting of similar securities during a comparable period of time. In determining which securities are similar, the Firm shall consider yield, rating, degree of subordination, term of maturity, coupon, sector or industry and anticipated market acceptability. The comparison shall be made against at least three similar issues during the three-month period preceding the date of purchase. If there were fewer than three underwritten offerings of similar securities during that period, the Firm shall extend the period of comparison by not more than one year until at least three such offerings are identified. In the absence of at least three comparable offerings as specified above, the purchase may be made only with the approval of a majority of the independent trustees of the Mutual Fund, which may be given by means of a telephone conference. A record of such approval shall be maintained by the Trust. 5. In the case of securities other than “municipal securities”, the issuer of the securities to be purchased shall have been in continuous operation for not less than three years, including the operations of any predecessors. 6. In the case of “municipal securities,” such securities shall be sufficiently liquid such that they can be sold at or near their carrying value within a reasonably short period of time and either (i) are subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities are subject to a minimal or low amount of credit risk. 7. Liquidity and credit risk determinations shall be made by the portfolio manager of the Mutual Fund at the time of purchase and ratified on a quarterly basis by the Board of Trustees of the Mutual Fund. Liquidity will be evaluated in conjunction with the Firm’s liquidity procedures as provided in the “Mutual Fund Portfolio Liquidity” subsection of Section II of this Manual. Credit risk may be evaluated after consulting various ratings, reports, analyses, opinions and other assessments provided by third-parties, including nationally recognized statistical rating organizations (“NRSROs”). However, a single third-party source (such as an NRSRO) may not be the sole basis for a credit risk determination. 8. With the exception of securities offered through an Eligible Rule 144A Offering, the amount of securities of any class of such issue purchased by the series, together with the amount purchased by all other investment companies advised by the Firm, shall not exceed 25% percent of the principal amount of the offering. 9. With respect to securities offered through an Eligible Rule 144A Offering, the amount of securities of any class of such issue purchased by the series, together with all the amount purchased by all other investment companies advised by the Firm, shall not exceed the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus the principal amount of the offering of such class in any concurrent public offering. 101

Rothschild & Co Asset Management US Inc. November 2019 10. The securities shall not be purchased directly or indirectly from an officer, director, member of an advisory board, the Firm, any sub-advisor to the Mutual Fund, or an employee of the Mutual Fund or from a person of which any such officer, director, member of an advisory board, the Firm, sub-advisor or employee is an affiliated person. For this purpose, a purchase from a syndicate manager shall not be deemed a purchase from a specific underwriter member: (i) so long as that underwriter does not benefit directly or indirectly from the transaction or (ii) (with respect to municipal securities) so long as such purchases are not designated as group sales or otherwise allocated to the accounts of persons whom this paragraph 9 prohibits purchases. 11. If securities are purchased from a syndicate manager or co-manager, no Affiliated Underwriter of the Mutual shall benefit directly or indirectly from the transaction. The Firm shall submit to the Board of Trustees of the Mutual Fund the information for each transaction subject to these procedures effected during the preceding quarter and shall certify that each such transaction was effected in full compliance with the conditions set forth herein. The Board, including a majority of the Independent Trustees, will determine, on the basis of the information supplied by the Firm, whether the purchases effected were made in compliance with these procedures. The Firm shall maintain and preserve permanently in an easily accessible place a written copy of these procedures and all amendments hereto and shall maintain and preserve for a period of not less than six years from the end of each series’ fiscal year in which any transactions occurred, the first two years in an easily accessible place, a written record of each transaction, setting forth the following information: 1. The name of the underwriter or dealer from whom the securities were purchased; 2. The identity of the underwriting syndicate’s members; 3. The terms of the transaction; and 4. The information contained in the Schedule for each transaction referred to above. Any of the information set forth above contained in the prospectus for the offering need not be separately recorded. However, in such case, the prospectus and the Schedule shall together be maintained as the required record. 102

Rothschild & Co Asset Management US Inc. November 2019 23. U.S. Mutual Fund Liquidity Determination Procedures 23.1 Liquidity of Mutual Funds Rule 22e-4 under the Investment Company Act of 1940 (the “Liquidity Rule”), requires each registered open-end management investment company (“U.S. Mutual Fund”), including open-end exchange-traded funds, but not including money market funds, to establish a written Liquidity Program. Among other requirements, these programs must provide for: (i) the classification and monthly review of the liquidity of a U.S. Mutual Fund’s portfolio investments; and (ii) the prohibition on the acquisition by a U.S. Mutual Fund of any illiquid investment if, immediately after the acquisition, the fund would have invested more than 15% of its net assets in illiquid investments. The Liquidity Rule is intended to promote effective liquidity risk management throughout the open-end investment company industry, thereby reducing the risk that funds will be unable to meet their redemption obligations and mitigating dilution of the interests of fund shareholders. While the investment portfolios of the U.S. Mutual Funds to which the Firm acts as investment sub-adviser (each a “Sub-Advised Fund”) generally hold only registered securities, listed and regularly traded on a U.S. exchange, and other similarly liquid securities such as money market funds, it is the Firm’s policy that each of the Sub-Advised Funds should seek to continuously maintain a portfolio that is comprised of at least 85% of its net assets in liquid securities (“Liquidity Standard”). Each of the Sub-Advised Funds have adopted liquidity risk management programs to comply with the Liquidity Rule and have designated the required administrator to oversee each’s Liquidity Program (each, an “Administrator”). In the event a Sub-Advised Fund’s Administrator seeks the assistance of the Firm in administering its Liquidity Program, the Firm will comply with any such procedures adopted by the Sub-Advised Funds. Such policies and procedures for certain Sub-Advised Funds require the Firm to supply various forms of general assistance and/or to classify the Sub-Advised Fund’s investments into liquidity categories prescribed by the Liquidity Rule and provide various reports and notifications related to the liquidity of the Sub-Advised Fund’s investments to the Sub-Advised Fund or its designated Administrator. 23.2 Risks In developing these policies and procedures, the Firm considered the following material risks: The Firm does not comply with the Sub-Advised Funds’ policies and procedures under the Liquidity Rule. The Firm causes a Sub-Advised Fund to violate the limit on illiquid investments or a Highly Liquid Investment Minimum (“HLIM”) under the Liquidity Rule. 23.3 Methodology for Classification of the Liquidity of Fund Portfolio Investments Four Liquidity Categories 23.3.1 Upon instruction from a Sub-Advised Fund’s Administrator, the Firm may be required to classify each portfolio investment in each Sub-Advised Fund into one of four liquidity categories described below, based on the number of days in which the Firm reasonably expects the investment would be convertible to cash (or sold or disposed of, but not necessarily settled) in current market conditions 103

Rothschild & Co Asset Management US Inc. November 2019 without significantly changing the market value of the investment, taking into account relevant market, trading, and investment-specific considerations. For this classification, there is no requirement to consider general market movements or estimate market impact precisely. 23.3.2 Standards and Factors for Determining Liquidity Categories In taking into account relevant market, trading and investment-specific characteristics in classifying and reviewing the liquidity of portfolio investments of Sub-Advised Funds, the Firm will use the following standards and will consider the following factors, if applicable: Existence of an active market for the asset, including whether the asset is listed on a securities exchange, as well as the number, diversity and quality of market participants. The Firm assumes that the security is being sold into reasonably normal markets. The Firm is not required to assume it must make an immediate disposition into abnormal markets (no “firesale”). Trading Volumes. In determining liquidity, the Firm should consider the size of the Sub-Advised Fund’s position in a particular security relative to various measures of trading volume. In this regard the Firm may consider: (a) the security’s average trading volume on the appropriate principal exchange for such security, and (b) the highest volume absorbed by the market within the recent past (“peak” volume). Position size can be large in relation to average trading volume and/or peak volume for various reasons, e.g., the security is very thinly traded (so that even a small position can be relatively large in relation to trading volume), or the security has a relatively healthy average trading volume, but the absolute position is large in relation to that volume. 104 Highly Liquid Investment Moderately Liquid Investment Less Liquid Investment Illiquid Investment Cash and any investment that the Firm reasonably expects to be convertible into cash (i.e., sold and settled) in current market conditions in 3 business days or less without that conversion to cash significantly changing the market value of the investment Any investment that the Firm reasonably expects to be convertible into cash (i.e., sold and settled) in current market conditions in more than 3 calendar days, but in 7 calendar days or less without that conversion to cash significantly changing the market value of the investment Any investment that the Firm reasonably expects to be able to sell or dispose of in 7 calendar days or less without that sale or disposition significantly changing the market value of the investment, but where settlement is reasonably expected to take more than 7 calendar days Any investment that the Firm reasonably expects cannot be sold or disposed of in 7 calendar days or less without such sale or disposition significantly changing the market value of the investment

Rothschild & Co Asset Management US Inc. November 2019 The presence of potential “large block” purchasers in the market place, which may not be reflected in the daily trading volume. The “short” position in the particular security and whether the market overall is “short” in the particular security. The historical market appetite for the security when large blocks have been exposed to the market. The frequency of trades and quotes for the security. The number of dealers that purchase or sell the security. The number of dealers that have undertaken to make a market in the security. The nature of the security and how trading is effected (e.g., the time needed to sell the security, how bids are solicited and the mechanics of transfer). Volatility of trading prices for the security. Whether the security has a standardized and simple structure. Restrictions of trading of the security and limitations on transfer of the security. Any Fund-related or security-related inputs provided by the Sub-Advised Fund or its designated Administrator, including without limitation Reasonably Anticipated Trading Sizes, within the meaning of the Liquidity Rule.. Whether or not the Sub-Advised Fund is engaging in a general liquidation of its assets and, therefore, whether it has the normal trading flexibility in liquidating the particular security. If the Sub-Advised Fund is managed substantially similarly to other accounts managed by the Firm, the Firm may take into account the need for other similarly managed accounts to dispose of a security when assessing liquidity. If the Sub-Advised Fund’s position would be handled differently from the positions in other discretionary accounts, the Sub-Advised Fund’s position should be viewed in isolation. Classifying by Asset Class. In consultation with the Administrator, it may be determined that it is appropriate for a Sub-Advised Fund’s investments, including derivative instruments, to be classified by asset class. An investment may not be classified by asset class, in the event that market, trading or investment-specific considerations with respect to a particular investment would be expected to significantly affect the investment’s liquidity characteristics. Multi-Bucket Classification. In consultation with the Administrator, it may be appropriate for the Firm to assist in classifying a single investment into multiple liquidity buckets in circumstances where: (1) for internal risk management purposes, holdings are classified proportionally across buckets based on an assumed sale of the entire position; or (2) different features affecting liquidity justify treating a 105

Rothschild & Co Asset Management US Inc. November 2019 holding as two or more separate investments for liquidity classification purposes (e.g., an asset that includes a put option on part of a Sub-Advised Fund’s holding of the asset). 23.3.3 Illiquid Investments Most registered securities, listed and regularly traded on a U.S. or major foreign securities exchange, are presumed to be liquid. However, liquid securities may become illiquid due to a variety of events or factors, including but not limited to, a reduction in trading volume for any reason, bankruptcy or other credit event impacting the issuer, trading halts, delistings or adverse news relating to the issuer. The following securities will be considered illiquid by the Firm: repurchase agreements with maturities over seven days; all privately negotiated debt securities, private placements and other securities to which legal restrictions on resale apply (other than Rule 144A securities and section 4(a)(2) commercial paper); investment company securities that exceed 1% of the issuer’s outstanding shares; and unlisted foreign securities and securities denominated in foreign currencies that are subject to currency exchange or repatriation restrictions. The following securities are presumed to be illiquid, unless the Firm makes a specific determination that (i) the holding may be sold within seven days at approximately the price at which it is valued in the Sub-Advised Fund, (ii) it has a reasonable belief that the security is marketable and will not become unmarketable during the period it is expected to be held by the Sub-Advised Fund, taking into account the securities trading volume, and (iii) if it meets the criteria for liquidity taking into account the considerations set forth in that section: Rule 144A securities; Section 4(a)(2) commercial paper; all swap agreements and similar agreements which extend for more than seven calendar days; Interest only (“IOs”) and principal only (“POs”) mortgage backed securities; Loans; Non-exchange traded (i.e., OTC) option contracts; and Municipal lease obligations. 23.4 Review of Classifications and Reporting to Sub-Advised Funds The Firm will review its classifications of portfolio investments of each Sub-Advised Fund at least monthly, and more frequently if required by the Sub-Advised Fund’s liquidity management program or if changes in relevant market, trading, and investment-specific considerations are reasonably 106

Rothschild & Co Asset Management US Inc. November 2019 expected to materially affect one or more of its investments’ classifications. The Compliance Department will review third-party data vendor reports that show, for each portfolio security position held by each Sub-Advised Fund: (i) the percentage that the portfolio position represents of the total shares outstanding; (ii) the 30 days’ average trading volume; (iii) the position as percentage of the 30 days’ average trading volume; and (iv) an estimate of the number of days it would take to liquidate the position in an orderly manner. Trading and Investments must notify the Compliance Department of any market, trading, or investment-specific events that are reasonably expected to materially affect the liquidity of any investments of any Sub-Advised Funds. Upon such notification, the Compliance Department, with input from Trading and Investments, will determine whether the liquidity classification of any affected security should be revised. In addition, on a quarterly basis, the Risk Management Committee reviews liquidity outliers among all portfolio positions across all client accounts. The Investment team also periodically reviews the liquidity of all portfolio positions across all client accounts. The Firm will provide to a Sub-Advised Fund or its designated Administrator, as applicable, such reports and notifications related to the liquidity of the Sub-Advised Fund’s investments as required by the Sub-Advised Fund’s liquidity management programs, policies and procedures. The Firm must promptly inform a Sub-Advised Fund or its designated Administrator of any illiquid securities in the Sub-Advised Fund’s portfolio, so as to ensure that the Sub-Advised Fund is in compliance with the Liquidity Standard. For any Sub-Advised Fund that has adopted an HLIM, the Firm must promptly notify Sub-Advised Fund or its designated Administrator if the aggregate amount of the Sub-Advised Fund’s investments that the Firm considers “highly liquid,” within the meaning of the Liquidity Rule, falls below the Fund’s HLIM. 23.5 Compliance with Liquidity Standard and HLIMs It is the Firm’s policy that all of the Sub-Advised Funds should seek to continuously maintain a portfolio that is comprised of at least 85% of its net assets in liquid securities. The percentage of illiquid holdings of a U.S. Mutual Fund is calculated at the time of each acquisition of an illiquid security. Therefore, a Sub-Advised Fund will not be in violation of the Liquidity Standard if illiquid securities constitute in excess of 15% of the fund’s net assets as a result of market movement or changes in the composition of the Fund’s portfolio other than a purchase of further illiquid securities or a re-designation of a liquid security as illiquid. If a Sub-Advised Fund does not meet the Liquidity Standard because of a purchase of an illiquid security, the Firm shall immediately take such action as is necessary (including disposition of one or more illiquid securities) to cause the Sub-Advised Fund to meet the Liquidity Standard. If at any point in time, a Sub-Advised Fund does not meet the Liquidity Standard for any reason other than a purchase of an illiquid security, the Firm shall take such reasonable efforts to cause the Sub-Advised Fund to meet the Liquidity Standard as soon as reasonably practicable. The Sub-Advised Funds will likely qualify as Primarily Highly Liquid Funds (“PHLFs”), and accordingly, pursuant to section 22e-4(b)(1)(iii) of the Liquidity Rule, will be exempt from the HLIM requirement. However, in the event that a Sub-Advised Fund does not qualify as a PHLF and has adopted an HLIM, the Firm will follow such Sub-Advised Fund’s liquidity management programs, policies and procedures with respect to compliance with the HLIM. 107

Rothschild & Co Asset Management US Inc. November 2019 24. Policy on Disclosure of U.S. Mutual Fund Portfolio Holdings 24.1 Risks In developing these policies and procedures, the Firm considered the material risks associated with inappropriate disclosure by the Firm of the sub-advised U.S. Mutual Funds’ portfolio holdings information. 24.2 Background The Firm provides sub-advisory services to Mutual Funds that are registered under the Investment Company Act. As a result of the Firm’s provision of services to the Mutual Funds, employees of the Firm may have access to Portfolio Holdings Information (as defined herein) of one or more Mutual Funds prior to the time such information is publicly disseminated. The Firm has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act designed to prohibit fraudulent or deceitful conduct. The Firm has adopted the following policy with respect to the disclosure of a Mutual Fund’s portfolio holdings information by any person to any third party prior to the time such information is publicly disseminated by the Mutual Fund. Any suspected breach of this policy should be reported immediately to the Chief Compliance Officer or the General Counsel (in the event the suspected breach relates to the Chief Compliance Officer). Failure of an employee of the Firm to comply with this policy may result in disciplinary action up to and including termination of employment. 24.3 Policy For purposes of this policy “Portfolio Holdings Information” is defined as information which, at any point in time, identifies, or may be used to identify (1) any security owned by a Mutual Fund, (2) the current value of any security owned by a Mutual Fund, (3) characteristics of securities owned by a Mutual Fund or of a Mutual Fund’s portfolio as a whole including, but not limited to, sector or geographic weightings, and (4) financial and other proprietary or non-public information concerning a Mutual Fund and the securities contained in a Mutual Fund’s portfolio. Portfolio Holdings Information does not include information which has been (1) disclosed to the public in either a prospectus or in a shareholder report filed with the Securities and Exchange Commission and delivered to shareholders pursuant to Section 30(e) of the Act, or posted on the Mutual Fund’s internet website in accordance with the requirement of Instruction 3 to Item 11(f)(2) of Form N-1A, or (2) filed with the Commission on (a) Form N-CSR or (b) in a filing on Form N-Q made in accordance with the requirements of Rule 30b1-5 under the Act. Information contained in a filing on Form N-Q not made in accordance with the requirements of Rule 30b1-5 is still considered Portfolio Holdings Information for purposes of this policy. Portfolio Holdings Information is to be kept strictly confidential and should not be disclosed to any third party prior to the time of its public dissemination by the Firm except in accordance with the following procedures: 108

Rothschild & Co Asset Management US Inc. November 2019 The disclosure is (1) required to respond to a regulatory request, court order or other legal proceedings or is necessary to enforce the Firm’s rights or prevent liability, and (2) has been approved by the Chief Compliance Officer or his or her designee; The disclosure is to or has been directed by the Mutual Fund’s Board or the Adviser to the Mutual Fund; The disclosure is to certain third-party service providers, (such as pricing services, proxy voting services, financial printers, pricing information vendors, third parties that deliver analytical, statistical, or consulting services, and other third parties that provide services and may require Portfolio Holdings Information), where necessary to enable the provider to perform services for or with respect to the Mutual Fund; or The disclosure is made pursuant to prior written approval of the Chief Compliance Officer or his or her designee. Prior to approving any such disclosure, the Chief Compliance Officer or his or her designee will ensure that procedures, processes and agreements are in place to provide reasonable assurance that the Portfolio Holdings Information will only be used in accordance with the objectives of this Policy and consistent with applicable law and the Firm’s fiduciary duties. The Firm will also comply with all procedures adopted by the Mutual Funds for the protection of the Mutual Funds’ portfolio information. In approving the disclosure of Portfolio Holdings Information the Chief Compliance Officer or his or her designee may consider the following factors, among others: (i) whether there is a legitimate business purpose for such disclosure; (ii) whether recipients are subject to a duty of confidentiality, including a duty not to trade on the nonpublic information; and (iii) whether the disclosure is in the best interests of Mutual Fund shareholders. 109

Rothschild & Co Asset Management US Inc. November 2019 25. Policies and Procedures with respect to ERISA Accounts 25.1 Risks In developing these policies and procedures, the Firm considered the material risks associated with the Firm failing to comply with the special regulations applicable to managing the accounts of ERISA clients. 25.2 Procedures When a client of the Firm is an employee benefit plan subject to ERISA, the Firm, as an investment manager for the plan, is considered a “plan fiduciary” under ERISA and must meet certain specific requirements under ERISA and Department of Labor (“DOL”) rules and interpretations. These include: General Fiduciary Obligations under ERISA. As a fiduciary to an ERISA plan, the Firm must: 1. manage the plan’s account solely in the interests of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them and defraying reasonable expenses of administering the plan; 2. act with the “care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims”; 3. diversify the plan’s investments in a the Firm account so as to minimize the risk of large losses, unless under the circumstances it is clearly not prudent to do so; and 4. comply with the documents and instruments governing the plan to the extent they are consistent with ERISA. Prohibited Transactions. The Firm must avoid any self-dealing transactions with the plan and be sure not to cause or permit the plan to engage in conflict-of-interest transactions with other plan fiduciaries or parties having certain other types of relationships to the plan, such as the employer or union that sponsors the plan or their employees, plan trustees and certain providers of services to the plan, including broker-dealers, lawyers, administrators, custodians, etc., unless the transaction has been exempted by a DOL rule or order. Compliance with Client Investment Policies and Guidelines. If a “named fiduciary” to the plan (generally the person that retains the Firm) has issued written investment guidelines or policies for the plan, the Firm must follow those guidelines or policies, unless, in the case of a particular transaction, an investment decision mandated by the guidelines or policies would be imprudent, otherwise inconsistent with ERISA, or a violation of applicable law. Due to the nature of the commingled fund structure, the Firm cannot accept written investment guidelines or policies from commingled fund investors, including ERISA plans. In addition, care must be taken to determine what percentage of the plan’s assets is to be managed by the Firm and, if only a part of the plan’s assets is to be so managed, the diversification standards that are to be followed by the Firm in managing that portion of the plan’s account. These should be spelled out in the Firm’s investment management agreement with the plan and in written investment guidelines provided to the Firm by a named fiduciary to the plan. Where the Firm is expected to 110

Rothschild & Co Asset Management US Inc. November 2019 concentrate investments for the plan in a particular type or class of investments (such as a specific industry group), the management agreement with the Firm or supplemental investment guidelines should provide specific directions to that effect from a duly authorized “named fiduciary” for the plan. Where the Firm manages only part of a plan’s total assets, the Firm’s management agreement should state that the Firm is responsible for only those plan assets that are under the Firm’s management, and for investment of those plan assets according to the diversification and other written guidelines provided by a named fiduciary for the plan. If the Firm is either expected to concentrate investments for the plan in a particular type or class of investments, or to manage only a part of the plan’s total assets, the investment management agreement with the Firm should also state that the named fiduciary (as opposed to the Firm) has responsibility for ensuring that the plan’s assets, in the aggregate, are diversified, and that the decision to appoint the Firm as an investment manager to the plan is being made as a part of an overall investment policy. For investments in commingled funds and CITs sub-advised by the Firm, prior to purchasing any securities issued by the employer of an ERISA plan in the commingled fund or CIT, the Trustee should be notified to be sure that such purchase does not exceed permissible limits under ERISA. ERISA Fidelity Bonds. To manage an ERISA account, the Firm must maintain an ERISA fidelity bond, unless the investment management contract provides that the Firm will be insured under the plan’s own bond. ERISA Plan Documents. Prior to entering into an investment management agreement with an ERISA plan, the relationship manager responsible for the account should ascertain whether the Firm has properly authorized and current copies of any investment policies, guidelines or restrictions that must be followed in managing the plan’s account as well as copies of any proxy voting policies for the plan. 111

Rothschild & Co Asset Management US Inc. November 2019 26. Disclosure Documents and Filings 26.1 Background The SEC and other regulatory agencies require investment advisers to maintain and distribute certain disclosure documents. The failure of an adviser to meet statutory disclosure or filing requirements, or more generally to provide clients with full and fair disclosure, may subject the adviser to regulatory sanctions and/or increase the likelihood of civil litigation. 26.2 Risks In developing these policies and procedures, the Firm considered numerous risks associated with the maintenance and dissemination of disclosure documents and filings. This analysis includes risks such as: The Firm distributes disclosures, or submits filings, that contain outdated or inaccurate information; The Firm is unaware of its disclosure or filing obligations; Prospective clients or investors lack accurate information on which to base their decision to retain the Firm or invest in its products; Clients or investors are not informed of material facts relating to a legal or disciplinary action against the Firm; and Regulatory filings are not submitted in a timely manner. The Firm has established the following guidelines to mitigate these risks. 26.3 General Policies and Procedures The Firm will disseminate updated disclosure documents to clients on a timely basis, and will ensure the timely and accurate submission of all required regulatory filings. 26.4 Financial, Legal, and Regulatory Disclosures An investment adviser has a duty to provide clients and prospects with disclosure of all material facts regarding: Any precarious financial position involving the adviser; and Any legal or disciplinary event, involving the adviser or its Employees, that is material to an evaluation of the adviser’s integrity or its ability to meet contractual commitments to clients. An Employee must notify the Chief Compliance Officer immediately if he or she becomes involved in, or threatened with, litigation or any administrative investigation or proceeding of any kind, becomes subject to a judgment, order, or arrest, is contacted by a regulatory authority, or is aware of any precarious financial position or other legal or disciplinary event or of any other event that might require disclosure to clients or disclosure on Form ADV. If such event is reported to the Compliance Department, the Chief Compliance Officer will prepare the necessary disclosure and ensure that it is appropriately disseminated. 112

Rothschild & Co Asset Management US Inc. November 2019 26.5 Form ADV The Firm must complete and maintain an accurate Uniform Application for Investment Adviser Registration (“Form ADV”). Form ADV consists of Parts 1 and 2 and a series of schedules. The Firm has filed Part 1 of its Form ADV with the SEC via the Investment Advisers Registration Depository (“IARD”). The Firm maintains a copy of Part 2A and Part 2B of its Form ADV in the Firm’s files. All Employees should have a working understanding of the information contained in the Firm’s Form ADV. Amendment Requirements: The Firm is required to amend its Form ADV at least annually, within 90 days after the end of its fiscal year end (and more often as required by the instructions of the Form ADV). Delivery Requirements: Form ADV Part 1. The Firm’s Form ADV Parts 1 and 2A are obtainable via the SEC Investment Adviser Public Disclosure (“IAPD”) website. Form ADV Part 2A. The Firm must deliver its Form ADV Part 2A with a summary of material changes to all clients within 120 days after the Firm’s fiscal year end. For prospective clients, the Firm is required to deliver a copy of its Form ADV Part 2A before or at the time it enters into any advisory agreement with the client. Form ADV Part 2B. The Firm must provide Part 2B of its Form ADV to existing clients upon a material change or to disclose disciplinary action. For prospective clients, the Firm is required to deliver a copy of its Form ADV Part 2B at or before advising the client. The Firm’s Marketing Department is responsible for ensuring that all new and existing clients receive the appropriate parts of the Firm’s Form ADV. The Firm’s investment advisory agreements require each new separate account and commingled fund client to acknowledge receipt of the Firm’s Form ADV Part 2. With respect to wrap account program clients, the Firm normally provides its Form ADV Parts 2A and 2B to wrap account program sponsors who provide them to their clients that select the Firm as an investment manager. With respect to the collective investment trusts (each a “CIT”) for which the Firm serves as sub-adviser, the Firm will provide its Form ADV Part 2A to the trustee of the CIT for further delivery to investors in the CIT. With respect to the Undertakings for the Collective Investment of Transferrable Securities (“UCITS”) for which the Firm serves as sub-adviser, the Firm will provide its Form ADV Part 2A to the distributor of the UCIT for further delivery to the investors in the UCITS. The Chief Compliance Officer is responsible for preparing the Firm’s Form ADV Parts 1 and 2. 26.6 Consistency and Accuracy of Disclosure The Compliance Department periodically will review the Firm’s disclosures in the Form ADV, fund offering documents, mutual fund documentation for sub-advised mutual funds, SEC filings and other client or public disclosure documents to ensure their accuracy and consistency. 26.7 Form 13F Section 13(f) of the Exchange Act generally requires investment advisers that exercise discretion over equities with a combined value of at least $100 million to file Form 13F. Form 13F is filed electronically using the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system. The form must be submitted within 45 days of the end of each calendar quarter. 113

Rothschild & Co Asset Management US Inc. November 2019 If an adviser has discretion over more than $100 million in equities at the end of any month, the adviser must first file Form 13F for the quarter ending December 31. An adviser must continue to file Form 13F for the next three quarters, even if the value of equities under its discretionary management falls below $100 million. The Compliance Department, with the assistance of the Firm’s outside compliance consultant, ensures that the appropriate Form 13F filings are made with SEC. 26.8 Form 13H Exchange Act Rule 13h-1 requires investment advisers to file Form 13H and obtain a large trader identification (“LTID”) number from the SEC if their transaction activity in National Market System securities exceeds either one of the following identifying activity levels: Two million shares or $20 million during any calendar day; or Twenty million shares or $200 million during any calendar month. Once a large trader meets or exceeds the identifying activity level, the large trader must submit an initial Form 13H Filing to the SEC within 10 calendar days. When the initial filing is submitted the large trader identifies itself to the SEC as a large trader. The SEC will then assign the large trader an LTID number. A large trader must provide the LTID to all US registered broker-dealers who effect transactions on the large trader’s behalf within 10 calendar days of receipt. The SEC does not provide guidance or require a specific method by which the large trader must disseminate the LTID to US registered broker dealers. A large trader may be required to submit certain Form 13H filings throughout the year, including a quarterly amended filing, if applicable, and an annual filing. Following is a brief overview of the different types of Form 13H filings: Annual Filing – All large traders must submit an annual filing within 45 days after the end of each full calendar year (unless they have an Inactive Status designation). Amended Filing – If any information in a Form 13H filing is found to be inaccurate, or becomes inaccurate, an amended filing must be made within 10 calendar days following the end of the calendar quarter. For example, changes to the adviser’s name, business address, organization type, or organizational chart would require an amended filing. A large trader with an inactive status does not need to make amended filings. Inactive Status Filing – A large trader that has not effected aggregated transactions over the thresholds noted above during the previous full calendar year may use the Form 13H to make an inactive status filing. Filers with an Inactive Status designation do not need to make annual filings or amended filings and can instruct their broker dealers to cease maintaining records. Reactivated Status – If an adviser with an Inactive Status designation meets or exceeds the identifying activity level, it must file for Reactivated Status within 10 days. Termination Filing – Persons can terminate their status as large traders by submitting a Termination Filing. For example, if the adviser ceases operations, dissolves, or is acquired, the large trader may be able to file a Termination Filing. 114

Rothschild & Co Asset Management US Inc. November 2019 The Compliance Department is responsible for overseeing The Firm’s 13H filing obligations. If applicable, the Trading Department is responsible for ensuring that registered broker dealers with which the Firm trades have been provided with the Firm’s LTID number. 26.9 Form D All issuers offering securities in reliance on an exemption under Regulation D of the Securities Act (such as the commingled funds) must file Form D electronically with the SEC no later than 15 days after the first sale of securities. Form D filings must also be amended at least annually for open offerings and as soon as is practicable: Upon discovery of any material mistake or error of a previously filed form; and To reflect most changes in the information included in the most recent filing, except that changes to the following information do not require an amended filing: – – – – – – – – – The address or relationship status of a “related person” identified in Item 3; The issuer’s revenues or aggregate net asset value; An increase in the minimum investment amount; A cumulative decrease in the minimum investment amount of 10% or less; The address or relevant states of operation of a person being paid to solicit investors; The amount of securities sold, or remaining to be sold, in the offering; The number of non-accredited investors, so long as this number does not exceed 35; The total number of investors in the offering; A decrease in the amount of sales commissions, finders’ fees or use of proceeds to pay executive officers, directors, or promoters; and A cumulative increase in the amount of sales commissions, finders’ fees or use of proceeds to pay executive officers, directors, or promoters of 10% or less. – Electronic Form D filings are made using the SEC’s EDGAR website, which is available at https://www.onlineforms.edgarfiling.sec.gov/. Form D must also be filed in many states in which the securities are marketed. Many states allow issuers 15 days from the date of first issuance in that state to submit a Form D, but filing obligations vary from state to state. Also, many states require Form D submissions on paper forms that differ somewhat from the electronic Form D that is submitted to the SEC. Finally, certain states may require additional state-specific filings to supplement the Form D filing when an adviser offers a private fund in those states. Taken together, the state filing obligations are often referred to as “blue sky filings.” The Compliance Department works with the Firm’s outside counsel to ensure that appropriate Form D and blue sky filings are submitted in a timely manner to the SEC and to applicable state securities regulators and to ensure that all required Form D and blue sky amendments are made with the SEC in a timely manner. 115

Rothschild & Co Asset Management US Inc. November 2019 26.10 Form PF All registered investment advisers that manage private funds having an aggregate value in excess of $150 million must make quarterly or annual filings on Form PF. Large private equity advisers and small private fund advisers are required to file Form PF on an annual basis. The deadline to file is 120 days from the end of their fiscal year. Large hedge fund advisers have 60 days from the end of each fiscal quarter and large liquidity fund advisers have 15 days after each fiscal quarter to file Form PF. Following are the filing thresholds: Form PF can be accessed and submitted through the Private Fund Reporting Depository (“PFRD”) located on the Investment Adviser Registration Depository website. The Compliance Department is responsible for overseeing the submission of the Firm’s Form PF filings. 26.11 State Licensing, Notification, and Registration Requirements The Firm may be required to provide notice filings to certain state securities authorities. These notice filings are copies of Part 1 of Form ADV, which are sent electronically based on the boxes that are checked on Item 2.C of the filing. Generally speaking, the Firm must make notice filings in any state where it maintains a place of business or has more than five clients9. The Compliance Department, which is informed of each new client during the account opening process, is responsible for monitoring and complying with all of The Firm’s state notice filing obligations. States may impose individual licensing requirements on any person who (i) is located in the state, (ii) provides investment advice on behalf of The Firm, and (iii) is subject to The Firm’s supervision and control. However, pursuant to Rule 203A-3 under the Advisers Act, individuals are exempt from state licensing requirements if they have five or fewer clients who are Natural Persons, or if 10% or fewer of the individual’s clients are Natural Persons10. Requirements vary by state, and may include registration through the Web-CRD system, the successful completion of a Series 7, 65 and/or 66 examinations, or the possession of a professional designation such as CFP, CFA, or ChFC, among other things. While the Compliance Department oversees compliance with states’ individual licensing requirements, Employees must be aware of their own licensing obligations. Employees/Supervised 9 Louisiana, Nebraska, Texas and New Hampshire require notice filings if an adviser has any clients who are residents of the state. 10 Qualified clients are not counted as “Natural Persons” for purposes of this test. Rule 205-3(d)(1) under the Advisers Act defines a qualified client to include, among other things, a Natural Person with a net worth in excess of $2.1 million, or who placed at least $1 million under R&CO AMUS’s management, at the time that the individual became a Client of R&CO AMUS. Prior to August 15, 2016, the net worth threshold was $2 million, and prior to September 19, 2011, the net worth threshold was $1.5 million and the placement threshold was $750,000. The qualified client net worth calculation excludes the value of a natural person’s primary residence and certain property-related debts. 116 TypeRegulatory Assets Under Management Large Private Equity Fund$2 billion Large Hedge Fund$1.5 billion Large Liquidity Fund$1 billion Small Private Fund$150 million

Rothschild & Co Asset Management US Inc. November 2019 Persons should consult with the Compliance Department regarding any questions about potentially applicable state licensing requirements. 117

Rothschild & Co Asset Management US Inc. November 2019 27. Information Barriers Policies and Procedures 27.1 Risks In developing these policies and procedures, the Firm considered the material risks associated with the material non-public and other confidential information handled by the Firm’s affiliates. This analysis includes risks such as: Employees place trades in personal and/or client accounts based on material nonpublic information; Employees pass material nonpublic information on to others; and Employees receive unauthorized disclosure of certain confidential information on indices created, compiled, sponsored and/or maintained by Rothschild & Co Risk Based Investments LLC (“RBI”), an affiliate of the Firm, or influence the maintenance and calculation by RBI personnel of such indices. The Firm has established policies and procedures to mitigate these risks. 27.2 Information Barriers with Rothschild & Co US Inc. The Firm shares its physical office with its affiliate, Rothschild & Co US Inc. (“Rothschild & Co US”) The Firm is also affiliated with global affiliates of Rothschild & Co (collectively, “Rothschild & Co Affiliates”). Accordingly, the Firm has established policies and procedures designed to prevent unauthorized disclosure of material non-public information among the Firm, Rothschild & Co US and the Rothschild & Co Affiliates. In particular, the Firm has established “Information Barriers,” sometimes referred to as Chinese walls, whereby the Firm is prohibited from providing material non-public information to, or receiving material non-public information from, Rothschild & Co US and the Rothschild & Co Affiliates. In other words, the Firm is on one side of the Information Barriers, while Rothschild & Co US and the Rothschild & Co Affiliates are on the other. The Firm’s employees must understand the importance of, and at all times comply with, the restrictions imposed by established Information Barriers. For example, if the Firm receives material non-public information regarding a client of Rothschild & Co US or a Rothschild & Co Affiliate, an Information Barrier has been breached and the Firm may be prohibited from trading in the securities of that issuer. Failure to comply with these Information Barriers Policies and Procedures may result in disciplinary action up to and including termination of employment, as well as possible fines and civil or criminal penalties. Any employee of the Firm who suspects, or is aware of, a breach of an Information Barrier must immediately notify the Chief Compliance Officer and Rothschild & Co’s Legal and Compliance Department. 27.3 Bringing the Firm “Over the Wall” There are certain rare circumstances when Rothschild & Co US or a Rothschild & Co Affiliate may intentionally decide to bring the Firm “over the wall” by providing the Firm with material non-public information, such as for the purpose of obtaining the Firm’s assistance on a project. Prior to bringing the Firm “over the wall” with respect to an issuer, the Firm and Rothschild & Co US or the Rothschild 118

Rothschild & Co Asset Management US Inc. November 2019 & Co Affiliate, as the case may be, must notify the Chief Compliance Officer and the Legal and Compliance Department. 27.4 Information Barriers with Rothschild & Co Risk Based Investments LLC The Firm also shares its physical office with its affiliate, Rothschild & Co Risk Based Investments LLC (“RBI”). RBI creates, sponsors and maintains securities indices (each an “Index” and, collectively, “Indices”). These policies and procedures are designed, in conjunction with RBI’s Information Barriers Policies and Procedures, to limit the influence of the Firm’s employees over the maintenance and calculations of the Indices and to prevent unauthorized access by the Firm’s employees to confidential information on the Indices. The Firm’s employees are not permitted to be materially involved in the maintenance or calculation of any Index and are prohibited from attempting to influence the maintenance or calculation by RBI personnel of any Index. The Firm’s employees may not request, or otherwise attempt to gain access to, any confidential Index-related information. The Firm’s employees must immediately report any receipt of confidential Index-related information, including an Index Methodology Document, to the Chief Compliance Officer. 119

Rothschild & Co Asset Management US Inc. November 2019 28. Privacy and Information Security Policies and Procedures 28.1 Statement of Policy The Firm is committed to protecting the confidentiality and security of “Non-Public Personal Information” (as defined below) that it collects and will disclose such information only in accordance with Regulation S-P under Section 504 of the Gramm-Leach-Bliley Act, any other applicable law, rules and regulations and these policies and procedures (collectively, this “Policy”). Regulation S-P requires registered investment advisers to adopt and implement policies and procedures that are reasonably designed to protect the confidentiality of nonpublic personal records. Reg S-P applies to “consumer” records, meaning records regarding individuals, families, or households. Reg S-P does not explicitly apply to the records of companies, investors in a private fund, or individuals acting in a business capacity, but corresponding Federal Trade Commission (“FTC”) rules may impose similar disclosure and safeguarding obligations. The Firm is committed to protecting the confidentiality of all nonpublic information regarding its clients, investors, prospects, and Employees (“Non-Public Personal Information”). Regulation S-P limits the circumstances under which the Firm may disclose Non-Public Personal Information to third parties and requires the Firm to provide notice to all clients about its privacy policies. The Firm has adopted this Policy, which applies to the Firm and its Employees, to comply with Regulation S-P. Employees of the Firm must understand the importance of protecting the confidentiality of Non-Public Personal Information. It is the responsibility of every Employee to act in furtherance of this Policy to prevent the Firm from violating any aspect of Regulation S-P or other applicable laws. Failure of an Employee to comply with this Policy may result in disciplinary action up to and including termination of employment, as well as possible fines and civil or criminal penalties. 28.2 Risks In developing these policies and procedures, the Firm considered the material risks associated with privacy protection and the prevention of identity theft. This analysis included risks such as: Non-Public Personal Information is not protected from unauthorized access by Employees or third-party service providers; Non-Public Personal Information can be accessed, copied, or destroyed by physical or electronic intrusions; False or misleading disclosures are made to clients or investors about the use or protection of Non-Public Personal Information; Third-party service providers have adopted inadequate policies and procedures to protect Non-Public Personal Information; The Firm fails to comply with applicable state privacy laws; The Firm uses information obtained from affiliates for marketing purposes without ensuring that affected individuals have been given adequate notice and an opportunity to opt out; The Firm inadvertently becomes subject to the SEC Regulation S-ID (Red Flag Rules), which requires the establishment of programs to identify and address the risk of identity theft. 120

Rothschild & Co Asset Management US Inc. November 2019 The Firm has established policies and procedures to mitigate these risks. 28.3 Definitions and Data Classification “Non-Public Personal Information” or NPI means (i) “Personally Identifiable Financial Information” (as defined below); and (ii) any list, description, or other grouping of current or former clients (and publicly available information pertaining to them) that is derived using Personally Identifiable Financial Information that is not “publicly available” (as defined below). “Personally Identifiable Financial Information” means: (i) any information provided to the Firm to obtain a financial product or service from the Firm; (ii) any information about a current or former client resulting from any transaction involving a financial product or service between the Firm and the client; or (iii) any information the Firm otherwise obtains about a current or former client in connection with providing a financial product or service to the client. Non-Public Personal Information includes “Personally Identifiable Information” or PII. “Personally Identifiable Information” or “PII” is defined as: personal information including a natural person’s first name and last name, or first initial and last name, in combination with one or more of the following data that relate to such person: (a) social security number; (b) driver's license number or state-issued identification card number; or (c) financial account number, or credit or debit card number, with or without any required security code, access code, personal identification number or password, that would permit access to a person’s financial account; provided, however, that Personally Identifiable Information shall not include information that is lawfully obtained from “publicly available” information (as defined below), or from federal, state or local government records lawfully made available to the general public. The Firm has determined that the primary source of PII is wrap account client paperwork and a limited number of separate accounts and commingled fund investors who are natural persons. “Publicly available” information means any information that the Firm reasonably believes is lawfully made available to the general public from: (i) Federal, State, or local government records; (ii) widely distributed media; or (iii) disclosures to the general public that are required to be made by Federal, State, or local law. 28.4 Privacy Policies and Procedures In accordance with Regulation S-P, the Firm has adopted the following privacy policies and procedures: The Firm must provide notice to its clients about its privacy policies (see “Privacy Notices” below); The Firm may only disclose Non-Public Personal Information to a nonaffiliated third party if it provides the client with (i) an initial privacy notice and (ii) an opportunity to “opt-out” of such disclosure (subject to certain exceptions); A client may request that his or her Non-Public Personal Information not be disclosed to nonaffiliated third parties; provided that Non-Public Personal Information may be disclosed to nonaffiliated third parties for the purpose of such third parties providing services to the Firm; and The Firm may be required to disclose Non-Public Personal Information without the individual client’s written consent in certain situations such as (i) responding to subpoenas from government 121

Rothschild & Co Asset Management US Inc. November 2019 entities or complying with other legal or regulatory requests or (ii) responding to instructions from an authorized person of a client to disclose the client’s information. 28.5 Privacy Notices Regulation S-P requires investment advisers to provide their customers with certain notices describing their privacy policies and procedures (“Privacy Notice”). Among other requirements, Regulation S-P requires financial institutions to send initial Privacy Notices to “consumers” and provide both customers and consumers the opportunity to opt out of the disclosure of any Non-Public Personal Information about a consumer to a nonaffiliated third-party. The Fixing America’s Surface Transportation Act (the “FAST Act”) clarifies investment advisers’ obligations with regard to Regulation S-P. Under the FAST Act, investment advisers are not required to send annual Privacy Notices to “customers” if the adviser (i) only shares Non-Public Personal Information with nonaffiliated third-parties in a manner that does not require an opt-out right be provided to customers; and (ii) has not changed its policies and procedures with regard to disclosing Non-Public Personal Information since it last provided a Privacy Notice to customers. For purposes of the Firm’s privacy policies and procedures, “consumers” are potential clients and investors and “customers” are current clients and investors. Although Regulation S-P does not require the distribution of Privacy Notices to companies, to investors in a private fund, or to individuals acting in a business capacity, the Firm provides initial Privacy Notices, upon amendment, and when required, to all clients and investors as a best practice. The Firm will provide initial and annual privacy notices to all clients. The initial privacy notice will be delivered with (i) Part 2A of the Firm’s Form ADV, (ii) the investment advisory agreement for separate accounts or (iii) the subscription agreement for commingled fund investors. The annual privacy notice will be mailed to each client along with the annual delivery to clients of Form ADV Part 2A. The Firm’s Privacy Notice contains the following information: Categories of Non-Public Personal Information collected by the Firm; Categories of Non-Public Personal Information disclosed by the Firm; Categories of affiliates and non-affiliates to whom the Firm discloses Non-Public Personal Information; Categories of Non-Public Personal Information about former clients disclosed by the Firm and the categories of affiliates and non-affiliates to whom it is disclosed; If Non-Public Personal Information is disclosed to third parties, an explanation of the right to opt out of such disclosure; and A general description of the Firm’s policies and practices with respect to protecting the confidentiality and security of Non-Public Personal Information. The Chief Compliance Officer will review the adequacy of the Firm’s Privacy Notice annually and more often as necessary. 122

Rothschild & Co Asset Management US Inc. November 2019 28.6 Regulation S-AM and Opt Out Notices Regulation S-AM prohibits a registered investment adviser from using information about an individual consumer that has been obtained from an affiliated entity for marketing purposes unless the information sharing practices have been disclosed and the consumer has not opted out. If the Firm discloses Non-Public Personal Information to third parties and non-affiliates, other than pursuant to certain exceptions, such as disclosure to service providers to provide services to the Firm, the Firm will provide its clients a reasonable means to opt out of such disclosure. Once a client elects to opt out, the Firm must honor the election as soon as reasonably practicable. Any client opt out election will remain in effect until the client revokes it. 28.7 State Privacy Requirements In addition to Regulation S-P and Regulation S-AM, certain states have adopted consumer privacy laws that may be applicable to investment advisers with clients or investors who are residents of those states. For example, Massachusetts law 201 CMR 17 requires any company with certain information about a resident of Massachusetts to adopt and implement a comprehensive information security program that includes, among other things: Developing security policies governing how employees should be allowed to keep, access and transport records containing personal information outside of business premises; The selection of third-party service providers that are capable of maintaining appropriate security measures to protect personal information, and the inclusion of contractual provisions requiring the implementation of such measures; Prior to permitting third-party service providers access to personal information, the person permitting such access shall take reasonable steps to verify that such service provider can comply with the Massachusetts regulations; To the extent technically feasible, encryption of all transmitted records and files containing personal information that will travel across the internet or other public networks, and encryption of all data to be transmitted wirelessly; To the extent technically feasible, encryption of all personal information stored on laptops or other portable devices; and Education and training of employees on the proper use of the computer security system and the importance of personal information security. 28.8 Service Providers When the Firm utilizes third party service providers that may have access to Non-Public Personal Information, the Firm will obtain a representation, including by way of a contractual provision, that the service provider will not disclose Non-Public Personal Information other than for the purposes of providing the service provider’s services to the Firm. 123

Rothschild & Co Asset Management US Inc. November 2019 28.9 Information Security Policies and Procedures The Firm has adopted the following information security policies and procedures to create effective administrative, technical and physical safeguards for the protection of Non-Public Personal Information. These policies should be read in conjunction with the Firm’s Cybersecurity Policies and Procedures. 28.10 Administration of the Information Security Policies and Procedures The Firm has established the Rothschild & Co North America Information Security Committee (“Information Security Committee”), which consists of the R&CoNA Chief Administrative / Information Officer, R&CoNA Chief Information Security Officer, and representatives of the Compliance departments of the Firm, Rothschild & Co US and other Rothschild & Co companies. The Information Security Committee is responsible for implementing and ensuring compliance with these information security policies and procedures. All questions regarding these policies should be directed to the Information Security Committee or the R&CoNA Chief Information Security Officer. The Information Security Committee is authorized to take any such action as deemed necessary or appropriate to enforce these policies. 28.11Information Security Committee In connection with these information security policies and procedures, the Firm is responsible, and will seek assistance of the Information Security Committee, for the following: Oversight of the implementation of these policies including all provisions outlined in the Operational Procedures section below; Reviewing the scope of the security measures in these policies at least annually, and upon a material change in the Firm’s business practices that may implicate the security or integrity of records containing PII; Periodic testing of the Firm’s information security safeguards; Evaluating the ability of the Firm’s Service Providers to implement and maintain appropriate security measures for the Non-Public Personal Information and the PII to which they have access (see “Third Party Vendor and Application Oversight” section in the Firm’s Cybersecurity Policies and Procedures); and Conducting training, at least annually, of all Employees, including temporary and contract employees, who have access to Non-Public Personal Information and the PII. All attendees at such training sessions are required to certify their attendance at the training (see also “Security Awareness Training” section of the Firm’s Cybersecurity Policies and Procedures). 28.12 Safeguarding Records and Document Destruction The Firm and its Employees must (i) ensure the security and confidentiality of Non-Public Personal Information; (ii) protect against any anticipated threats or hazards to the security or integrity of Non-Public Personal Information; and (iii) protect against unauthorized access to or use of Non-Public Personal Information that could result in substantial harm or inconvenience to any client. 124

Rothschild & Co Asset Management US Inc. November 2019 All hard-copy documentation containing Non-Public Personal Information will be maintained in locked file cabinets. Only Employees who “need to know” the Non-Public Personal Information will be granted access to such documentation. Employees must take reasonable measures to guard against unauthorized access to Non-Public Personal Information when disposing of it, such as by shredding, destroying or erasing electronic documents that contain Non-Public Personal Information. 28.13 Risk Mitigation Procedures In order to mitigate internal and external risks to the security, confidentiality, and integrity of any electronic or other records containing Non-Public Personal Information and the PII and evaluate and improve, where necessary, the Firm’s safeguards for limiting such risks, the Firm shall comply with the following procedures: A copy of these policies will be distributed to each Employee. All Employees must acknowledge that they have read and understood and will comply with these policies (see Compliance Manual acknowledgement). The Firm will only collect such PII as necessary to accomplish its legitimate business transactions or to comply with applicable laws or regulations. Access to records containing PII shall be limited to those Employees who have a legitimate need for such records. Employees should not send electronic communications (e.g., email, instant messages, eFax, etc.) containing PII unless such communications are encrypted in accordance with these policies and all applicable regulations. The Firm complies with Rothschild & Co’s Information Security Policy and certain information security standards and guidelines with respect to Employee user IDs and passwords, firewall protection, operating system security patches, all software products, virus, anti-spyware and anti-malware protection on all Firm computers with an internet connection or any computer that stores or processes Non-Public Personal Information and secure user authentication protocols. Absent legitimate business need and, where applicable, use of reasonable security measures, Non-Public Personal Information shall not be removed from the Firm’s office in electronic or written form, forwarded to Employees’ personal email addresses, or stored on Employees’ personal devices and computers. Terminated and departing Employees’ physical and electronic access to records containing Non-Public Personal Information, including remote electronic access to personal records, voicemail, internet and email access, shall be restricted at the time of termination, except as specifically approved by the Firm’s Chief Compliance Officer. Terminated and departing Employees’ keys, keycards, access devices, badges, company identification and the like shall be surrendered at the time of termination. 125

Rothschild & Co Asset Management US Inc. November 2019 Terminated and departing Employees must return all records containing personal data, in any form, in their possession at the time of termination. This includes, to the extent practicable, all data stored on any portable device and any device owned by the Employee. Employees must promptly advise the R&CoNA Chief Information Security Officer and the Firm’s Compliance department upon becoming aware of any activities or operations which may pose a risk to the security of Non-Public Personal Information. If a member of the R&CoNA Information Security Committee is involved with these risks, Employees should advise a member of senior management. Whenever there is an incident that requires notification pursuant to the state and local regulations, the R&CoNA Information Security Committee shall review the events and actions taken in order to determine whether the Firm’s security practices adequately safeguard PII. 28.14 Operational Procedures for Handling PII This section outlines the Firm’s efforts to (i) minimize security risks to any computer system that processes or stores PII, (ii) ensure that physical files containing PII are reasonably secured and (iii) develop daily practices designed to minimize access and security risks to PII of the Firm’s clients and Employees. These operational procedures shall be reviewed and modified as necessary by the Information Security Committee. Handling and Recordkeeping of PII To the extent practicable, electronic records containing PII shall not be stored or transported on any portable electronic device, sent or transmitted electronically to any portable device, or sent or transported electronically to any computer, portable or not, without being encrypted. Any paper files containing PII shall be stored in locked filing cabinets. Employees should avoid keeping unsecured paper files containing PII open and visible in their work area. Disposal of paper or electronically stored records containing PII shall be conducted in accordance with the following: – Paper documents containing PII shall be redacted or shredded so that personal data cannot practicably be read or reconstructed; and – Electronic media and other non-paper media containing PII shall be destroyed or erased to the extent practicable so that PII cannot practicably be read or reconstructed. Access Control Procedures Access to computers (including, but not limited to, the use of unique log-in IDs and the number of failed attempts before a computer is locked) and electronically stored records containing PII is subject to Rothschild & Co’s Information Security Policy and information security standards and guidelines. Third Party Service Providers The Firm will take reasonable steps to ensure that any third party service provider that receives, stores, maintains, processes, or is otherwise permitted access to PII of the Firm’s clients or 126

Rothschild & Co Asset Management US Inc. November 2019 Employees (“PII Service Provider”) shall be required to meet the following standards. Examples of PII Service Providers include vendors who provide off-site backup storage copies of electronic data; paper record copying or storage service providers; contractors or vendors working with the Firm’s clients and having authorized access to the Firm’s records containing PII: Contracts with a PII Service Provider shall require the PII Service Provider to implement security standards consistent with state and local regulations, including without limitation Massachusetts statute 201 CMR 17.00. It shall be the responsibility of the appropriate Vendor Owner (as defined in the Vendor Oversight Policies and Procedures) within the Firm to obtain reasonable confirmation that the PII Service Provider is capable of meeting security standards consistent state and local regulations, including without limitation Massachusetts statute 201 CMR 17.00. 28.15 Breach of Information Security In the event an Employee becomes aware of a data security breach, the R&CoNA Chief Information Security Officer and the appropriate department head must be notified and the applicable state regulation for data protection will be referenced and applied(see http://www.ncsl.org/research/telecommunications-and-information-technology/security-breach-notification-laws.aspx for a listing of state security breach notification laws). Examples of a data security breach include when (i) unencrypted PII has been lost or stolen or accessed without authorization or (ii) encrypted or paper copy PII along with the access code or security key has been acquired by an unauthorized person or for an unauthorized purpose. 28.16 Regulation S-ID (Red Flag Rules) Under SEC Regulation S-ID, regulated entities that qualify as either “financial institutions” or “creditors” must adopt programs to identify and address the risk of identity theft (the “Red Flag Rules”). The Firm has adopted the procedures below to ensure that the Firm does not fall into the definition of either a “financial institution” or a “creditor” under Regulation S-ID. The Firm may from time to time serve as an adviser to separate accounts of High Net Worth individuals and/or accept individual High Net Worth investors in the commingled funds. In order to ensure that the Firm does not fall within the definition of a “creditor” under the Red Flag Rules, the Firm will not extend credit to clients or commingled fund investors. In order to ensure that the Firm does not fall within the definition of a “financial institution” under the Red Flag Rules, in accordance with the Firm’s arrangements with the commingled funds’ administrator, each commingled fund shall refuse any instructions from any investor to distribute any proceeds of an investment in the fund to any party other than the registered owner of the interest in the relevant fund. Any withdrawal or redemption proceeds will be paid to the same account from which the investor subscribed, unless the Firm and the fund administrator have approved the payment of such proceeds to another account upon receiving confirmation that the investor is the sole beneficial owner of the different account. The Firm does not process withdrawals or direct the distribution of investment proceeds from separately managed accounts. Such withdrawals and distributions are processed by the relevant custodians of each separate account. 127

Rothschild & Co Asset Management US Inc. November 2019 29. Cybersecurity Policies and Procedures 29.1 Statement of Policy The Firm is committed to seeking to protect its business and customer records and information against cyber risks. In connection with that objective, the Firm has designated the Rothschild & Co North America Chief Information Security Officer (“R&CoNA CISO”) to be responsible for overseeing, in coordination with the Firm’s Business Management Committee and Rothschild & Co’s Chief Information Security Officer, potential cyber risk and vulnerabilities, and the Firm’s mechanisms for guarding against and responding to such risks. The Firm has adopted these Cybersecurity Policies and Procedures (this “Policy”) in order to identify the cyber risks applicable to the Firm’s business and set forth the measures established by the Firm to protect against and respond to those risks. It is the responsibility of every employee and Access Person of the Firm to act in furtherance of this Policy. Failure to comply with this Policy will subject the employee or Access Person involved to disciplinary action, up to and including termination of employment and criminal penalties. This Policy should be read in conjunction with the Firm’s Privacy and Information Security Policies and Procedures. 29.2 Risks In developing these policies and procedures, the Firm considered the material risks associated with information protection and the prevention of cyber threats. This analysis included risks such as: The Firm’s, Employee’s or client information can be accessed, copied, or destroyed by physical or electronic intrusions; Third-party Service Providers have adopted inadequate policies and procedures to protect the Firm’s, Employee’s or client information. 29.3 Annual Cybersecurity Review The R&CoNA CISO shall, upon adoption of this and annually thereafter, review the cyber risks applicable to the Firm’s business and measures established by the Firm to protect against and respond to those risks, and recommend any changes or enhancements thereto. As part of this review, the R&CoNA CISO will consult with such information technology personnel, compliance and security personnel, third party service providers and/or other employees, officers or entities as the R&CoNA CISO believes appropriate and make a presentation to the Firm’s Business Management Committee and prepare a written report summarizing (a) the steps taken in conducting the review, and (b) any recommended action items to be proposed or taken. As part of the annual cybersecurity review, the R&CoNA CISO will confirm at minimum that the following procedures have been completed by the responsible parties: Inventory of physical devices and systems within the Firm; Inventory of software platforms and applications within the Firm; 128

Rothschild & Co Asset Management US Inc. November 2019 Updated maps of network resources, connections, and data flows (including locations where customer data is housed); Catalog of connections to the Firm’s network from external sources (e.g., data transfer connections); Resources (hardware, data, and software) are prioritized for protection based on their sensitivity and business value; Logging capabilities and practices are assessed for adequacy, appropriate retention, and secure maintenance; Periodic risk assessments to identify cybersecurity threats, vulnerabilities, and potential business consequences, the findings of the assessment and whether any findings have not been fully remediated; Periodic risk assessments to identify physical security threats and vulnerabilities that may bear on cybersecurity, the findings of the assessment and whether any findings have not been fully remediated; and As part of the annual cybersecurity review, Human Resources shall confirm that the HR has conducted reference checks, educational checks, employment checks, fingerprinting, and drug testing in accordance with the Firm’s procedures to evaluate the risk of new staff members. 29.4 Security of IT Infrastructure Services The Firm is part of Rothschild & Co, as such, the Firm is subject to Rothschild & Co’s Information Security Policy and certain information security standards and guidelines. Rothschild & Co set standards for and conducts penetration testing, vulnerability scanning, phishing tests and patch management. The annual cybersecurity awareness training provided under this Policy will include an overview of Rothschild & Co’s Information Security Policy and applicable standards. 29.5 Third Party Vendor and Application Oversight In order to ensure the adequacy of the security of the Firm’s third party vendors that have access to the Firm’s information or IT resources (e.g., network, computers, phones, etc.) or to Non-Public Personal information, the vendor must provide its standard information security DDQ (or complete the Firm’s Information Security Vendor DDQ) (each, a “Security DDQ”) prior to onboarding and annually thereafter. The R&CoNA CISO will be provided a list of such vendors. The employee who serves as the Firm’s primary contact for each vendor will be responsible for collecting the Security DDQ. The R&CoNA CISO will review and confirm the adequacy of the Security DDQs and document this review. The R&CoNA CISO will report the results of Security DDQs annually to the Firm’s Vendor Assessment Committee. If upon a review of a vendor’s Security DDQ, the R&CoNA CISO concludes that the vendor presents material cyber and information security risks to the Firm, the R&CoNA CISO will escalate the issue to the Firm’s Risk Management Committee and the Business Management Committee for a recommendation on whether the Firm should use the vendor. The R&CoNA CISO will also inform the Information Security Committee and the Firm’s Vendor Oversight Committee. 129

Rothschild & Co Asset Management US Inc. November 2019 29.6 Cyber Incident and Cyber Breach Response In order to mitigate the risk of loss to the Firm’s clients, it is critical that the Firm coordinate its response to a Cyber Incident or Cyber Breach (as defined below). Any employees or Access Persons that become aware of a Cyber Incident or Cyber Breach must immediately report the breach to the R&CoNA CISO. The Firm’s response to a Cyber Incident or Cyber Breach will be led by the R&CoNA CISO in conjunction with the Chief Operating Officer and Head of Risk Management, the Chief Compliance Officer, and the R&CoNA Head of Legal and Compliance and in accordance with the Firm’s Cybersecurity Incident Response Plan. A “Cyber Incident” is defined as any violation of an explicit or implied security policy, including but not limited to, this Policy, the Privacy and Information Security Policies or the applicable Rothschild & Co policies, which does not involve unauthorized access or compromise to data. In general, types of activity that are commonly recognized as being in violation of a security policy include without limitation: Attempts (either failed or successful) to gain unauthorized access to the Firm’s systems or data, including personal identifiable information (“PII”) related incidents (e.g., phishing and malware – see definitions below); Unwanted disruption or denial of service (e.g., inability to communicate with the Firm’s internet service provider); The unauthorized use of a system for processing or storing data (e.g., uploading personal media onto the Firm’s systems); and Changes to the Firm’s system hardware, firmware, or software characteristics without the Firm’s knowledge, instruction, or consent. A “Cyber Breach” is unauthorized access or compromise to the Firm’s or client’s data. “Phishing” is an attempt by an individual or group to solicit personal information from unsuspecting users by employing social engineering techniques. Phishing emails are crafted to appear as if they have been sent from a legitimate organization or known individual. These emails often attempt to entice users to click on a link that will take the user to a fraudulent website that appears legitimate. The purpose of phishing is often to gain authorized access to private information. “Malware” refers to software programs designed to damage or perform other unwanted actions on a computer system. Examples of malware are viruses, worms, Trojan horses and spyware. Post Cyber Incident/Breach Review. As part of the Firm’s response to a Cyber Incident or Cyber Breach, the R&CoNA CISO will conduct a post event review in order to collect and analyze data related to the violation and identify the vulnerabilities of the Firm’s cybersecurity program. Working with the Group’s CISO and the Firm, the R&CoNA CISO will seek that appropriate measures are taken to address and remediate the vulnerabilities identified. The R&CoNA CISO will document the findings of such reviews. 130

Rothschild & Co Asset Management US Inc. November 2019 29.7 Security Awareness Training The Firm’s parent company, Rothschild & Co, provides annual training to the Firm’s employees and Access Persons on cybersecurity, the Information Security Policies and the applicable Rothschild & Co policies. All employees and Access Persons of the Firm are required to complete this annual training. The Compliance Department will ensure that this training completion is documented. 131

Rothschild & Co Asset Management US Inc. November 2019 30. Inquiries, Requests, Subpoenas and Service of Process 30.1 Risks In developing these policies and procedures, the Firm considered the material risks associated with communications with the third parties. This analysis includes risks such as: Employees make false or misleading statements to the media or regulatory authorities; Employees discuss a private fund with the media; Media communications and other third-party communications are not subject to sufficient oversight; and Employees improperly disclose proprietary information to an outsider. The Firm has established policies and procedures to mitigate these risks. 30.2 Handling Communications with Third Parties As a general matter, no Employee shall disclose to anyone outside the Firm any confidential information concerning the Firm or its affiliates or its clients without the prior approval of the Chief Compliance Officer. Requests from Regulatory Authorities. All contacts, inquiries, or written or oral requests for information or documents by governmental or self-regulatory authorities, including representatives of the SEC, FINRA, the New York Stock Exchange or any regulator, should be reported immediately to the Chief Compliance Officer. In the case of telephone requests, the Employee receiving the request should make sure to obtain the name, agency, address, and telephone number of the representative making such request. Inquiries from the Media. Any inquiries from members of the media concerning the Firm or its services should generally be referred to the Head of Marketing and the Compliance Department. Such requests might be handled by a third-party PR firm engaged by the Firm’s parent company Rothschild & Co. Other Requests. Periodically, attorneys, accountants, broker-dealers, other investment advisers, credit agencies, or others may make requests for information concerning the Firm, its employees, clients or affiliates. Any request for information that is not generally released by the Firm, in the normal course of its business, to persons outside of the Firm, should be referred to the Head of Marketing and the Compliance Department. Such requests might be handled by a third-party PR firm engaged by the Firm’s parent company Rothschild & Co. Subpoenas or Other Legal Process. Only an attorney from the Legal and Compliance Department may accept legal process on behalf of the Firm. If someone attempts to serve you with legal process on behalf of the Firm, you must refuse it and immediately contact an attorney from the Legal and Compliance Department. Service of a subpoena on an individual, the subject matter of which relates 132

Rothschild & Co Asset Management US Inc. November 2019 directly to the Firm or its affiliates, clients or employees should be brought immediately to the attention of the Chief Compliance Officer. 133

Rothschild & Co Asset Management US Inc. November 2019 31. Policies and Procedures on Email, Instant Messaging and Social Media 31.1 Risks In developing these policies and procedures, the Firm considered the material risks associated with Employees’ electronic communications, both internally and with third parties. This analysis includes risks such as: Employees’ use of email and the Internet is not properly monitored for inappropriate use; Email communication with clients and/or investors is not maintained, as required by the books and records rule; Employees send emails containing nonpublic information to the wrong recipient; Employees are not aware that electronic communications are not private, and are subject to the same standards as all other forms of communication; Instant messages are not captured and maintained; and Employees use public email services (such as Hotmail or Gmail) for business purposes, but such communications are not subject to appropriate supervision or archival. The Firm has established policies and procedures to mitigate these risks. 31.2 Policies Employee emails and instant messages are subject to regular review by the Compliance Department and members of senior management to detect correspondence that does not comply with the Firm’s policies and procedures. Employees are advised that they should have no expectation of privacy in any communication that enters, leaves, is accessed through or is stored in the Firm’s communications systems, including the e-mail and instant messaging system. The Firm expressly reserves the right to monitor its communications systems in its sole discretion. Employees are also reminded that all electronic communications, including personal communications are subject to examination by the SEC. The Firm’s email and instant messaging systems are to be used strictly for business purposes. The following electronic communications by Employees are prohibited: Sending or requesting another party to send or otherwise disseminating information that is misleading, contains material non-public information or rumors (as defined in the section on rumors above) or is otherwise not in accordance with the Firm’s standards for communicating with the public or clients. Use of the Firm’s email and instant messaging systems to facilitate an Outside Business Activity or Outside Financial Interest. Sending, requesting another party to send, displaying, printing or otherwise disseminating material that others may find offensive (e.g., racial, sexual, obscene, harassing, slanderous, etc.), or in violation of applicable laws or regulations. Employees encountering such material sent by any Firm employee should immediately report it to the Chief Compliance Officer. 134

Rothschild & Co Asset Management US Inc. November 2019 Participation in chat rooms or posting information to public electronic bulletin boards for the purpose of soliciting interest in, promoting, or in any way discussing securities. Excessive forwarding of email to computers outside the Firm such as home computers or an employee’s personal internet account. Using any personal email, instant messaging, social media websites, blogs or other similar electronic services for Firm business. Generally, Firm business should be conducted using the Firm’s email, instant messaging or other electronic services. Disabling or otherwise circumventing the Firm’s block on personal e-mail addresses and social media websites on office computers. Email review. The Legal and Compliance Department will review at least two percent of all emails and instant messages sent and received by employees against certain keyword searches. All emails and instant messages will be retained in accordance with the Firm’s Books and Records Policies and Procedures. It should be noted that a discovery request for documents can include work-related documents created on a personal or home computer, even though the creation of such documents is prohibited. Social Media Websites and Blogs. Social media websites, such as Facebook, LinkedIn and Twitter, and blog sites may not be used for business purposes by individual Employees (even though Rothschild & Co maintains a company LinkedIn page and may have other presence on social media). These websites have been “blocked” and employees will not be able to access them through the Firm’s internet. Employees who use or comment on social network or blog sites must do so only in their personal capacity and not identify themselves, directly or indirectly, as representing the Firm. Employees’ individual profiles on LinkedIn may not include endorsements because such endorsements might be considered prohibited “testimonials” by the SEC. An Employee who disables or otherwise circumvents the Firm’s block on social networking websites or identifies himself/herself as representing the Firm on a blog or social network, may be subject to disciplinary action, which could include suspension and termination of employment. 135

Rothschild & Co Asset Management US Inc. November 2019 32. Business Continuity Plan 32.1 Introduction This document is a detailed disaster recovery and business continuity plan (“BCP”) for the Firm. The BCP applies to the Firm’s operations and services with respect to its clients. The Firm’s BCP has been created to outline the roles, responsibilities, facilities and procedures required to maintain the Firm’s operations and systems in those situations when the Firm’s offices located at 1251 Avenue of the Americas, New York, NY 10020 becomes inaccessible or unavailable. Generally, the operational priorities during a business continuity event are (i) portfolio management, (ii) trading and (iii) trade settlement. The Firm’s BCP is part of the disaster recovery and business continuity plan for R&CoNA, which handles the Firm’s computer network and data services as well as other support services. The Firm has established a “BCP Committee,” which includes members from Operations, Compliance, Trading, Marketing, Office Management and Information Technology Departments to administer the Firm’s BCP. The Firm’s New York Office Manager leads the BCP Committee. Every Employee of the Firm must keep a hard copy of the Firm’s most current BCP and related procedures at home. The Firm’s BCP is tested at least annually. Remote access capability is tested continuously when Employees log in from home to perform daily work. Employee, client, client consultant, custodian, trading and other key contact information is included as appendices to the Firm’s BCP. It is every Employee’s responsibility to read and be familiar with the Firm’s BCP and perform their part of the testing regularly. 32.2 Risks In developing these policies and procedures, the Firm considered numerous risks associated with its inability to operate in the event of an emergency. This analysis includes risks such as: The Firm lacks procedures to follow in the event of a major disaster or the failure of a critical business system; Employees do not know what to do in the event of an emergency; The Firm and client assets are not protected from loss or damage; The Firm does not have an alternative work site(s) in place; The BCP is not periodically reviewed and updated to address changes in the Firm’s operations; and The Firm is unfamiliar with the BCPs of third party vendors that provide time-sensitive services that are important to the Firm’s operations. The Firm has established policies and procedures to mitigate these risks. 32.3 BCP Procedures In the case of an event that may impact the availability of the Firm’s offices, the following procedures apply: 1. The Firm’s Business Management Committee (“BMC”), upon recommendation of the BCP Committee, will determine whether the event constitutes a “BCP Event”. The determination must be made by at least two voting members of BMC. By way of example, BCP Events may include weather events, cyber-attack, sabotage (insider or external threat), utility outage/loss of power, terrorism/piracy, war/civil disorder, theft, unexplained failure of mission critical systems. 136

Rothschild & Co Asset Management US Inc. November 2019 2. Once a BCP Event is declared, the BCP Committee will notify Employees of the declaration of the BCP Event using the Rapid Reach blast notification service. The Rapid Reach blast notification services will send the message simultaneously to an Employee’s work phone, cell phone and Blackberry phone. 3. Employees may be required to provide feedback on, among other things, whether the Employee has power, internet, cell phone service, remote access capability, and is able to commute to the office. 4. Depending on the conditions of the BCP Event and the Employee’s ability to communicate, the BCP Committee will determine the appropriate BCP “Response Plan”. A Response Plan is a set of instructions from the BCP Committee for Employees to follow during a BCP Event. See section entitled “BCP Response Plans” below. 5. If the Response Plan calls for Employees to work remotely, the BCP Committee will conduct a periodic review of Employees’ ability to communicate and work remotely. 6. In the event of a BCP Event where the BCP Committee has not communicated a Response Plan (whether due to an inability to communicate or otherwise), employees should work from home via remote access unless specifically instructed to report to the office. 7. In addition to Rapid Reach notifications, the BCP Committee may communicate to Employees regarding a BCP Event and the Firm’s Response Plan using the Firm’s Emergency Hotline (212) 403-3666. 8. For technical assistance, Employees can call the IT Help Desk at (212) 403-5555. 9. As a BCP Event develops, the BCP Committee will communicate changes to the Response Plan. The BCP Committee will decide when to terminate a BCP Event and communicate the decision to Employees. The default duration for an event is one day. 32.4 BCP Response Plan The Firm’s Business Management Committee, in coordination with the BCP Committee, will, in its discretion, decide on a Response Plan. It is every Employee’s responsibility to ensure that they continue to discharge their job duties during a BCP Event and, whenever it is safe, practicable and con sist ent w it h t h e Firm’s B CP R esp o n s e P lan , to report to the Firm’s offices. 32.5 BCP Divisional Command Team In order to ensure the Firm’s operability during a BCP Event, the Firm has established a Divisional Command Team, consisting of key employees (and their backup) who will be available to work during a BCP Event and continue performing the critical functions, including trading, order generation and settlements. Hotel Rooms. Certain Employees may be required to stay in hotel rooms near the Firm’s offices in anticipation of and during a BCP Event. Department heads will decide which Employees within the department may be required to stay in a hotel and will arrange the booking. SunGard Facilities. Certain members of the Response Teams may be required to report to a SunGard business continuity facility. See “Business Continuity Facilities” below. 137

Rothschild & Co Asset Management US Inc. November 2019 32.6 BCP Client Communications The Head of Marketing and Client Servicing are responsible for communications to clients during a BCP Event and will coordinate any such communications with the BCP Committee. 32.7 Logging in from Home Being able to log in to the Rothschild & Co network in the event of a BCP Event is a key part of “business as usual”. If instructed to work from home, all Employees must connect to the network by using Dakota to connect to their office desktop computer (if available) or by using Dakota alone. All Employees should have remote access using SecurID. It is the responsibility of every Employee to test their ability to connect to the network from home using Dakota on a regular basis. This section describes the steps an Employee must take to log in to the network and access the software and/or files necessary to maintain productivity during a BCP Event. There are three necessary things Employees need to log in from home: (1) a computer, (2) a high speed connection to the Internet (dial-up is not acceptable) and (3) a SecurID application provided by Rothschild & Co’s IT Department. The Dakota web addresses are: EMEA Americas https://dakotaEMEA.reachrth.comAsia https://dakotaAMER.reachrth.comAustralia https://dakotaASIA.reachrth.com https://dakotaAUST.reachrth.com Once you have entered your credentials correctly, you will be presented with the Citrix screen displaying the applications that you are authorized to use. Make sure Apps is selected, and if you are in North America you should choose Dakota AMER Desktop or Dakota_Remote Desktop Connection if you want to connect directly to your office PC. After selecting Dakota AMER Desktop, your Citrix session will load. 32.8 Business Continuity Facilities 1. Telecommunications R&Co AMUS Tele-Conference Services. Please see the “Emergency Hotline” and “Conference Call” under “BCP Procedures” above. New York Office. The New York office utilizes the Rothschild & Co standard Mitel Voice over IP (VoIP) system. The Mitel Call Director servers are run as virtual machines. The primary server is housed in the primary data center at 111 8th Avenue in New York City. This facility has an Uninterruptible Power Supply (UPS) system and generators to provide continuous operation. The secondary server is hosted by RGTS in its data center at 1221 Avenue of Americas. This data center system is equipped with an UPS that maintains power on average up to four hours. Depending on the usage load on the system, the actual duration of the UPS will vary. The secondary server is automatically updated with changes made to the primary. Configuration back-ups of all Mitel servers are made daily to a central storage facility in London. Telephone service access is provided via an on-site primary rate interface (PRI) link to RGTS. In the event of the loss of the primary server, office telephone sets automatically fail over to secondary server. 138

Rothschild & Co Asset Management US Inc. November 2019 However, in the event of any long-term loss of access to office facilities or Mitel systems, it would be expected that employees would use cell phones for day-to-day, ordinary communication. In addition, the New York office should ensure it has printed copies of the BCP documentation and phone lists. 2. Systems and Data All of the Firm’s systems have been designed to provide near continuous service in a wide number of adverse circumstances including damage to office facilities, no access to offices, or loss of one data center or a major system server. This is accomplished through redundant computer networks (Internet, Wide and Metropolitan Area) designed to minimize downtime caused by a single point of failure. Network redundancy includes back-up network equipment and lines, and replication of data between servers in secure data centers featuring redundant power sources and air-conditioning. In addition to disk replication between data centers, data is protected by backups stored with Iron Mountain. 3. SunGard Alternate Office Facilities The Firm has contracted with SunGard Availability Services (“SunGard”) to provide five contingency work spaces with phones, PCs and internet connectivity during a BCP Event. The Firm’s primary SunGard alternative office facility is located in Carlstadt, New Jersey. In addition to the Carlstadt site, the Firm may also choose from among other alternative office facilities (each, a “SunGard Site”). Depending on the nature of a BCP Event, the Firm may use multiple SunGard sites. Whenever practicable, the BCP Committee will notify and coordinate with the IT Department if the Firm intends to use a SunGard Site. The IT Department or a member of the BCP Committee must call SunGard’s disaster declaration line to declare a “disaster” in order to activate a SunGard Site for use. The BCP Committee must notify SunGard and the IT Department which Employees will be reporting to the SunGard Site (please see the discussion in “BCP Response Teams” above). Generally, the order of priorities for use of the SunGard Site is: (i) portfolio management, (ii) trading and (iii) settlement. Employees reporting to the SunGard Site must present a government issued ID in order to gain entry. Staff working at this facility will access the Firm's systems using remote access as described above. Printer, facsimile, and photocopier access is provided at the SunGard Site. A conference room is available upon request. No other clients will be sharing this space once it is assigned to the Firm during a test or actual BCP Event. 32.9 Important Contacts All contacts and important business relationships will be notified to the extent necessary and kept updated on the BCP Event and how that will affect the Firm’s day to day operations and business relationships. The Departments responsible for keeping these contacts updated are as follows:. Employee Contact Information (Administrative Support) Client and Consultant Contacts (Marketing Department and Client Servicing) Custodian Contacts (Operations Department) Trading Contacts / Approved Broker List (Trading Department) 139

Rothschild & Co Asset Management US Inc. November 2019 Software Contacts (Information Technology) 140

Rothschild & Co Asset Management US Inc. November 2019 33. Vendor Oversight Policies and Procedures 33.1 Oversight of Third Party Service Providers To the extent that the Firm retains service providers or is involved in the selection of third party service providers of its client accounts, such as administrators, custodians, technology providers or brokers, the Firm will conduct, and may assist such advisory clients in conducting, due diligence of such service providers. Additionally, part of the Firm’s fiduciary duty includes (and may include on behalf of clients) periodic oversight of such third party service providers. 33.2 Risks In developing these policies and procedures, the Firm considered the material risks associated with employing service providers and outsourcing material functions previously performed internally within the Firm. This analysis includes risks such as:     The Firm does not conduct adequate due diligence on third-party service providers; The Firm does not enter into written agreements that specify third-party service providers’ obligations in sufficient detail; Clients pay for services selected by the Firm, but the cost of the services is not reasonable relative to their value; Third-party service providers fail to meet their contractual obligations; and The Employees who utilize services provided by third parties do not communicate with the Employees who assess or renew service contracts.       This policy addresses the risk based approach for assessment, oversight and management of all third-party vendor relationships. 33.3 Scope This policy applies to all employees and contractors working on behalf of the Firm. 33.4 Vendor Oversight The Vendor Assessment Committee (“Committee”) has been established to conduct a comprehensive review of all Vendors. It is comprised of members from Senior Management, Compliance, Risk, Operations, and Information Technology. The Committee will maintain the vendor registry/inventory (“Registry”) and assign vendor relationship owners (“Vendor Owners”). The Committee assigns each Vendor a risk tier based on factors that include: corporate reputation, criticality of functions provided, level of access, sensitivity of information accessed and/or stored, processes and other factors. The assigned risk tier will determine the type and frequency of assessment to be conducted by the Vendor Owner. The Committee will review Vendor Assessments and/or Reports drafted by the Vendor Owners and discuss or challenge any issues the Committee may find significant. 141

Rothschild & Co Asset Management US Inc. November 2019 1 High IS DDQ, Security language in Contract, Monitoring, Written Assessment, Site Visit, Control Reports and/or third-party certifications, results of reputational searches 2 Medium IS DDQ, Security language in Contract, Monitoring, results of reputational searches 3 Low Internal Review, results of reputational searches The frequency and scope of assessments for each vendor will be determined by the Committee, taking into consideration the Tier assigned to the vendor and the results of prior assessments. 33.5 Record Keeping It is the responsibility of the Vendor Owner to maintain all documentation in the L drive/Vendor Assessments. The file shall contain any related correspondence with the vendor, any documentation or other material used to prepare the assessment and/or the final report. This documentation must be stored in compliance with regulatory requirements as described in the Firm’s Compliance Manual. 33.6 Compliance Any employee detecting violations of this policy must report such violation to the Head of Risk Management or Chief Compliance Officer immediately. Senior Management and Management Committee will determine remediation or disciplinary actions required. the Business 142 TierRiskRequirements Classification

Rothschild & Co Asset Management US Inc. November 2019 34. Books and Records Policies and Procedures 34.1 Statement of Policy Adequate recordkeeping is an important aspect of the compliance program of the Firm. Rule 204-2 of the Advisers Act, as amended (the “Advisers Act”) and Rule 31a-2 of the Investment Company Act requires the Firm to make and keep true, accurate and current books and records relating to the Firm’s business. All records of the Firm are subject at any time, to periodic, special, or other examinations by representatives of the Securities and Exchange Commission. The Firm has adopted these policies and procedures (this “Policy”) comply with Rule 204-2 of the Advisers Act. It is the responsibility of every Employee to act in furtherance of this Policy. Employees should direct any questions regarding the maintenance of books and records or this Policy to the Chief Compliance Officer. Failure to comply with this Policy may result in disciplinary action up to and including termination of employment. 34.2 Risks In developing these policies and procedures, the Firm considered the material risks associated with the implementation of an effective recordkeeping system, as well as the specific requirements of Rule 204-2. This analysis included risks such as:   The Firm’s recordkeeping system is inappropriate relative to the scope and nature of the Firm’s operations and regulatory obligations; The Firm’s recordkeeping system is not periodically updated to reflect regulatory, operational, or technological changes; Records are not adequately reviewed for accuracy following their creation; Access to particularly sensitive records is not appropriately controlled; Electronic documents are not reasonably safeguarded from loss, alteration, or destruction; Employees are unaware of the Firm’s recordkeeping policies and procedures; and Employees can access, alter, and/or destroy documents without appropriate supervision.             The Firm has established policies and procedures to mitigate these risks. 34.3 Definitions In general, the Firm must maintain two types of books and records, “Business Records” and “Client Records”.   Business Records – records relating to its advisory business; and   Client Records – records relating to its client relationships. Client Records include Custody, Investment Supervisory, and Proxy Voting Records (each as defined below).   Custody Records – If and to the extent the Firm maintains “custody” of client securities or funds for certain client accounts, it must maintain certain records with respect to those accounts (“Custody Records”). 143

Rothschild & Co Asset Management US Inc. November 2019   Investment Supervisory Records – To the extent the Firm renders “investment supervisory services”11 to certain client accounts, it must maintain additional records with respect to those accounts (“Investment Supervisory Records”).   Proxy Voting Records – Since the Firm exercises proxy voting authority for certain client accounts, it must maintain certain records with respect to those accounts (“Proxy Voting Records”). 34.4 A. General Recordkeeping Requirements Business Records The Advisers Act and the Investment Company Act requires the Firm to maintain Business Records relating to its financial and business matters. Business Records include:   journal or journals (including cash receipts and disbursement records) forming the basis of entries in any ledger;   ledgers reflecting asset, liability, reserve, capital, income and expense accounts;   all check books, bank statements, cancelled checks and cash reconciliations of the Firm;   all bills or statements, paid or unpaid, relating to the Firm’s business;   all trial balances, financial statements, and internal working papers relating to the Firm’s business;   partnership articles, membership agreements and other documents, including minute books, relating to the establishment and ongoing activities of the Firm’s business; and   copies of the Firm’s compliance policies and procedures that are in effect, or at any time within the past six years were in effect, and records documenting the Firm’s annual review of its compliance policies and procedures. B. Client Records The Advisers Act and the Investment Company Act also requires the Firm to maintain Client Records relating to its advisory relationship with clients. Client Records include:   all written agreements between the Firm and any client;   trade tickets or other similar documents reflecting each order given by the Firm for the purchase or sale of any security, or any instruction received by the Firm from a client concerning the purchase, sale, receipt or delivery of a particular security (including any modification or cancellation of any such order or instruction), showing:   the terms and conditions of the order, instruction, modification or cancellation; 11 A registered adviser provides an “investment supervisory service” to a client if the advisor gives continuous advice as to the investment of funds on the basis of the client’s individual needs. 144

Rothschild & Co Asset Management US Inc. November 2019   the person connected with the Firm who recommended the transaction to the client and the person who placed the order;   the account for which the order was entered;   the date of entry;   the bank, broker or dealer by or through which the order was executed; and   whether the order was entered based on discretionary power;   originals of all written communications received and copies of all written communications sent by the Firm, including all electronic messages such as e-mail and instant messages, relating to:   any recommendation made or proposed to be made and any advice given or proposed to be given;   any receipt, disbursement or delivery of funds or securities; or   the placing or execution of any order to purchase or sell any security: provided, however: (i) that the Firm need not keep any unsolicited market letters and other similar communications of general public distribution not prepared by or for the Firm, and (ii) that, if the Firm sends any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than ten (10) persons, the Firm need not keep a record of the names and addresses of the persons to whom it was sent, except that if such notice, circular or advertisement is distributed to persons named on any list, the Firm must retain with a copy of the notice, circular or advertisement a memorandum describing the list and the source thereof. a list or record of all accounts in which the Firm is vested with any discretionary power, including powers of attorney and other evidence of discretionary power;     a copy of the Firm’s “Brochure” (i.e., Part 2A of the Firm’s Form ADV or the written document provided to clients in lieu of Part 2A of the Firm’s Form ADV) and any amendments given or sent to any client or prospective client, with the dates that the material was given, or offered to be given, to any client or prospective client (including a record of the annual delivery of the brochure by wrap-fee sponsors or third-party service providers to underlying clients);   copies of the disclosure documents delivered to clients by solicitors (e.g., persons engaged by the Firm to obtain new investment advisory clients) and all written acknowledgments of receipt of these documents;   copies of circulars or other publications that the Firm distributes to ten (10) or more persons (“Sales Literature”);   all accounts, books, internal working papers and any other records or documents that relate to the calculation of the performance or rate of return of any or all managed accounts or securities 145

Rothschild & Co Asset Management US Inc. November 2019 recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the Firm circulates or distributes, directly or indirectly, to ten (10) or more persons; provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy the requirements of this paragraph (such records, “Performance Information Records”);   a copy of the Firm’s Code of Ethics (the “Code”) that is currently in effect, or at any time within the past six (6) years was in effect;   records of any violations of the Code, and any actions taken as result of the violations;   records of all written acknowledgments of Access Persons (note that all of the Firm’s employees are “Access Persons”) of their receipt of the Code and any amendments thereto;   records of each report (e.g., holdings reports, quarterly transactions reports or equivalent information) made by an Access Person pursuant to the Code;   records of the names of persons who are currently, or within the past six years were, Access Persons;   a record of any decision, and the reasons supporting the decision, to approve the acquisition or sale of securities by Access Persons pursuant to the Code (e.g., pre-clearance forms);   a record of the names, titles and business and residence addresses of all “covered associates” of the investment adviser (as defined by Rule 206(4)-(5)).   a record of all government entities that were clients or investors in the past five years, but not prior to September 1, 2010; and   all direct or indirect contributions made by the adviser or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a political action committee. These records shall be maintained in chronological order and indicate the name and title of each contributor, the name and title of each recipient, the amount and date of each contribution, and whether the contribution was the subject of the exception for certain returned contributions. C. Custody Records To the extent the Firm maintains “custody” of client securities or funds for certain client accounts, the following records must be maintained with respect to those accounts:   a journal or other record showing all purchases, sales, receipts and deliveries of securities and all other debits and credits to client accounts; 146

Rothschild & Co Asset Management US Inc. November 2019   a separate ledger account for each client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits;   copies of confirmations of all transactions effected by or for the account of any client;   to the extent applicable, a copy of any internal control report obtained or received pursuant to §275. 206(4)-2(a)(6)(ii) of the Advisers Act;   a memorandum describing the basis upon which the Firm has determined that the presumption that any related person is not operationally independent under § 275.206(4)-2(d)(5) of the Advisers Act has been overcome; and   a record for each security in which any client has a position (including the name of the client, the amount and the location of the security). D. Investment Supervisory Records Investment Supervisory Records include:   records showing separately for each client the securities purchased and sold, and the date, amount and price of each such purchase or sale; and   for each security in which any client has a current position, the client, the type of interest and the amount of the client’s current position. E. Proxy Voting Records The Firm has entered into an agreement with Institutional Shareholder Services, Inc. (“ISS”) to provide the Firm with its analysis on proxies and to facilitate the electronic voting of proxies. For more information please see the Firm’s Proxy Voting Policies and Procedures. To the extent the Firm exercises proxy voting authority for certain client accounts, the Firm must maintain Proxy Voting Records for such accounts. Proxy Voting Records include:   copies of the Firm’s Proxy Voting Policies and Procedures, and any amendments thereto;   A copy of any document the Firm created that was material to making a decision how to vote proxies, or that memorializes that decision. (For votes that are inconsistent with the ISS's proxy voting polices, the Firm’s reason/rationale for such an inconsistent vote is required to be briefly documented and maintained.);   A copy of each written client request for information on how the Firm voted such client’s proxies, and a copy of any written response to any (written or oral) client request for information on how the Firm voted its proxies;   A copy of each proxy statement that the Firm or ISS receives regarding client securities (the Firm may rely on third parties or EDGAR); and   A record of each vote that the Firm casts. 147

Rothschild & Co Asset Management US Inc. November 2019 The Firm will maintain a record of items 1-3 above in its files. In accordance with its services contract with the Firm, ISS will maintain a record of items 4 and 5 above in its files. 34.5 A. Recordkeeping Retention Requirements Time Periods   Books and records must be maintained on a “current” basis. Whether particular books and records are current depends on the nature of the books and records. Primary records (e.g., invoices, logs, confirmations) must be maintained concurrently with the underlying transaction. Secondary records may be maintained as the needs of the Firm’s business require.   Generally, the required books and records must be maintained in an easily accessible place for a period of not less than six (6) years from the end of the fiscal year during which the last entry was made on such record, the most recent two (2) years in an appropriate office of the Firm.   Sales Literature and Performance Information Records must be maintained in an easily accessible place for a period of not less than six (6) years, the most recent two (2) years in an appropriate office of the Firm, from the end of the fiscal year during which the Firm published or otherwis e disseminated the notice, publication or communication. In the case of Performance Information Records, the Firm must maintain records of information supporting each year or period shown in the advertised performance. As a result, the Firm must maintain records for the entire period of the advertised performance plus an additional six (6) years.   Corporate articles and agreements relating to the establishment of the Firm’s business and minute books of the Firm must be maintained in the principal office of the Firm and preserved until at least three (3) years after termination of the Firm. B. Electronic Format The Firm may maintain and preserve its records on electronic storage media provided it maintains procedures to:   maintain and preserve the records (safeguarding against loss, alteration or destruction);   limit access to the records to properly authorized personnel and the SEC and its staff; and   reasonably ensure that reproduction of a non-electronic original is complete, true and legible when retrieved. C. Records Warehousing Records may be moved from Firm’s offices to an offsite storage facility when the records are no longer regularly needed and when any required on-site retention period has elapsed. The Director of Property and Corporate Services is responsible for overseeing any offsite storage of Firm’s records and must pre-approve any movement of records to an offsite storage facility. Additionally, the Chief Compliance Officer will evaluate Form ADV disclosure obligations regarding the use of an off-site books and records storage facility. In general, the Firm may maintain the following types of records at offsite storage facilities: 148

Rothschild & Co Asset Management US Inc. November 2019 D. Personal Electronic Document Hosting Services File hosting services allow one or more users to upload and download electronic files that are retained on cloud-based storage networks. File hosting services generally allow information to be accessed from many different computers, tablets, smart phones, and other devices. These services can pose risks to information security and client and investor privacy, and can also make it difficult for the Firm to satisfy its recordkeeping obligations. Employees are prohibited from using personal electronic file hosting services without pre-approval from the Chief Compliance Officer. Approval will only be granted if the Firm is able to resolve all applicable issues relating to information security, privacy, and record retention. E. Document Destruction Policy The Firm, as necessary and appropriate, may periodically destroy records, including records related to any U.S. Mutual Funds sub-advised by the Firm, that it is no longer required to retain under this policy or applicable law. Prior to such destruction, the person or persons responsible for the records’ retention will verify with their manager and the Chief Compliance Officer that the record or records are eligible for destruction. Prior to a record’s destruction, including records related to any U.S. Mutual Funds sub-advised by the Firm, the person or persons responsible for the record’s retention and the Firm’s Chief Compliance Officer must authorize the destruction of the record. This records destruction procedure will be suspended in the event the Firm’s management, including the Chief Compliance Officer, reasonably anticipates an SEC investigation or private arbitration or litigation. 149 Name and Address of Offsite Storage Facility Types of Records Stored at this Facility Iron Mountain, Moonachie, NJ Computer tape backups Cityside Archives, Edison, NJ Correspondence,tradereportsandother business related records

Rothschild & Co Asset Management US Inc. November 2019 35. Whistleblower Policies and Procedures 35.1 Statement of Policy The Firm strives to maintain an environment that encourages compliance with securities laws and the Firm’s policies and procedures as well as internal reporting possible violation thereof. Any employee or Access Person of the Firm who believes that a possible violation of securities law or violation of the Firm’s policies and procedures, including without limitation, the Compliance Manual and Code of Ethics, and the Firm’s operating, trading and portfolio management policies and procedures (referred to herein as “Misconduct”) has occurred, is ongoing, or is about to occur, is encouraged to immediately report the Misconduct in accordance with these procedures. The Firm has established these procedures to govern the receipt of, response to, and documentation of such reports. Additionally, employees are not prohibited from reporting possible violations of federal or state law or regulation to any governmental agency or entity including, but not limited to, the Department of Justice, the Securities and Exchange Commission, Congress, the Inspector General, and any agency or self-regulatory organization, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Employees do not need the prior authorization of the Firm to make any such reports or disclosures, and is not required to notify the Firm that they have made such reports or disclosures. 35.2 No Retaliatory Action The Firm may not intimidate, threaten, coerce, discriminate against or take any retaliatory action against any employee or Access Person because of disclosure of Misconduct pursuant to these procedures. 35.3 Procedures Making a Report Any employee or Access Person who believes that possible Misconduct by one or more employees, Access Persons or other representatives of the Firm has occurred, is ongoing or is about to occur, is encouraged to immediately bring the concern to the attention of the Chief Compliance Officer and/or any member of the Firm’s Compliance team (each, a “Contact Person”). A report of possible Misconduct (each, a “Report”) may be made orally or in writing. Addressing a Report Upon receiving a Report, the Chief Compliance Officer will review the information and consider all appropriate actions to address the Report, which may include involving internal and outside counsel, accounting firms, governmental and regulatory authorities, law enforcement, other personnel and third parties. The Chief Compliance Officer will determine, in their discretion and in consultation with the General Counsel of R&CoNA and/or outside legal counsel, whether or not it is appropriate to investigate the issues raised in the Report and, if so, the course of any investigation. 150

Rothschild & Co Asset Management US Inc. November 2019 Documenting a Report The Chief Compliance Officer will maintain a record of each Report and the actions taken by the Firm in response to the Report. Such documentation will be maintained in accordance with the Firm’s Books and Records Policies and Procedures. 35.4 Misconduct Involving Chief Compliance Officer If the Misconduct involves the Chief Compliance Officer, a Report may be made solely to the senior management not involved in the Misconduct. The person who receives the Report will work with other senior management to address and document the Report. 151

Appendices

A. CFA Code of Ethics and Standards of Professional Conduct PREAMBLE The CFA Institute Code of Ethics and Standards of Professional Conduct are fundamental to the values of CFA Institute and essential to achieving its mission to lead the investment profession globally by promoting the highest standards of ethics, education, and professional excellence for the ultimate benefit of society. High ethical standards are critical to maintaining the public’s trust in financial markets and in the investment profession. Since their creation in the 1960s, the Code and Standards have promoted the integrity of CFA Institute members and served as a model for measuring the ethics of investment professionals globally, regardless of job function, cultural differences, or local laws and regulations. All CFA Institute members (including holders of the Chartered Financial Analyst® [CFA®] designation) and CFA candidates must abide by the Code and Standards and are encouraged to notify their employer of this responsibility. Violations may result in disciplinary sanctions by CFA Institute. Sanctions can include revocation of membership, revocation of candidacy in the CFA Program, and revocation of the right to use the CFA designation. THE CODE OF ETHICS Members of CFA Institute (including CFA charterholders) and candidates for the CFA designation (“Members and Candidates”) must: Act with integrity, competence, diligence, respect and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets.   Place the integrity of the investment profession and the interests of clients above their own personal interests. Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities. Practice and encourage others to practice in a professional and ethical manner that will reflect credit on themselves and the profession. Promote the integrity and viability of the global capital markets for the ultimate benefit of society. Maintain and improve their professional competence and strive to maintain and improve the competence of other investment professionals.         STANDARDS OF PROFESSIONAL CONDUCT 1. PROFESSIONALISM a. Knowledge of the Law. Members and Candidates must under-stand and comply with all applicable laws, rules, and regulations (including the CFA Institute Code of Ethics and Standards of Professional Conduct) of any government, regulatory organization, licensing agency, or professional association governing their professional activities. In the event of conflict, Members and Candidates must comply with the more strict law, rule, or regulation. 153

Members and Candidates must not knowingly participate or assist in and must dissociate from any violation of such laws, rules, or regulations. Independence and Objectivity. Members and Candidates must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Members and Candidates must not offer, solicit, or accept any gift, benefit, compensation, or consideration that reasonably could be expected to compromise their own or another’s independence and objectivity. Misrepresentation. Members and Candidates must not knowingly make any misrepresentations relating to investment analysis, recommendations, actions, or other professional activities. Misconduct. Members and Candidates must not engage in any professional conduct involving dishonesty, fraud, or deceit or commit any act that reflects adversely on their professional reputation, integrity, or competence. b. c. d. 2. INTEGRITY OF CAPITAL MARKETS a. Material Nonpublic Information. Members and Candidates who possess material nonpublic information that could affect the value of an investment must not act or cause others to act on the information. b. Market Manipulation. Members and Candidates must not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants. DUTIES TO CLIENTS 3. a. Loyalty, Prudence, and Care. Members and Candidates have a duty of loyalty to their clients and must act with reasonable care and exercise prudent judgment. Members and Candidates must act for the benefit of their clients and place their clients’ interests before their employer’s or their own interests. Fair Dealing. Members and Candidates must deal fairly and objectively with all clients when providing investment analysis, making investment recommendations, taking investment action, or engaging in other professional activities. Suitability b. c. i. When Members and Candidates are in an advisory relationship with a client, they must: a. Make a reasonable inquiry into a client’s or prospective client’s investment experience, risk and return objectives, and financial constraints prior to making any investment recommendation or taking investment action and must reassess and update this information regularly. Determine that an investment is suitable to the client’s financial situation and consistent with the client’s written objectives, mandates, and constraints before making an investment recommendation or taking investment action. Judge the suitability of investments in the context of the client’s total portfolio. b. c. ii. When Members and Candidates are responsible for managing a portfolio to a specific mandate, strategy, or style, they must make only investment recommendations or take only investment actions that are consistent with the stated objectives and constraints of the portfolio. 154

d. Performance Presentation. When communicating investment performance information, Members and Candidates must make reasonable efforts to ensure that it is fair, accurate, and complete. e. Preservation of Confidentiality. Members and Candidates must keep information about current, former, and prospective clients confidential unless: i. ii. iii. The information concerns illegal activities on the part of the client or prospective client, Disclosure is required by law, or The client or prospective client permits disclosure of the information. 4. DUTIES TO EMPLOYERS a. Loyalty. In matters related to their employment, Members and Candidates must act for the benefit of their employer and not deprive their employer of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to their employer. Additional Compensation Arrangements. Members and Candi-dates must not accept gifts, benefits, compensation, or consideration that competes with or might reasonably be expected to create a conflict of interest with their employer’s interest unless they obtain written consent from all parties involved. Responsibilities of Supervisors. Members and Candidates must make reasonable efforts to ensure that anyone subject to their supervision or authority complies with applicable laws, rules, regulations, and the Code and Standards. b. c. 5. INVESTMENT ANALYSIS, RECOMMENDATIONS, AND ACTIONS a. Diligence and Reasonable Basis. Members and Candidates must: i.Exercise diligence, independence, and thoroughness in analyzing investments, making investment recommendations, and taking investment actions. ii.Have a reasonable and adequate basis, supported by appropriate research and investigation, for any investment analysis, recommendation, or action. Communication with Clients and Prospective Clients. Members and Candidates must: b. i. Disclose to clients and prospective clients the basic format and general principles of the investment processes they use to analyze investments, select securities, and construct portfolios and must promptly disclose any changes that might materially affect those processes. Disclose to clients and prospective clients significant limitations and risks associated with the investment process. Use reasonable judgment in identifying which factors are important to their investment analyses, recommendations, or actions and include those factors in communications with clients and prospective clients. Distinguish between fact and opinion in the presentation of investment analysis and recommendations. ii. iii. iv. c. Record Retention. Members and Candidates must develop and maintain appropriate records to support their investment anal-yses, recommendations, actions, and other investment-related communications with clients and prospective clients. 155

d. Record Retention. Members and Candidates must develop and maintain appropriate records to support their investment analyses, recommendations, actions, and other investment-related communications with clients and prospective clients. CONFLICTS OF INTEREST 6. a. Disclosure of Conflicts. Members and Candidates must make full and fair disclosure of all matters that could reasonably be expected to impair their independence and objectivity or interfere with respective duties to their clients, prospective clients, and employer. Members and Candidates must ensure that such disclosures are prominent, are delivered in plain language, and communicate the relevant information effectively. Priority of Transactions. Investment transactions for clients and employers must have priority over investment transactions in which a Member or Candidate is the beneficial owner. Referral Fees. Members and Candidates must disclose to their employer, clients, and prospective clients, as appropriate, any compensation, consideration, or benefit received from or paid to others for the recommendation of products or services. b. c. 7. RESPONSIBILITIES AS A CFA INSTITUTE MEMBER OR CFA CANDIDATE a. Conduct as Participants in CFA Institute Programs. Members and Candidates must not engage in any conduct that compromises the reputation or integrity of CFA Institute or the CFA designation or the integrity, validity, or security of the CFA Institute programs. Reference to CFA Institute, the CFA Designation, and the CFA Program. When referring to CFA Institute, CFA Institute membership, the CFA designation, or candidacy in the CFA Program, Members and Candidates must not misrepresent or exaggerate the meaning or implications of membership in CFA Institute, holding the CFA designation, or candidacy in the CFA program. b. 156